Exhibit 10








                                CREDIT AGREEMENT

                          dated as of February 26, 2002

                                  by and among

                                 C-COR.NET CORP.
                 (formerly known as C-Cor Electronics, Inc.) and
                          BROADBAND CAPITAL CORPORATION
                                  as Borrowers

                                       and

                          CITIZENS BANK OF PENNSYLVANIA

                                Table of Contents


Article I - Definitions; Construction.........................................1

         1.01.  Certain Definitions...........................................1

         1.02.  Construction.................................................11

         1.03.  Accounting Principles........................................11

Article II - The Credits.....................................................13

         2.01.  Revolving Credit Loans.......................................13

         2.02.  Interest Rates...............................................14

         2.03.  Payments and Prepayments.....................................16

         2.04.  Conversion or Renewal of Interest Rate Options; Prime Rate
                Fallback.....................................................16

         2.05.  Interest Payment Dates.......................................18

         2.06.  Pro Rata Treatment and Payments..............................18

         2.07.  Additional Compensation in Certain Circumstances.............18

         2.08.  Funding by Branch, Subsidiary or Affiliate...................21

         2.09.  Taxes........................................................22

         2.10.  Payments Under Loan Documents................................22

Article III - The Letters of Credit..........................................23

         3.01.  Letter of Credit Subfacility.................................23

         3.02  Procedure for Issuance and Amendment of Letters of Credit.....24

         3.03  Letter of Credit Drawings and Reimbursements..................24

         3.04  Obligations Absolute..........................................24

         3.05  Further Assurances............................................25

         3.06    Cash Collateral for Letters of Credit.......................25

Article IV - Representations And Warranties..................................26

         4.01.  Organization and Qualification...............................26

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         4.02.  Authority and Authorization..................................26

         4.03.  Execution and Binding Effect.................................26

         4.04.  Authorizations and Filings...................................26

         4.05.  Absence of Conflicts.........................................27

         4.06.  Financial Statements.........................................27

         4.07.  No Event of Default; Compliance with Instruments.............27

         4.08.  Litigation...................................................27

         4.09.  Subsidiaries.................................................28

         4.10.  Pension-Related Matters......................................28

         4.11.  Title to Property............................................28

         4.12.  Contracts....................................................29

         4.13.  Taxes........................................................29

         4.14.  Financial Accounting Practices...............................29

         4.15.  Power To Carry On Business...................................30

         4.16.  No Material Adverse Change...................................30

         4.17.  Regulation U.................................................30

         4.18.  Compliance with Laws.........................................30

         4.19.  Patents, Licenses, Franchises................................30

         4.20.  Ownership and Control........................................31

         4.21.  Accurate and Complete Disclosure.............................31

         4.22.  Investment Company...........................................31

         4.23.  Public Utility Holding Company...............................31

         4.24.  Business.....................................................31

         4.25.  Proceeds.....................................................31

         4.26.  Regulation O.................................................31

         4.27.  Burdensome Obligations.......................................32

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         4.28.  Insurance....................................................32

         4.29.  Hazardous Materials..........................................32

         4.30.  Solvency.....................................................32

Article V - Conditions Precedent.............................................32

         5.01.  Closing Date Conditions......................................32

         5.02.  Conditions to Loans and to Letters of Credit.................35

Article VI - Affirmative Covenants...........................................35

         6.01.  Reporting and Information Requirements.......................35

         6.02.  Preservation of Existence and Franchises.....................40

         6.03.  Insurance....................................................40

         6.04.  Maintenance of Properties....................................40

         6.05.  Payment of Taxes and Other Potential Charges and Priority
                Claims; Payment of Other Current Liabilities.................41

         6.06.  Financial Accounting Practices...............................41

         6.07.  Compliance with Laws.........................................41

         6.08.  Use of Proceeds..............................................42

         6.09.  Government Authorizations, etc...............................42

         6.10.  Contracts....................................................42

         6.11.  Environmental Matters........................................42

         6.12  Matters Concerning Acquisitions, Mergers and Investments......43

Article VII - Negative Covenants.............................................43

         7.01.  Financial Covenants..........................................43

         7.02.  Liens........................................................43

         7.03.  Indebtedness.................................................44

         7.04.  Guarantees and Similar Liabilities...........................45

         7.05.  Loans and Investments........................................45

         7.06.  Distributions to Shareholders................................46

         7.07.  Sale-Leasebacks..............................................46

         7.08.  Acquisitions; Mergers, Etc...................................46

         7.09.  Dispositions of Assets.......................................47

         7.10.  Transactions with Affiliates.................................47

         7.11.  Continuation of or Change in Business........................47

         7.12.  Regulation U.................................................47

         7.13.  State of Organization........................................48

Article VIII - Defaults......................................................48

         8.01.  Events of Default............................................48

         8.02.  Consequences of an Event of Default..........................51

         8.03.  Set-Off......................................................51

Article IX - Miscellaneous...................................................51

         9.01.  Holidays.....................................................51

         9.02.  Records......................................................52

         9.03.  Amendments or Waivers........................................52

         9.04.  No Implied Waiver; Cumulative Remedies.......................52

         9.05.  Notices......................................................52

         9.06.  Expenses; Taxes; Attorneys' Fees.............................52

         9.07.  Severability.................................................53

         9.08.  Governing Law................................................53

         9.09.  Prior Understandings.........................................54

         9.10.  Duration; Survival...........................................54

         9.11.  Counterparts.................................................54

         9.12.  Successors and Assigns; Participations; Assignments..........54

         9.13.  Personal Liability of Officers...............................54

         9.14.  Confession of Judgment.......................................54

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         9.15.  Additional Legal Matters.....................................55


EXHIBITS
         Exhibit A                 Form of Revolving Credit Note
         Exhibit B                 Form of Standard Notice (Borrowing)
         Exhibit C                 Form of Standard Notice (Prepayment)
         Exhibit D                 Form of Standard Notice (Conversion/Renewal)
         Exhibit E                 Form of Guaranty
         Exhibit F                 Form of Officer's Compliance Certificate
         Exhibit G                 Form of Opinion Letter


  SCHEDULES
         Schedule 4.01             Organization and Qualification
         Schedule 4.04             Authorizations and Filings
         Schedule 4.05             Absence of Conflicts
         Schedule 4.06             Financial Statements
         Schedule 4.08             Litigation
         Schedule 4.09             Subsidiaries
         Schedule 4.10             Pension-Related Matters
         Schedule 4.11             Title to Property
         Schedule 4.12             Contracts
         Schedule 4.18             Compliance with Laws
         Schedule 4.19             Patents, Licenses, Franchises
         Schedule 4.20             Ownership and Control
         Schedule 4.24             Business
         Schedule 4.26             Partnerships and Other Affiliated Entities
         Schedule 4.29             Insurance
         Schedule 4.30             Hazardous Materials
         Schedule 7.02             Liens
         Schedule 7.03             Indebtedness
         Schedule 7.04             Guarantees and Contingent Liabilities
         Schedule 7.05             Loans and Investments

                                CREDIT AGREEMENT
                                ----------------

                  THIS CREDIT AGREEMENT, dated as of February 26, 2002, by and among C-COR.NET CORP., f/k/a C-Cor Electronics, Inc., a Pennsylvania corporation ("C-Cor"), BROADBAND CAPITAL CORPORATION, a Delaware corporation ("Broadband" and together with C-Cor, the "Borrowers"), and CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania state-chartered bank (the "Bank").

                                    Recitals:
                                    ---------
                  WHEREAS, the Borrowers and Mellon Bank, N.A., as agent ("Mellon") are parties to that certain Credit Agreement dated as of August 9, 1999 (the "Existing Credit Agreement") pursuant to which certain credit facilities were made available to the Borrowers (the "Existing Loans");

                  WHEREAS, the Borrowers have requested the Bank to enter into this Agreement to refinance the Existing Loans and to extend credit as provided for herein; and

                  WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Bank is willing to extend credit to the Borrowers and the Bank is willing to issue Letters of Credit;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:


                                    Article I
                                   -----------
                            Definitions; Construction
                            -------------------------

                  1.01. Certain Definitions. In addition to other words and
                  -------------------------
terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively:

                  "Affiliate" of a Person shall mean any Person which directly or indirectly controls, or is controlled by, or is under common control with, such Person, any Person which owns beneficially or of record 5% or more of any class of capital stock of such Person or a Subsidiary of such Person or of which 5% or more of any class of capital stock (or in the case of a Person that is not a corporation, 5% or more of the equity interest) is owned beneficially or of record by such Person or a Subsidiary of such Person, and for each individual who is an Affiliate within the meaning of the foregoing, any other individual related to such Affiliate by consanguinity within the third degree or in a step or adoptive relationship within such third degree or related by affinity with such Affiliate or any such individual, and any Person directly or indirectly controlled by any of the foregoing. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Affiliated Entity" shall mean any Person as to which the Borrowers (i) are or have agreed or otherwise have a duty to become a general partner of such Person or are otherwise generally liable for or on account of the liabilities, acts or omissions of such Person, (ii) have agreed or otherwise have a duty to acquire securities or other interests in or to make capital contributions, loans or other investments to or on account of such Person, or
(iii) have an interest in such Person or have or may have a liability to or on account of such Person that, in any case described in this clause (iii), would reasonably be expected to be material to the business, operations, condition, financial or otherwise, or prospects of the Borrowers or to the Borrowers' ability to perform its obligations under this Agreement, the Notes or any Loan Document, or an Affiliated Entity of any such Person.

                  "Agreement" shall mean this Credit Agreement, as the same may be amended, modified or supplemented from time to time.

                  "Applicable Margin" shall have the meaning assigned to that term in Section 2.02(a).

                  "Bank" shall have the meaning assigned to that term in the first paragraph of this Agreement.

                  "Base Rate Option" shall have the meaning assigned to that term in Section 2.02(a).

                  "Base Rate Portion" of any Set of Loans shall mean at any time the portion, including the whole, of such Set of Loans bearing interest at such time under the Base Rate Option or under Section 2.02(f). If no Set of Loans is specified, "Base Rate Portion" shall refer to the Base Rate Portion of all Loans outstanding at such time.

                  "Borrowers" shall mean, collectively, C-COR.net Corp., f/k/a C-Cor Electronics, Inc., a Pennsylvania corporation, and Broadband Capital Corporation, a Delaware corporation, and "Borrower" shall mean either one of the Borrowers, individually.

                  "Business Day" shall mean

                  (a) any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in the Commonwealth of Pennsylvania or Philadelphia, Pennsylvania;

                  (b) when such term is used to describe a day on which a borrowing, payment, prepaying, or repaying is to be made in respect of any LIBOR Rate Portion of any Set of Loans, any day which is: (i) neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in New York City; and
         (ii) a London Banking Day; and

                  (c) when such term is used to describe a day on which an interest rate determination is to be made in respect of any LIBOR Rate Portion of any Set of Loans, any day which is a London Banking Day.

                  "Capitalized Lease" shall mean at any time any lease which is required to be capitalized on the balance sheet of the lessee at such time, and "Capitalized Lease Obligation" of the Borrowers and their consolidated Subsidiaries at any time shall mean the aggregate amount which is required to be reported as a liability on the Borrowers' consolidated balance sheet at such time as lessee under a Capitalized Lease.

                  "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Information System List, as the same may be amended from time to time.

                  "Change of Control" shall mean the occurrence of any of the following: (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended), other than any employee benefit plan or plans (within the meaning of Section 3(3) of ERISA), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 25% or more in voting power of the outstanding voting stock of the Borrowers, or (ii) during any period of twelve (12) consecutive calendar months, individuals who were directors of a Borrower on the first day of such period shall cease to constitute a majority of the board of directors of such Borrower other than because of the replacement as a result of death or disability of one or more such directors.

                  "Closing Date" shall mean February 26, 2002.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Commitment" shall mean the Revolving Credit Commitment (including as subfacilities the Letter of Credit Commitment), and "Commitments" shall mean all such Commitments, collectively.

                  "Committed Amount" shall mean the Revolving Credit Committed Amount (which includes the Letter of Credit Limit).

                  "Controlled Group Member" means each trade or business (whether or not incorporated) which together with the Borrowers is treated as a single employer under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or
(o) of the Code.

                  "Corresponding Source of Funds" shall mean, in the case of any Funding Segment of any LIBOR Rate Portion, the proceeds of hypothetical receipts by a Notional LIBOR Rate Funding Office or by a Bank through a Notional LIBOR Rate Funding Office of one or more Dollar deposits in the interbank Eurodollar market at the beginning of the Interest Period corresponding to such Funding Segment, having maturities approximately equal to such Interest Period and in an aggregate amount approximately equal to such Funding Segment.

                  "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "Event of Default" shall mean any of the Events of Default described in Section 8.01 hereof.

                  "Existing Credit Agreement" shall have the meaning assigned to that term in the Recitals Section hereof.

                  "Existing Loans" shall have the meaning assigned to that term in the Recital Section hereof.

                  "Fed Funds Rate" for any day is the rate per annum (rounded upward to the nearest 1/100 of 1%) determined by the Bank (which determination shall be conclusive) to be the rate per annum announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                  "Funding Segment" of the LIBOR Rate Portion, at any time shall mean the entire principal amount of such Portion to which at such time there is applicable a particular Interest Period beginning on a particular day and ending on another particular day.

                  "GAAP" shall mean generally accepted accounting principles, as such principles shall be in effect at the Relevant Date, subject to Section 1.03 hereof.

                  "Guarantor" shall mean each entity that executes and delivers a Guaranty.

                  "Guaranty" shall have the meaning assigned to such term in
Section 5.01(b) hereof.

                  "Hazardous Substances" shall mean hazardous wastes, hazardous substances, hazardous materials, toxic substances, hazardous air pollutants or toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., and the Clean Water Act, 33 U.S.C. Section 1251 et seq., or in any regulations promulgated pursuant thereto or in any other applicable state, federal or local Law.

                  "Hedging Contracts" shall mean, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, or any other agreements or arrangements entered into between the Borrowers and the Bank and designed to protect the Borrower against fluctuations in interest rates or currency exchange rates.

                  "Hedging Obligations" means, with respect to the Borrowers, all liabilities of the Borrowers to the Bank under Hedging Contracts.

                  "Income Tax Expense" for any period shall mean the charges against income of the Borrowers and their Subsidiaries for federal, state, local and foreign income taxes for such period, determined on a consolidated basis in accordance with GAAP.

                  "Indebtedness" of the Borrowers and their consolidated Subsidiaries shall mean:

                  (a) all indebtedness or liability for or on account of money borrowed by, or for or on account of deposits with or advances to, the Borrowers and their consolidated Subsidiaries;

                  (b) all obligations of the Borrowers and their consolidated Subsidiaries which obligations are evidenced by bonds, debentures, notes or similar instruments;

                  (c) all indebtedness or liability for or on account of property or services purchased or acquired by the Borrowers and their consolidated Subsidiaries;

                  (d) any amount secured by a Lien on property owned by the Borrowers and their consolidated Subsidiaries (whether or not assumed) and Capitalized Lease Obligations of the Borrowers and their consolidated Subsidiaries (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property);

                  (e) the face amount of all letters of credit issued for the account of the Borrowers and their consolidated Subsidiaries and, without duplication, the unreimbursed amount of all drafts drawn thereunder;

                  (f) obligations (in the nature of principal or interest) of the Borrowers and their consolidated Subsidiaries in respect of acceptances or similar obligations issued or created for the account of the Borrowers and their consolidated Subsidiaries; and

                  (g) the aggregate amount which is required to be reported as a liability on the balance sheet of the Borrowers and their consolidated Subsidiaries under a product financing or similar arrangement pursuant to paragraph 8 of FASB Statement of Financial Accounting Standards No. 49 or any similar requirement of GAAP.

                  "Indirect Guarantee" shall mean any liability of any Borrower or a consolidated Subsidiary upon, or with respect to, any obligation or liability of any other Person, including but not limited to an agreement, contingent or otherwise:

                  (a) to reimburse banks, surety companies and other Persons in respect of drawings and other payments under letters of credit, guarantees, surety bonds and similar documents opened or issued by such other Persons for the account of any Borrower or a consolidated Subsidiary;

                  (b) to purchase an obligation or assume a liability of such Person or to supply funds for the payment or purchase of such obligation or satisfaction of such liability;

                  (c) to make any loan, advance, capital contribution or other investment in, or to purchase any property, services or securities from, such Person so as to enable such Person to meet a minimum equity, net worth, working capital or other financial condition or to enable such Person to satisfy any obligation or liability or pay any dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in such Person;

                  (d) to purchase, sell or lease (as lessee or lessor) property or assets or to purchase or sell services (i) primarily for the purpose of enabling such Person to satisfy such obligation or liability or of assuring the owner of such Indebtedness or liability against loss, or
         (ii) regardless of the nondelivery of such property or assets or the failure to furnish such services, or (iii) in a transaction otherwise having the characteristics of a take-or-pay or through put contract or as described in paragraph 6 of FASB Statement of Financial Accounting Standards No. 47; or

                  (e) which is substantially equivalent in economic effect to any of the foregoing or otherwise substantially equivalent in economic effect to an assumption, guarantee, endorsement or other direct or contingent liability upon or with respect to any obligation or liability of such Person.

                  "Initial Revolving Credit Committed Amount" shall mean $7,500,000.

                  "Interest Expense" for any period shall mean the amount of cash interest (including any penalties for late payment) paid by any Borrower or its consolidated Subsidiaries on Indebtedness during such period, determined in accordance with GAAP.

                  "Interest Payment Date" means relative to any LIBOR Rate Loan, having an Interest Period of three months or less, the last Business Day of such Interest Period, and as to any LIBOR Rate Loan having an Interest Period longer than three months, each Business Day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

                  "Interest Period" means:

                           relative to any LIBOR Rate Loan

                           (i) initially, the period beginning on (and
                  including) the date on which such LIBOR Rate Loan is made or continued as, or converted into, a LIBOR Rate Loan pursuant to
                  Section 2.02 and ending on (but excluding) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as the Borrower may select in its notice pursuant to
                  Section 2.01(d); and

                           (ii) thereafter, each period commencing on the last
                  day of the next preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrowers by irrevocable notice to the Bank not less than two Business Days prior to the last day of the then current Interest Period with respect thereto;

                           provided, however, that

                           (a) the Borrowers shall not be permitted to select
                               Interest Periods to be in effect at any one time which have expiration dates occurring on more than eight different dates;

                           (b) Interest periods commencing on the same date for
                               LIBOR Rate Loans comprising part of the same advance under this agreement shall be of the same duration;

                           (c) Interest Periods for LIBOR Rate Loans in
                               connection with which Borrowers have or may incur Hedging Obligations with the Bank shall be of the same duration as the relevant periods set under the applicable Hedging Contracts;

                           (d) if such Interest Period would otherwise end on a
                               day which is not a Business Day, such Interest Period shall end on the next following Business Day unless such day falls in the next calendar month, in which case such Interest period shall end on the first preceding Business Day; and

                           (e) no Interest Period may end later than the
                               Revolving Credit Expiration Date.

                   "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

                  "Letter of Credit Application" shall have the meaning given in
Section 3.02(a).

                  "Letter of Credit Collateral Account" shall have the meaning given that term in Section 3.07.

                  "Letter of Credit Commitment" shall have the meaning given that term in Section 3.01(a).

                  "Letter of Credit Expiration Date" for any Letter of Credit shall mean the date set forth in the Letter of Credit Application for such Letter of Credit, but in no event shall the Letter of Credit Expiration Date for any Letter of Credit extend beyond the date which is one year from the issuance of such Letter of Credit.

                  "Letter of Credit Exposure" of the Bank at any time shall mean the sum of (a) the aggregate Letter of Credit Unreimbursed Draws and (b) the aggregate Letter of Credit Undrawn Availability.

                  "Letter of Credit Fee" shall have the meaning given that term in Section 3.01(d).

                  "Letter of Credit Limit " shall mean $5,000,000.

                  "Letter of Credit Reimbursement Obligation" with respect to a Letter of Credit means the obligation of the Borrowers to reimburse the Bank for Letter of Credit Unreimbursed Draws, together with interest thereon.

                  "Letter of Credit Undrawn Availability" with respect to a Letter of Credit issued by the Bank at any time shall mean the maximum amount available to be drawn under such Letter of Credit at such time or thereafter, regardless of the existence or satisfaction of any conditions or limitations on drawing.

                  "Letter of Credit Unreimbursed Draws" with respect to a Letter of Credit issued by the Bank at any time shall mean the aggregate amount at such time of all payments made by the Bank under such Letter of Credit, to the extent not repaid by the Borrowers.

                  "Letters of Credit" shall have the meaning assigned to that term in Section 3.01(a), and "Letter of Credit" shall mean any one of them.

                  "LIBOR Lending Rate" shall mean, relative to any LIBOR Rate Loan to be made, continued or maintained as, or converted into, a LIBOR Rate Loan for any Interest Period, a rate per annum determined pursuant to the following formula:

                  LIBOR Lending Rate     =            LIBOR Rate
                                                      ----------
                                        (1.00 - LIBOR Reserve Percentage)

                  "LIBOR Rate" shall mean relative to any Interest Period for LIBOR Rate Loans, the offered rate for deposits of U.S. Dollars in an amount approximately equal to the amount of the requested LIBOR Rate Loan for a term coextensive with the designated Interest Period which the British Bankers' Association fixes as its LIBOR rate and which appears on the Telerate Page 3750 as of 11:00 a.m. London time on the day which is two London Banking Days prior to the beginning of such Interest Period.

                  "LIBOR Rate Loan" shall mean any Loan or Set of Loans bearing interest at such time under the LIBOR Rate Option or at a rate calculated by reference to the LIBOR Lending Rate under Section 2.03(a).

                  "LIBOR Rate Loan Prepayment Fee" shall have the meaning given that term in Section 2.07.

                  "LIBOR Rate Option" shall have the meaning assigned to that term in Section 2.02(a) hereof.

                  "LIBOR Rate Portion" shall mean at any time the part, including the whole, of any Set of Loans bearing interest at such time under the LIBOR Rate Option or at a rate calculated by reference to the LIBOR Lending Rate under Section 2.02(a). If no Set of Loans is specified, "LIBOR Rate Portion" shall refer to the LIBOR Rate Portion of all Loans outstanding at such time.

                  "LIBOR Rate Reserve Percentage" shall have the meaning assigned to that term in Section 2.02(a) hereof.

                  "LIBOR Reserve Percentage" shall mean, relative to any day of any Interest Period for LIBOR Rate Loans, the maximum aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) under any regulations of the Board of Governors of the Federal Reserve System (the "Board") or other governmental authority having jurisdiction with respect thereto as issued from time to time and then applicable to assets or liabilities consisting of "Eurocurrency Liabilities", as currently defined in Regulation D of the Board, having a term approximately equal or comparable to such Interest Period.

                  "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                  "Loan" shall mean any loan made by the Bank to the Borrowers under this Agreement, and "Loans" shall mean all Loans made by the Bank under this Agreement.

                  "Loan Documents" shall mean collectively any and all instruments and documents delivered by or on behalf of the Borrowers in connection with or otherwise related to this Agreement, the Note, the Letters of Credit, any Guaranty, and all other agreements and instruments extending, renewing, refinancing or refunding any indebtedness, obligation or liability arising under any of the foregoing, in each case as the same may be amended, modified or supplemented from time to time hereafter.

                  "London Banking Day" shall mean a day on which dealings in U.S. Dollar deposits are transacted in the London interbank market.

                  "Material Adverse Effect" shall mean: (a) a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of the Borrowers, (b) a material adverse effect on the ability of the Borrowers to perform or comply with any of the terms and conditions of any Loan Document, or (c) an adverse effect on the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document, or the ability of the Bank to enforce any rights or remedies under or in connection with any Loan Document.

                  "Minority Investment" or "Minority Investments" shall have the meanings assigned to such terms in Section 7.08 hereof.

                  "Multiemployer Plan" means any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which a Borrower or any Controlled Group Member has or had an obligation to contribute.

                  "Net Income" for any period shall mean the net earning (or loss) after taxes of the Borrowers and their consolidated Subsidiaries, exclusive of extraordinary items, for such period, determined in accordance with GAAP.

                  "Net Worth" shall mean the value of all assets of the Borrowers and their Consolidated Subsidiaries minus the aggregate amount of all liabilities of the Borrowers and their Consolidated Subsidiaries, all calculated in accordance with GAAP.

                  "Note" shall mean the Revolving Credit Note of the Borrowers, executed and delivered under this Agreement, together with all extensions, renewals, refinancings or refundings thereof in whole or in part.

                  "Notional LIBOR Rate Funding Office" shall have the meaning given to that term in Section 2.08(a).

                  "Office," when used in connection with the Bank, shall mean its office located at 2 North Second Street, 12th Floor, Harrisburg, PA 17108-1010, or such other office or offices of the Bank or any branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Bank to the Borrowers.

                  "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator in each case whether foreign or domestic.

                  "Option" shall mean the Base Rate Option or the LIBOR Rate Option, as the case may be.

                  "Participants" shall have the meaning assigned to that term in
Section 10.12(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

                  "Permitted Indebtedness" shall have the meaning assigned to that term in Section 7.03 hereof.

                  "Permitted Liens" shall have the meaning assigned to that term in Section 7.02 hereof.

                  "Person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), governmental authority or agency, or any other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) to which Section 4021 of ERISA applies and (i) which is maintained for employees of a Borrower or any Controlled Group Member with respect to said employees' employment with a Borrower or Controlled Group Member; or (ii) to which a Borrower or any Controlled Group Member made, or was required to make, contributions at any time within the preceding five (5) years.

                  "Portion" shall mean the Base Rate Portion or the LIBOR Rate Portion, as the case may be.

                  "Potential Default" shall mean any event or condition which with notice, passage of time, a determination by the Bank, or any combination of the foregoing, would constitute an Event of Default.

                  "Prime Rate," as used herein, shall mean the interest rate per annum announced from time to time by the Bank as its prime rate (computed on the basis of a year of 365 or 366 days as the case may be) such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate.

                  "Relevant Date" shall mean the date a relevant computation or determination is to be made or the date of relevant financial statements.

                  "Reportable Event" means (i) a reportable event described in
Section 4043 of ERISA and regulations thereunder, (ii) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, (iii) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4068(f) of ERISA or (iv) a failure to make a required installment or other payment with respect to a Plan when due in accordance with Section 412 of the Code or Section 302 of ERISA which causes the total unpaid balance of missed installments and payments (including unpaid interest) to exceed $750,000.

                  "Revolving Credit Commitment" shall have the meaning assigned to that term in Section 2.01(a).

                  "Revolving Credit Committed Amount" shall mean $7,500,000.

                  "Revolving Credit Exposure" of the Bank at any time shall mean the sum at such time of the outstanding principal amount of the Bank's Revolving Credit Loans plus the aggregate Letter of Credit Exposure of the Bank.

                  "Revolving Credit Expiration Date" shall mean June 30, 2002.

                  "Revolving Credit Loans" shall have the meaning assigned to that term in Section 2.01(a).

                   "Revolving Credit Notes" shall mean the promissory note of the Borrowers executed and delivered under Section 2.01(c), any promissory note issued in substitution therefor pursuant to Section 2.08(b), together with all extensions, renewals, refinancings or refundings thereof in whole or in part.

                  "Set of Loans" shall mean all Revolving Credit Loans the interest rate Option applicable to which is converted from, converted to or renewed at the same time.

                  "Site Assessment" shall have the meaning set forth in Section 6.01(n).

                  "Site Reviewers" shall mean such Persons as the Bank may designate pursuant to Section 6.01(n).

                  "Standard Notice" shall mean an irrevocable notice provided to the Bank on a Business Day which is

                  (i) at least one Business Day in advance in the case of selection of, conversion to or renewal of the Base Rate Option or prepayment of any Base Rate Portion; and

                  (ii) at least three London Banking Days in advance in the case of selection of, conversion to or renewal of the LIBOR Rate Option or prepayment of any LIBOR Rate Portion.

Standard Notice must be provided no later than 10:00 a.m., Philadelphia time, on the last day permitted for such notice.

                  "Stock" shall mean the issued and outstanding stock of the Borrowers.

                  "Subset of Loans" shall mean the Portion of a particular Set of Loans which are either a Base Rate Portion or LIBOR Rate Portion and having the same Interest Period, or the Portion of a particular Set of Loans made at the Base Rate Option or the Funding Segment of a Portion made at the LIBOR Rate Option and having the same Interest Period.

                  "Subsidiary" or "Subsidiaries" of a Person at any time shall mean any Person (or Persons) of which such Person at such time controls a majority of the securities having voting power. In the application of this definition, "securities" means shares of stock or other securities, "control" with respect to any securities means to own directly or indirectly (through one or more Subsidiaries), or to have voting power with respect to, such securities; "voting power" means the ability or authority at the time in question to vote for the election, appointment or other determination of who shall fill the position of director (whether or not such power exists at the time by reason of the happening of a contingency); and "director" of a Person means one of the directors or comparable officials possessing the power to direct the management and policies of the Person; provided, that, if the directors of a Person do not all have equal voting power on a per capita basis, a "majority of the securities having voting power" shall mean at least such number of securities as shall have voting power to elect such number of directors as shall possess the power to direct the management and policies of the Person.

                  "Taxes" shall have the meaning assigned in Section 2.09 hereof.

                  "Transferee" shall have the meaning assigned to that term in
Section 10.12(e).

                  "Workers' Compensation Letters of Credit" shall mean the standby letters of credit in the face amount of $1,700,000 issued by the Bank and $450,000 and $360,000, each issued by Mellon Bank, N.A., for the benefit of the Borrowers, in favor of the Self-Insurance Division of the Pennsylvania Bureau of Workers' Compensation, which letters of credit expire on July 1, 2002, June 30, 2002 and September 30, 2002, respectively.

                  1.02. Construction. Unless the context of this Agreement
                  ------------------
otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole, and "or" has the inclusive meaning represented by the phrase "and/or." References in this Agreement to "determinations" by the Bank mean good faith determinations or good faith estimates by the Bank (in the case of quantitative determinations) and good faith determinations or good faith beliefs by the Bank (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

                  1.03.  Accounting Principles.
                  ----------------------------

                  (a) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

                  (b) If any change in GAAP after the date of this Agreement is or shall be required to be applied to transactions then or thereafter in existence, and a violation of one or more provisions of this Agreement shall have occurred or in the reasonable judgment of the Bank or the Borrowers would likely occur which would not have occurred or be likely to occur if no change in accounting principles had taken place,

                           (i) The parties agree that such violation shall not
                  be considered to constitute an Event of Default or a Potential Default for a period of thirty (30) days from the date either the Borrowers notify the Bank or the Bank notifies the Borrowers of the application of this subsection 1.03(b);

                           (ii) The parties agree in such event to negotiate in
                  good faith an amendment of this Agreement which shall approximate to the extent possible the economic effect of the original financial covenants after taking into account such change in GAAP; and

                           (iii) If the parties are unable to negotiate such an
                  amendment within such thirty (30) day period, the Borrowers shall have the option of (A) prepaying the Loans (pursuant to applicable provisions hereof) and the Letter of Credit Reimbursement Obligations and terminating the Letters of Credit or providing cash collateral therefor as provided in
                  Section 3.07 or (B) submitting the drafting of such an amendment to a firm of independent certified public accountants of nationally recognized standing acceptable to the parties, which shall complete its draft of such amendment within 60 days of submission; if the parties cannot agree, the firm shall be selected by binding arbitration in the City of Philadelphia, Pennsylvania in accordance with the rules then obtaining of the American Arbitration Association. If the Borrowers do not exercise either such option within said period, then, as used in this Agreement, "GAAP" shall mean generally accepted accounting principles in effect at the Relevant Date. The parties agree that if the Borrowers elect the option in clause (B) above, until such firm has been selected and completes drafting such amendment, no such violation shall constitute an Event of Default or a Potential Default.

                  (c) If any change in GAAP after the date of this Agreement is required to be applied to transactions or conditions then or thereafter in existence, and the Bank shall assert that the effect of such change is or likely shall be to distort materially the effect of any of the definitions of financial terms in Article I or any of the covenants of the Borrowers in Section 7.01 (the "Financial Provisions"), so that the intended economic effect of any of the Financial Provisions will not in fact be accomplished in any material respect,

                           (i) The Bank shall notify the Borrowers of such
                  assertion, specifying the change in GAAP which is objected to, and, until otherwise determined as provided below, the specified change in GAAP shall not be made by the Borrowers in their financial statements for the purpose of applying the Financial Provisions; and

                           (ii) The parties shall follow the procedures set
                  forth in subsection (ii) and the first sentence of subsection
                  (iii) of subsection (b) of this Section. If the parties are unable to agree on an amendment as provided in said subsection
                  (ii) and if the Borrowers do not exercise either option set forth in the first sentence of said subsection (iii) within the specified period, then, as used in this Agreement, "GAAP" shall mean generally accepted accounting principles in effect at the Relevant Date, except that the specified change in GAAP which is objected to by the Bank shall not be made in applying the Financial Provisions. The parties agree that if the Borrowers elect the option in clause (B) of the first sentence of said paragraph (iii), until such independent firm has been selected and completes drafting such amendment, the specified change in GAAP shall not be made in applying the Financial Provisions.

                  (d) All expenses of compliance with this Section 1.03 shall be paid by the Borrowers.

                                   Article II
                                   ----------
                                   The Credits
                                   -----------

                  2.01.  Revolving Credit Loans.
                  -----------------------------

                  (a) The Revolving Credit Commitments. Subject to the terms and
                  ------------------------------------
conditions and relying upon the representations and warranties herein set forth, the Bank agrees (such agreement being herein collectively called the "Revolving Credit Commitment") to make loans to the Borrowers (the "Revolving Credit Loans") at any time or from time to time on or after the date hereof to but not including the Revolving Credit Expiration Date except for those Revolving Credit Loans deemed to be made under Section 3.04(a) which may occur subsequent to the Revolving Credit Expiration Date. The Bank shall have no obligation to make any Revolving Credit Loan to the extent that the Bank's Revolving Credit Exposure at any time would exceed the Revolving Credit Committed Amount. If at any time, the aggregate outstanding Revolving Credit Exposure exceeds the Revolving Credit Committed Amount, then, without any requirement for demand or notice from the Bank, the Borrowers shall immediately pay to the Bank the amount of such excess. The Borrowers hereby covenant and agree that they shall not request, and the Bank shall not be obligated to make, any Revolving Credit Loan (i) to the extent that the aggregate Revolving Credit Exposure of the Bank at any time exceeds the Revolving Credit Committed Amounts, or (ii) on or after the Revolving Credit Expiration Date.

                  (b) Nature of Revolving Credit. Within the limits of time and
                  ------------------------------
amount set forth in this Section 2.01, and subject to the provisions of this Agreement, the Borrowers may borrow, repay and reborrow Revolving Credit Loans made hereunder.

                  (c) Revolving Credit Notes. The obligation of the Borrowers to
                  --------------------------
repay the unpaid principal amount of the Revolving Credit Loans made to them by the Bank and to pay interest thereon shall be evidenced in part by promissory note of the Borrowers to the Bank, dated the date hereof (the "Revolving Credit Note"), in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to the order of the Bank in a face amount equal to the Initial Revolving Credit Committed Amount. The executed Revolving Credit Note shall be delivered by the Borrowers to the Bank on the date hereof.

                  (d) Making of Revolving Credit Loans. Whenever the Borrowers
                  ------------------------------------
desire that the Bank make a Revolving Credit Loan, the Borrowers shall provide Standard Notice to the Bank, in the form attached hereto as Exhibit B, not later than (A) 2:00 p.m. on the Business Day which the proposed borrowing is requested to be made for Revolving Credit Loans that will accrue interest at the Base Rate Option and (B) by or before 10:00 a.m. New York time on a day which is not less than two nor more than five Business Days prior to the date of the requested borrowing of Revolving Credit Loans that will accrue interest at the LIBOR Rate Option. The standard notice shall set forth the following information:

                           (i) The date, which shall be a Business Day, on which
                  such Set of Loans are to be made;

                           (ii) The interest rate Option or options selected in
                  accordance with Section 2.02(a) and the principal amounts selected in accordance with Section 2.02(c) of the Base Rate Portion and each Funding Segment of the LIBOR Rate Portion, as the case may be, of such Loans;

                           (iii) The Interest Period for each Funding Segment of
                  each proposed Loan selected in accordance with Section
                  2.02(b);

                           (iv) The aggregate principal amount of the Loan
                  selected in accordance with Sections 2.02(c) and (d), which shall be the sum of the principal amounts selected pursuant to this Section 2.01.

Standard Notice having been so provided to the Bank, unless any applicable condition specified in Article V has not been satisfied, on the date specified in such Standard Notice the Bank shall make the proceeds of its Revolving Credit Loan available no later than 12:00 o'clock noon, Philadelphia time on the date of the requested borrowing in funds immediately available at such Office, and the Bank will make the funds immediately available to the Borrowers at such Office.

                  (e)      Maturity. To the extent not due and payable earlier,
                  -----------------
the Revolving Credit Loans shall be due and payable on the Revolving Credit Expiration Date.

                  2.02.  Interest Rates.
                  ---------------------

                  (a) Optional Bases of Borrowing. The unpaid principal amount
                      ---------------------------
of the Loans shall bear interest for each day until due on one or more bases selected by the Borrowers from the interest rate Options set forth below, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different options to apply simultaneously to different Subsets of Loans and may select different Funding Segments to apply simultaneously to different Subsets of the LIBOR Rate Portion:

                           (i) Base Rate Option: shall mean the Applicable
                               ----------------
                  Margin plus either (i) the Prime Rate or (ii) the Fed Funds Rate as selected by the Borrowers; provided, however, that upon the occurrence and during the continuance of an Event of Default, the Bank shall determine whether the Base Rate is based upon the Prime Rate or the Fed Funds Rate.

                           (ii) LIBOR Rate Option: A rate per annum (computed on
                                -----------------
                  the basis of a year of 360 days and actual days elapsed) for each day equal to the LIBOR Lending Rate for such day plus the Applicable Margin.

         The Bank shall give prompt notice to the Borrowers of the LIBOR Lending Rate so determined or adjusted, which determination or adjustment, if made in good faith, shall be conclusive absent manifest error.

         With respect to each Loan, if the Borrowers fail to request the LIBOR Rate Option, such principal amount shall be deemed to earn interest at the Base Rate Option.

"Applicable Margin" for any day shall mean the following: (i) 0% for the Loans bearing interest at the Base Rate Option if the Base Rate Option is based upon the Prime Rate; and (ii) 1.5% for the Loans bearing interest at the LIBOR Option; and (iii) 1.5% for the Loans bearing interest at the Base Rate Option if the Base Rate Option is based on the Fed Funds Rate.

                  (b) Interest Periods. At any time that the Borrowers shall select the LIBOR Rate Option to apply to any Loans, the Borrowers shall specify an Interest Period during which each such Option shall apply.

                  (c) Transactional Amounts. Every selection of, conversion
                      ---------------------
from, conversion to or renewal of an interest rate Option and every payment or prepayment of any Loans shall be in a principal amount such that after giving effect thereto the aggregate principal amount of the Base Rate Portion of the Revolving Credit Loans, or the aggregate principal amount of each Funding Segment of the LIBOR Rate Portion of the Revolving Credit Loans as the case may be, shall be as set forth below:

          ------------------------------------------------------ ---------------------------------------------------
                       Portion or Funding Segment                           Allowable Principal Amounts
                       --------------------------                           ---------------------------
          ------------------------------------------------------ ---------------------------------------------------
          Base Rate Portion                                      No minimum amount.
          ------------------------------------------------------ ---------------------------------------------------
          Each Funding Segment of a LIBOR Rate Portion           $1,000,000 and $500,000 increments in excess
                                                                 thereof.
          ------------------------------------------------------ ---------------------------------------------------

                  (d) Maximum Funding Segments. With respect to the LIBOR Rate
                      ------------------------
Portion of the Revolving Credit Loans there shall be no more than six (6) Funding Segments outstanding at any one time.

                  (e) Interest After Maturity. After the principal amount of any
                      -----------------------
Subset of the Base Rate Portion shall have become due (by acceleration or otherwise), such Subset shall bear interest for each day until paid (before and after judgment) at a rate per annum (based on a year of 365 or 366 days, as the case may be) which shall be two percent (2.0%) above the rate otherwise applicable to such Subset, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate. After the principal amount of any Subset of the LIBOR Rate Portion shall have become due (by acceleration or otherwise), such Subset shall bear interest for each day until paid (before and after judgment) at a rate per annum two percent (2.0%) above the rate otherwise applicable to such Subset until the end of the applicable then current Interest Period and thereafter at a per annum rate two percent (2.0%) above the Base Rate Option rate. Letter of Credit Unreimbursed Draws shall bear interest for each day until paid (before and after judgment) at a rate per annum two percent (2.0%) above the Base Rate Option rate.

                  (f) LIBOR Lending Rate or Fed Funds Rate Unascertainable;
                      -----------------------------------------------------
Impracticability. If
----------------

                           (i) on any date on which a LIBOR Lending Rate or Fed
                  Funds Rate would otherwise be set the Bank shall have in good faith determined (which determination shall be conclusive) that:

                                    (A) adequate and reasonable means do not
                           exist for ascertaining such LIBOR Lending Rate or Fed Funds Rate, as the case may be, or

                                    (B) U.S. Dollar deposits in the relevant
                           amount and for the relevant Interest Period are not available to a Bank in the London interbank market, or

                                    (C) a contingency has occurred which
                           materially and adversely affects the London interbank market, or

                                    (D) the effective cost to the Bank of
                           funding a proposed Funding Segment of any LIBOR Rate Portion from a Corresponding Source of Funds shall exceed the LIBOR Lending Rate applicable to such Funding Segment, or

                           (ii) at any time the Bank shall have determined in
                  good faith (which determination shall be conclusive) that the making, maintenance or funding of the LIBOR Rate Portion or any Fed Funds Rate Loan has been made impracticable or unlawful by compliance by the Bank or a Notional LIBOR Rate Funding Office, as the case may be, in good faith with any Law or guideline or interpretation or administration thereof by any Official Body charged with the interpretation or administration thereof or with any request or directive of any such Official Body (whether or not having the force of law);

then, and in any such event, the Bank may notify the Borrowers of such determination. Upon such date as shall be specified in any such notice (which shall not be earlier than the date such notice is given) the obligation of the Bank to allow the Borrowers to select the LIBOR Rate Option or a Base Rate Option based upon the Fed Funds Rate shall be suspended until the Bank later shall have notified the Borrowers of its determination in good faith (which determination shall be conclusive) that the circumstances giving rise to such previous determination no longer exist. If the Bank shall notify the Borrowers of a determination under subsection (ii) of this Section 2.02(f), the Borrowers shall, as to such Loan, on the date specified in such notice, either prepay such part in accordance with Section 2.03 or convert such Loan to the Base Rate
Option.

                  If at the time the Bank makes a determination under subsection
(i) or (ii) of this Section 2.02(f), the Borrowers previously have notified the Bank that they wish to select the LIBOR Rate Option but such Option has not yet gone into effect, such notification shall be deemed to provide for selection of the Base Rate Option instead of the LIBOR Rate Option, with respect to such Loan.

                  2.03.  Payments and Prepayments.
                  -------------------------------

                  (a) Subject to the provisions of Section 2.07(b) hereof, the Borrowers shall have the right at their option at any time or from time to time to prepay the Loans in whole or part without premium or penalty:

                           (i) at any time with respect to any Base Rate
                  Portion,

                           (ii) at the expiration of any Interest Period with
                  respect to prepayment of the LIBOR Rate Portion, as the case may be, with respect to any part of the Funding Segment corresponding to such expiring Interest Period, or

                           (iii) on the date specified in a notice by the Bank
                  pursuant to Section 2.02(f) with respect to any Subset of the LIBOR Rate Portion.

                  (b) Whenever the Borrowers desire to prepay any part of any Loan, they shall provide Standard Notice to the Bank (in the form attached hereto as Exhibit C) setting forth the following information:

                           (i) The date, which shall be a Business Day, on which
                  the proposed prepayment is to be made;

                           (ii) The principal amounts selected in accordance
                  with Section 2.02(c) of the Base Rate Portion and each Subset of the LIBOR Rate Portion to which such payment is to apply; and

                           (iii) The total principal amount of such prepayment,
                  selected in accordance with Section 2.02(c), which shall be the sum of the principal amounts of the Portions to be prepaid.

Standard Notice having been so provided, on the date specified in such Standard Notice the principal amounts of the Base Rate Portion and each Subset of the LIBOR Rate Portion specified in such notice shall be due and payable.

                  2.04.  Conversion or Renewal of Interest Rate Options; Base
                  -----------------------------------------------------------
                         Rate Fallback.
                         -------------

                  (a) Subject to the provisions of Section 2.07(b), if no Event of Default or Potential Default shall have occurred and be continuing or shall exist, the Borrowers may convert any Subset of the Loans from any interest rate

Option or options to a different interest rate Option and may renew the LIBOR Rate Option if such Option is offered at such time as to any Subset:

                           (i) at any time with respect to conversion from the
                  Base Rate Option,

                           (ii) at the expiration of any Interest Period with
                  respect to conversions from or renewals of the LIBOR Rate Option, as to the Funding Segment corresponding to such expiring Interest Period, or

                           (iii) on the date specified in a notice by the Bank
                  pursuant to Section 2.02(f) with respect to conversions from the LIBOR Rate Option;

provided, however, with respect to the conversion of any Subset of the Loans to the LIBOR Rate Option, by delivering a continuation/conversion notice to the Bank on or before 10:00 a.m., New York time, on a Business Day, the Borrowers may from time to time irrevocably elect, on not less than two nor more than five Business Days' notice, that all, or any portion in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000, of any Loan be converted: (i) with respect to Loans bearing interest at the LIBOR Rate Option, on the last day of an Interest Period into a LIBOR Rate Loan with a different Interest Period, or continued on the last day of an Interest Period as a LIBOR Rate Loan with a similar Interest Period; and (ii) with respect to Loans bearing interest at the Base Rate Option, at any time, provided further, however, that no portion of the
                               ----------------  -------
outstanding principal amount of any Loan may be converted to, or continued as, LIBOR Rate Loans when any Potential Default or Event of Default has occurred and is continuing as, and no portion of the outstanding principal amount of any LIBOR Rate Loans may be converted to LIBOR Rate Loans of a different duration if such LIBOR Rate Loans relate to any Hedging Obligations.

                  (b) Whenever the Borrowers desire to convert or renew any interest rate Option or options the Borrowers shall provide to the Bank Standard Notice (in the form attached hereto as Exhibit D) setting forth the following information:

                           (i) The date, which shall be a Business Day, on which
                  the proposed conversion or renewal is to be made;

                           (ii) The interest rate Option or options selected in
                  accordance with Section 2.02(a) and the principal amounts selected in accordance with Section 2.02(c) and (d) of the Base Rate Portion and each Funding Segment of the LIBOR Rate Portion, as the case may be, to be converted to;

                           (iii) The Interest Period for each Funding Segment of
                  each Subset of Loans selected in accordance with Section 2.02(b); and

                           (iv) The principal amounts selected in accordance
                  with Section 2.02(c) and (d) of the Base Rate Portion and each Funding Segment of the LIBOR Rate Portion, as the case may be, to be converted from or renewed.

Standard Notice having been so provided, on the date specified in such Standard Notice interest shall be calculated upon the principal amount of the Portions as so converted or renewed.

                  (c) After expiration of any Interest Period, the principal amount of any Loan corresponding to such Interest Period which has not been converted or renewed in accordance with Section 2.04(a) and (b) shall earn interest automatically at the Base Rate Option from the date of expiration of such Interest Period until paid in full, unless and until the Borrowers request and the Bank approves a conversion to the LIBOR Rate Option, in accordance herewith.

                  2.05. Interest Payment Dates. Interest on the Base Rate
                  ----------------------------
Portion of each Loan shall be due and payable on the last day of each month, commencing on the last day of the first full calendar month following the Closing Date. Interest on the LIBOR Rate Portion of each Loan shall be due and payable on the Interest Payment Date. After maturity of any Subset of Loans (by acceleration or otherwise) interest on such Subset shall be due and payable on demand.

                  2.06. Payments. All payments and prepayments to be made in
                  --------------
respect of principal, interest, fees or other amounts due from the Borrowers hereunder or under any Note shall be payable at 12:00 o'clock Noon, Philadelphia time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue. Such payments shall be made to the Bank at its Office in Dollars in funds immediately available at such Office without setoff, counterclaim or other deduction of any nature. To the extent permitted by law, after there shall have become due (by acceleration or otherwise) interest, fees or any other amounts due from the Borrowers hereunder or under the Notes (excluding overdue principal, which shall bear interest as described in Section 2.02(e), but including interest payable under this Section 2.06), such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum (based on a year of 365 or 366 days, as the case may be) 2% above the then current Base Rate Option rate (in which case, the Bank shall determine whether the Base Rate is based upon the Prime Rate or the Fed Funds Rate), such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate or the Fed Funds Rate, as applicable.

                  2.07.  Additional Compensation in Certain Circumstances.
                  -------------------------------------------------------

                  (a) Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc. If any Law or guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive of any Official Body (whether or not having the force of law) now existing or hereafter adopted:

                           (i) subjects the Bank or any Notional LIBOR Rate
                  Funding Office to any tax, duty or other charge or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrowers of principal, interest, fees or other amounts due from the Borrowers hereunder or under the Notes (except for taxes on the overall net income of the Bank or such Notional LIBOR Rate Funding Office imposed by the jurisdiction in which the Bank's principal office or Notional LIBOR Rate Funding Office is located),

                           (ii) imposes, modifies or deems applicable any
                  reserve, special deposit or similar requirement against credits (funded or contingent) of, assets of, deposits with or for the account of, or other acquisition of funds by, the Bank or any Notional LIBOR Rate Funding Office (other than requirements expressly included herein in the determination of the LIBOR Lending Rate hereunder),

                           (iii) imposes, modifies or deems applicable any
                  capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, the Bank or any Notional LIBOR Rate Funding Office, or (B) otherwise applicable to the obligations of the Bank or any Notional LIBOR Rate Funding Office under this Agreement, or

                           (iv) imposes upon the Bank or any Notional LIBOR Rate
                  Funding Office any other condition or expense with respect to this Agreement, the Notes or its making, maintenance or funding of any part of the Loans or any security therefor, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon the Bank or any Notional LIBOR Rate Funding Office with respect to this Agreement, the Notes or the making, maintenance or funding of any part of any Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on the Bank's capital, taking into consideration the Bank's policies with respect to capital adequacy) by an amount which the Bank deems to be material (the Bank being deemed for this purpose to have made, maintained or funded each Funding Segment of each LIBOR Rate Portion from a Corresponding Source of Funds), the Bank shall from time to time notify the Borrowers of the amount determined in good faith (using any averaging and attribution methods) by the Bank (which determination shall be conclusive) to be necessary to compensate the Bank or such Notional LIBOR Rate Funding office for such increase, reduction or imposition. Such amount shall be due and payable by the Borrowers to the Bank three (3) Business Days after such notice is given by the Bank to the Borrowers.

If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by the Bank, or person controlling the Bank, and the Bank determines (in its sole and absolute discretion) that the rate of return on its or such controlling person's capital as a consequence of its commitments or the loans made by the Bank is reduced to a level below that which the Bank or such controlling person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by the Bank to the Borrowers, the Borrowers shall immediately pay directly to the Bank additional amounts sufficient to compensate the Bank or such controlling person for such reduction in rate of return. A statement of the Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, the Bank may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

                  (b) Indemnity. In addition to the compensation required by
                      ---------
subsection (a) of this Section 2.07, the Borrowers shall indemnify the Bank against any loss or expense (including loss of margin) which the Bank has sustained or incurred as a consequence of any:

                           (i) payment, prepayment or conversion of any part of
                  any Funding Segment of the LIBOR Rate Portion on a day other than the last day of the corresponding Interest Period (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due),

                           (ii) attempt by the Borrowers to revoke (expressly,
                  by later inconsistent notices or otherwise) in whole or part any notice stated herein to be irrevocable (the Bank having in its sole discretion the options (A) to give effect to such attempted revocation and obtain indemnity under this Section 2.07(b) or (B) to treat such attempted revocation as having no force or effect, as if never made), or

                           (iii) default by the Borrowers in the performance or
                  observance of any covenant or condition contained in this Agreement, the Notes or the Loan Documents, including, without limitation, any failure of the Borrowers to pay when due (by acceleration or otherwise) any principal, interest, fee or any other amount due hereunder or under any Note or the Loan Documents.

If the Bank sustains or incurs any such loss or expense it shall from time to time notify the Borrowers of the amount determined in good faith by the Bank (which determination shall be conclusive) to be necessary to indemnify the Bank for such loss or expense (the Bank being deemed for this purpose to have made, maintained or funded each Funding Segment of the LIBOR Rate Portion from a

Corresponding Source of Funds). Such amount shall be due and payable by the Borrowers to the Bank three (3) Business Days after such notice is given.

The Borrowers shall give the Bank no later than 10:00 a.m., New York City time, at least four (4) Business Days notice of any proposed prepayment of any LIBOR Rate Loans, specifying the proposed date of payment of such LIBOR Rate Loans, and the principal amount to be paid. Each partial prepayment of the principal amount of LIBOR Rate Loans shall be in an integral multiple of $500,000 and accompanied by the payment of all charges outstanding on such LIBOR Rate Loans and of all accrued interest on the principal repaid to the date of payment. Borrowers acknowledge that prepayment or acceleration of a LIBOR Rate Loan during an Interest Period shall result in the Bank incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, and without intending to limit the generality of any other provisions contained herein, all full or partial prepayments of LIBOR Rate Loans shall be accompanied by, and the Borrowers hereby promise to pay, on each date a LIBOR Rate Loan is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise, in addition to all other sums then owing, an amount ("LIBOR Rate Loan Prepayment Fee") determined by the Bank pursuant to the following formula:

(1) the then current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the end of the Interest Period as to which prepayment is made, subtracted from
---------------

(2) the LIBOR Lending Rate plus the Applicable Margin applicable to the LIBOR Rate Loan being prepaid.

If the result of this calculation is zero or a negative number, then there shall be no LIBOR Rate Loan Prepayment Fee. If the result of this calculation is a positive number, then the resulting percentage shall be multiplied by:

(3)    the amount of the LIBOR Rate Loan being prepaid.

The resulting amount shall be divided by:

(4)    360

and multiplied by:

(5) the number of days remaining in the Interest Period as to which the prepayment is being made.

Said amount shall be reduced to present value calculated by using the referenced United States Treasury securities rate and the number of days remaining on the Interest Period for the LIBOR Rate Loan being prepaid.

The resulting amount of these calculations shall be the LIBOR Rate Loan Prepayment Fee. For LIBOR Rate Loans in connection with which the Borrowers have or may incur Hedging Obligations, additional obligations may be associated with prepayment, in accordance with the terms and conditions of the applicable Hedging Contracts.

In addition to the LIBOR Rate Loan Prepayment Fee, the Borrowers agree to reimburse the Bank (without duplication) for any increase in the cost of the Bank, or reduction in the amount of any sum receivable by the Bank, in respect, or as a result of:

         (A) any conversation or repayment or prepayment of the principal amount of any LIBOR Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section
                                                                     -------
         2.04 or otherwise;
         ----

         (B) any loans not being made as LIBOR Rate Loans in accordance with the borrowing request thereof;

         (C) any LIBOR Rate Loans not being continued as, or converted into, LIBOR Rate Loans in accordance with the continuation/conversion notice thereof; or

         (D) any costs associate with marking to market any Hedging Obligations that (in the reasonable determination of the Bank) are required to be terminated as a result of any conversion, repayment or prepayment of the principal amount of any LIBOR Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 2.04 or otherwise.
                     ------------

The Bank shall promptly notify the Borrowers in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate the Bank for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrowers to the Bank within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers. The Borrowers understand, agree and acknowledge the following: (i) the Bank does not have any obligation to purchase, sell and/or match funds in connection with the use of LIBOR Rate as a basis for calculating the rate of interest on a LIBOR Rate Loan, (ii) the LIBOR Rate may be used merely as a reference in determining such rate, and (iii) the Borrowers have accepted the LIBOR Rate as a reasonable and fair basis for calculating such rate, the LIBOR Rate Prepayment Fee, and other funding losses incurred by the Bank. Borrowers further agree to pay the LIBOR Rate Prepayment Fee and other funding losses, if any, whether or not the Bank elects to purchase, sell and/or match funds.

                  2.08.  Funding by Branch, Subsidiary or Affiliate.
                  -------------------------------------------------

                  (a) Notional Funding. The Bank shall have the right from time
                      ----------------
to time, prospectively or retrospectively, without notice to the Borrowers, to deem any branch, subsidiary or affiliate of the Bank to have made, maintained or funded any LIBOR Rate Portion at any time, provided, however, that the Bank shall not have such right if such transfer would cause an event or condition described in Section 2.02(f)(ii) or increase the compensation payable by the Borrowers pursuant to Section 2.07(a). Any branch, subsidiary or affiliate so deemed shall be known as a "Notional LIBOR Rate Funding Office." The Bank shall deem any part of the LIBOR Rate Portion of its Loans or the funding therefor to have been transferred to a different Notional LIBOR Rate Funding Office if such transfer would avoid or cure an event or condition described in Section 2.02(f)(ii) or would lessen compensation payable by the Borrowers under Section 2.07(a), and if the Bank determines in its sole discretion that such transfer would be practicable and would not have a material adverse effect on such part of its Loans, the Bank or any Notional LIBOR Rate Funding Office (it being assumed for purposes of such determination that each part of the LIBOR Rate Portion is actually made or maintained by or funded through the corresponding Notional LIBOR Rate Funding Office). Notional LIBOR Rate Funding Offices may be selected by the Bank without regard to the Bank's actual methods of making, maintaining or funding its Loans or any sources of funding actually used by or available to the Bank.

                  (b) Actual Funding. The Bank shall have the right from time to
                      --------------
time to make or maintain any part of any LIBOR Rate Portion by arranging for a branch, subsidiary or affiliate of the Bank to make or maintain such part of the LIBOR Rate Portion of the Loans, provided, however, that the Bank shall not have such right if such transfer would cause an event or condition described in

Section 2.02(f)(ii) or increase the compensation payable by the Borrowers pursuant to Section 2.07(a). The Bank shall have the right to (i) hold any applicable Note payable to its order for the benefit and account of such branch, subsidiary or affiliate or (ii) request the Borrowers to issue one or more promissory notes in the principal amount of such part of the LIBOR Rate Portion, in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled payable to such branch, subsidiary or affiliate and with appropriate changes reflecting that the holder thereof is not obligated to make any additional Loans. The Borrowers agree to comply promptly with any request under subsection (ii) of this Section 2.08(b). If the Bank causes a branch, subsidiary or affiliate to make or maintain any part of any Loan hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such Loans and to any note payable to the order of such branch, subsidiary or affiliate to the same extent as if such part of such LIBOR Rate Portion were made or maintained and such note were a Revolving Credit Note payable to the Bank's order.

                  2.09. Taxes. All payments by the Borrowers of principal of,
                  -----------
and interest on, the LIBOR Rate Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Bank's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrowers hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrowers will

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Bank an official receipt or other documentation satisfactory to the Bank evidencing such payment to such authority; and

                  (c) pay to the Bank such additional amount or amounts as is necessary to ensure that the net amount actually received by the Bank will equal the full amount the Bank would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Bank with respect to any payment received by the Bank hereunder, the Bank may pay such Taxes and the Borrowers will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by the Bank after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Bank would have received had not such Taxes been asserted.

If the Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fail to remit to the Bank the required receipts or other required documentary evidence, the Borrowers shall indemnify the Bank for any incremental Taxes, interest or penalties that may become payable by the Bank as a result of any such failure.

                  2.10. Payments Under Loan Documents. Subject to amounts owing
                  -----------------------------------
pursuant to Section 2.09, any amount received by the Bank under any of the Loan Documents which, shall be applied:

                  (a) first, to payment of all fees and expenses due to the Bank hereunder or under the Loan Documents;

                  (b) second, to payment in full of interest on outstanding Loans and Letter of Credit Reimbursement Obligations commencing with the interest accruing at the lowest rate;

                  (c) third, to payment in full of principal of all outstanding Loans and to make deposits to the Letter of Credit Collateral Account commencing with the principal earning interest at the lowest rate;

                  (d) fourth, to payment in full of any and all other amounts due hereunder or under the Notes or the Loan Documents in respect of the Loans, the Letter of Credit Reimbursement Obligations or the Commitments or otherwise; and

                  (e) fifth, to the Borrowers or their order or as otherwise required by law.


                                   Article III
                                   -----------
                              The Letters of Credit
                              ---------------------

                  3.01.  Letter of Credit Subfacility.
                  -----------------------------------

                  (a) General. Subject to the terms and conditions of this
                      -------
Agreement, and relying upon the representations and warranties herein set forth and upon the agreements of the Bank set forth in Sections 3.03, 3.04 and 3.08(c), the Bank agrees (such agreement being herein called the "Letter of Credit Commitment") to issue for the account of the Borrowers letters of credit (each, as amended, modified or supplemented from time to time, a "Letter of Credit") at any time or from time to time on or after the date hereof. The Borrowers shall not request any Letter of Credit to be issued except within the following limitations: (i) no Letter of Credit shall be issued later than ninety
(90) days before the Revolving Credit Expiration Date, (ii) no Letter of Credit shall be issued if an Event of Default or a Potential Default exists, (iii) at the time any Letter of Credit is issued (and after giving effect to issuance of the requested Letter of Credit), the aggregate Revolving Credit Exposure of the Bank shall not exceed the Revolving Credit Committed Amount of the Bank, (iv) on the date of issuance of any Letter of Credit (and after giving effect to such issuance) the aggregate Letter of Credit Exposure shall not exceed the Letter of Credit Limit; and (v) the Letter of Credit Expiration Date shall not extend beyond the date which is one year from the issuance of such Letter of Credit.

                  (b) Terms of Letters of Credit. The Bank and Mellon Bank, N.A.
                      --------------------------
have previously issued the Workers' Compensation Letters of Credit. As of the Closing Date, the Workers' Compensation Letters of Credit shall be deemed to be Letters of Credit issued pursuant to the terms of this Article III for all purposes including calculation of the Letter of Credit Limit. The Borrowers shall not request any additional Letter of Credit to be issued except within the following limitations: each Letter of Credit (i) shall have an expiration date no later than the earlier of twelve (12) months after the date of issuance thereof, (ii) shall be denominated in Dollars, and (iii) shall be payable only against sight drafts (and not time drafts).

                  (c) Purposes of Letters of Credit. Each Letter of Credit shall
                      -----------------------------
be satisfactory in form and substance to the Bank. Each Letter of Credit shall be a trade or standby letter of credit used to support trade or financial obligations of the Borrowers. The provisions of this Section 3.01(c) represent only an obligation of the Borrowers to the Bank.

                  (d) Letter of Credit Fee. On the date of issuance (and
                      --------------------
annually thereafter), the Borrowers shall pay to the Bank a fee (the "Letter of Credit Fee") for each Letter of Credit equal to (i) the face amount of each issued and outstanding Letter of Credit times (ii) 1.5%.
                                        -----

                  (e) Administration Fees. The Borrowers shall pay to the Bank
                      -------------------
such other administration, maintenance, amendment, drawing and negotiation fees as may be customarily charged by the Bank from time to time in connection with letters of credit.

                  3.02 Procedure for Issuance and Amendment of Letters of
                  -------------------------------------------------------
         Credit.
         ------

                  (a) Request for Issuance. The Borrowers may from time to time
                      --------------------
request, upon at least three (3) Business Days' notice, the Bank to issue a Letter of Credit by (i) delivering to the Bank a written request to such effect, specifying the date on which such Letter of Credit is to be issued, the expiration date thereof, and the stated amount thereof, and (ii) delivering to the Bank an application, in such form as the Bank may from time to time require (each, a "Letter of Credit Application"), completed to the satisfaction of the Bank, together with such other certificates, documents and other items as such Bank may request. The Bank shall determine, as of the close of business on the day before such proposed issuance, whether such proposed Letter of Credit complies with the limitations set forth in Sections 3.01(a) and 3.01(b). If the Bank issues a Letter of Credit, it shall deliver the original of such Letter of Credit to the beneficiary thereof or as the Borrowers shall otherwise direct.

                  (b) Extension or Increase. The Borrowers may from time to time
                      ---------------------
request the Bank to extend the expiration date of an outstanding Letter of Credit issued by the Bank or to increase the Letter of Credit Undrawn Availability of such Letter of Credit. Such extension or increase shall for all purposes hereunder (including Sections 3.01, 3.02(a) and 5.02) be treated as though the Borrowers had requested issuance of a replacement Letter of Credit; provided, that the Bank may, if it elects, issue an amendment to the Letter of Credit providing for such an extension or increase in lieu of issuing a new Letter of Credit in substitution therefor.

                  (c) Limitations on Issuance, Extension and Amendment. As
                      ------------------------------------------------
between the Borrowers, on the one hand, and the Bank, on the other hand, the issuance or extension of any Letter of Credit (including any deemed issuance arising from increase or extension of a Letter of Credit as provided in Section 3.02(b)) is subject to the applicable conditions precedent set forth or referred to in this Article III and Articles V and VIII. In addition, the Bank shall be justified and fully protected in declining to issue or extend any Letter of Credit (including any deemed issuance) if the Bank determines that such conditions precedent have not been satisfied.

                  (d) Amendments. The Borrowers may from time to time, upon at
                      ----------
least three Business Days' notice, request the Bank to amend, modify or supplement Letters of Credit. At the request of the Borrowers, and subject to satisfaction of such conditions as the Bank may require, the Bank may amend, modify or supplement Letters of Credit, or waive compliance with any condition of issuance or payment, provided, that any such amendment, modification or supplement that extends the expiration date or increases the Letter of Credit Undrawn Availability of an outstanding Letter of Credit shall be subject to
Section 3.02(b).

                  3.03 Letter of Credit Drawings and Reimbursements. The
                  -------------------------------------------------
Borrowers hereby agree to reimburse the Bank, by making payment to the Bank for the account of the Bank in accordance with Section 2.06, on the date and in the amount of each payment made by the Bank under any Letter of Credit, upon notice (which may be by telephone) by the Bank to the Borrowers of such payment, without further notice, protest or demand, all of which are hereby waived, and an action therefor shall thereupon immediately accrue. To the extent such payment is not timely made, the Borrowers hereby agree to pay to the Bank, on demand, interest on any Letter of Credit Unreimbursed Draws for each day from and including the date of such payment by the Bank until reimbursed in full (before and after judgment), in accordance with Section 2.02(e), at the rate per annum set forth therein. Unless the Borrowers notify the Bank that the Borrowers intend to make immediate payment to the Bank, in accordance with the preceding sentence, a notice of drawing by a beneficiary under a Letter of Credit shall be deemed to be a notice by the Borrowers for Revolving Credit Loans under the Base Rate Option in an aggregate amount equal to the amount of such drawing.

                  3.04 Obligations Absolute. The payment obligations of the
                  -------------------------
Borrowers under Section 3.03(a) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                  (a) any lack of validity or enforceability of this Agreement, any Letter of Credit, any other Loan Documents or any documents, instruments or agreements evidencing or otherwise relating to any obligation of the Borrowers secured or supported by any Letter of Credit;

                  (b) the existence of any claim, set-off, defense or other right which the Borrowers or any other Person may have at any time against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), the Bank, or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or any unrelated transaction;

                  (c) any draft, certificate, statement or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (d) payment by the Bank under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit, or payment by the Bank under the Letter of Credit in any other circumstances in which conditions to payment are not met, except any such payment resulting solely from the gross negligence or willful misconduct of the Bank; or

                  (e) any other event, condition or circumstance whatever, whether or not similar to any of the foregoing.

The Borrowers bear the risk of, and neither the Bank, any of its directors, officers, employees or agents, shall be liable or responsible for the use which may be made of any Letter of Credit, or acts or omissions of the beneficiary or any transferee in connection therewith.

                  3.05 Further Assurances. The Borrowers hereby agree, from time
                  -----------------------
to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by the Bank more fully to effect the purposes of this Agreement and the issuance of the Letters of Credit hereunder. The representations, warranties and covenants by the Borrowers under, and rights and remedies of the Bank under, any Letter of Credit Application relating to any Letter of Credit are in addition to, and not in limitation or derogation of, representations, warranties and covenants by the Borrowers under, and rights and remedies of the Bank under, this Agreement, the other Loan Documents, and applicable Law. In the event of any inconsistency between the terms of this Agreement and any Letter of Credit Application, this Agreement shall prevail. The terms of this Agreement shall be deemed to be incorporated by reference into each such agreement or instrument (whether or not such agreement or instrument so states).

                  3.06 Cash Collateral for Letters of Credit. To the extent that
                  ------------------------------------------
any provision of this Agreement or any other Loan Document requires a payment, prepayment or other application of funds to be made with respect to the Revolving Credit Loans, such provision shall be applied as follows: after payment in full of the outstanding Revolving Credit Loans (whether or not such payment would require the Borrowers to pay any amount under Section 2.07(b)), and the payment in full of all outstanding Letter of Credit Unreimbursed Draws, then, to the extent of the excess, if any, of the aggregate Letter of Credit Exposure at such time over the balance in any Letter of Credit Collateral Account (as hereinafter defined), an amount equal to the remainder of the amount so required to be paid by the Borrowers shall immediately be paid by the Borrowers to the Bank for deposit in an account (the "Letter of Credit Collateral Account") to be held as collateral for the Borrowers' Letter of Credit Reimbursement Obligation. In addition, the Borrowers agree that, without limitation of the foregoing or of any other provisions of this Agreement or Loan Documents requiring collateral for the Letters of Credit or other Loans in whole or in part, and without limitation of other rights and remedies under this Agreement or the Loan Documents or at law or in equity, if the Revolving Credit Loans become due and payable pursuant to Article VIII or upon the Revolving Credit Expiration Date, the Borrowers shall immediately pay to the Bank, for deposit in the Letter of Credit Collateral Account, an amount equal to the excess, if any, of the aggregate Letter of Credit Exposure at such time over the balance in the Letter of Credit Collateral Account. The Bank shall apply funds in the Letter of Credit Collateral Account to payment of Letter of Credit Reimbursement Obligations constituting Letter of Credit Unreimbursed Draws, as and when the same become due and payable if and to the extent the Borrowers fail to pay the same.

                                   Article IV
                                   ----------
                         Representations And Warranties
                         ------------------------------

                  The Borrowers hereby represent and warrant to the Bank as follows:

                  4.01. Organization and Qualification. Each Borrower and each
                  ------------------------------------
Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Borrower and each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary, except to the extent that failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, operations, condition, financial or otherwise, or prospects of each Borrower and each Subsidiary or on the ability of each Borrower and each Subsidiary to perform its obligations under this Agreement, the Notes or the Loan Documents. Schedule 4.01 states as of the date hereof the jurisdiction of incorporation of each Borrower and each Subsidiary and the jurisdictions in which each Borrower and each Guarantor is qualified to do business as a foreign corporation.

                  4.02. Authority and Authorization. Each Borrower and each
                  ---------------------------------
Subsidiary has corporate power and authority to execute and deliver this Agreement, the Notes and the Loan Documents to which it is a party, to make the borrowings and incur the other obligations provided for herein and to perform its obligations hereunder and under the Notes and the Loan Documents, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part.

                  4.03. Execution and Binding Effect. This Agreement, the Notes
                  ----------------------------------
and the Loan Documents to which each Borrower and each Subsidiary is a party have been duly and validly executed and delivered by each Borrower and each Subsidiary and constitute legal, valid and binding obligations of each Borrower and each Subsidiary enforceable in accordance with the terms hereof and thereof except, in each case, as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

                  4.04. Authorizations and Filings. No authorization, consent,
                  --------------------------------
approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with the execution and delivery of this Agreement, the Notes or any Loan Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, enforceability and admissibility in evidence hereof or thereof, except as set forth on Schedule
4.04. True, correct and complete copies of all instruments and documents evidencing each authorization, consent, approval, license, exemption or other action by, or registration, qualification, designation, declaration or filing with, any Official Body, referred to on Schedule 4.04, together with true, correct and complete copies of all applications therefor and exhibits thereto have been delivered to the Bank. Each authorization, consent, approval, license, exemption or other action by, or registration, qualification, designation, declaration or filing with, any Official Body, referred to on Schedule 4.04, has been duly obtained, has not been modified or amended and is in full force and effect, and there is no proceeding pending or, to the Borrowers' knowledge after due inquiry, threatened, which seeks or may result in the reversal, rescission, termination, modification of any thereof.

                  4.05. Absence of Conflicts. Neither the execution and delivery
                  --------------------------
of this Agreement, the Notes or any Loan Document nor consummation of the transactions herein or therein contemplated nor performance of or compliance with the terms and conditions hereof or thereof by the Borrowers or their Subsidiaries will:

                  (a)  violate any Law;

                  (b) conflict with or result in a breach of or a default under
(i) the articles of incorporation or by-laws of the Borrowers or their Subsidiaries or (ii) any agreement or instrument to which a Borrower or a Subsidiary is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound the consequences of which would reasonably be expected to be material to the business, operations, condition, financial or otherwise, or prospects of a Borrower or a Subsidiary or to the ability of a Borrower or a Subsidiary to perform its obligations under this Agreement, the Notes or any Loan Document; or

                  (c) result in the creation or imposition of any Lien upon any property (now owned or hereafter acquired) of the Borrowers or their Subsidiaries.

Schedule 4.05 sets forth each consent, waiver, amendment or agreement which has been obtained by or on behalf of the Borrowers or their Subsidiaries in respect of any matter which would, absent such consent, waiver, amendment or agreement, be within the scope of the foregoing Subsection 4.05(b)(ii).

                  4.06. Financial Statements. The Borrowers have heretofore
                  --------------------------
furnished to the Bank balance sheets of the Borrowers and their Subsidiaries for each of the fiscal year ended June 29, 2001 and related statements of income, retained earnings and cash flow, and has also furnished to the Bank parallel interim financial statements or financial statements for and as of the end of the first fiscal quarter of the fiscal year ending June 28, 2002. Such financial statements (including the notes thereto) present fairly the financial condition of the Borrowers and their Subsidiaries as of the end of such fiscal years and as of the end of such fiscal quarters and the results of their operations for the fiscal years and fiscal quarters then ended, all in conformity with GAAP, subject (in the case of the interim financial statements) to year-end audit adjustments. To the Borrowers' knowledge after due inquiry, except as disclosed in the financial statements referred to in this Section 4.06 or as disclosed in
Schedule 4.06, neither the Borrowers nor their Subsidiaries have material contingent liabilities (including liabilities for taxes), unusual forward or long-term commitments or unrealized or anticipated material losses from unfavorable commitments.

                  4.07. No Event of Default; Compliance with Instruments. No
                  ------------------------------------------------------
event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default. Neither the Borrowers nor any Subsidiary is in violation of any term of (i) any charter instrument or bylaw or
(ii) agreement or instrument to which it is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound the consequences of which would reasonably be expected to be material to the business, operations, condition, financial or otherwise, or prospects of any Borrower or any of its Subsidiaries or on the ability of any Borrower or any of its Subsidiaries to perform its obligations under this Agreement, the Notes or any Loan Document.

                  4.08. Litigation. Except as set forth on Schedule 4.08, as of
                  ----------------
the date hereof there is no pending or, to the Borrowers' knowledge after due inquiry, threatened proceeding by or before any Official Body against or affecting the Borrowers or any Subsidiary (including, without limitation, any proceeding seeking to challenge, prevent or declare illegal any of the transactions contemplated by this Agreement, the Notes or any Loan Document). None of the matters set forth on Schedule 4.08, if adversely decided, would reasonably be expected to have a material adverse effect on the business, operations, condition, financial or otherwise, or prospects of the Borrowers or any Subsidiary or on the ability of the Borrowers or any Subsidiary to perform their obligations under the Agreement, the Notes or any Loan Document.

                  4.09. Subsidiaries. Schedule 4.09 states as of the date hereof
                  ------------------
the authorized capitalization of each Subsidiary of the Borrowers, the number of shares of each class of capital stock issued and outstanding of each such Subsidiary, and the number and percentage of outstanding shares of each such class of capital stock owned by the Borrowers and by each Subsidiary. The outstanding shares of each Subsidiary of the Borrowers have been duly authorized and validly issued and are fully paid and nonassessable. The Borrowers and each Subsidiary of the Borrowers owns beneficially and of record and has good title to all of the shares it is listed as owning in such Schedule 4.09, free and clear of any Lien. There are no options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate any Subsidiary to issue any shares of its capital stock.

                  4.10. Pension-Related Matters. A copy of the most recent
                  -----------------------------
Annual Report (5500 Series Form) including all attachments thereto as filed with the Internal Revenue Service for each Plan has been made available to the Bank and fairly presents the funding status of each Plan as of the date hereof. There has been no deterioration in any Plan's funding status since the date of such Annual Report. Schedule 4.10 sets forth as of the date hereof a list of all Plans and Multiemployer Plans and all available information with respect to the Borrowers' or any Controlled Group Member's direct, indirect or potential withdrawal liability to any Multiemployer Plan. Except as set forth on Schedule 4.10, the Borrowers have no material liability (contingent or otherwise) for, and none of the Borrowers' respective assets are encumbered in connection with,
(i) the minimum funding requirements under ERISA or the Code with respect to a Plan (including, without limitation, joint and several liability with a Controlled Group Member for the minimum funding requirement and the excise tax for failure to meet such requirement, any lien for contributions with respect to a Plan which are due and unpaid by any Borrower or a Controlled Group Member, and any security posted by any Borrower to obtain a waiver of the minimum funding requirement), (ii) any amendment to a Plan, (iii) any PBGC premiums with respect to a Plan which are due and unpaid by any Borrower or a Controlled Group Member, or (iv) the termination of a Plan or withdrawal by any Borrower or a Controlled Group Member from any Multiemployer Plan. The PBGC premiums and contributions required to meet the minimum funding requirements of ERISA and the Code for all Plans have not exceeded $500,000 on an annual basis for any of the past three fiscal years. The amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), as determined by the Plan's actuary, for any Plan do not exceed $1,000,000 and for all Plans do not exceed $1,500,000 as of the end of the most recent Plan year.

                  4.11. Title to Property. Schedule 4.11 sets forth a summary
                  -----------------------
description of all real property owned by or leased (if such lease is a material lease) to a Borrower or any Subsidiary. Each Borrower and Subsidiary has good and marketable title in fee simple to all real property purported to be owned by it and good and marketable title to all other property purported to be owned by it, including that reflected in the most recent audited balance sheets referred to in Section 4.06 or submitted pursuant to Section 6.01(a) (except as sold or otherwise disposed of in the ordinary course of business), subject only to Permitted Liens. Such property as is material to the business, operations, condition, financial or otherwise, or prospects of any Borrower or any of its Subsidiaries or to the ability of any Borrower or any of its Subsidiaries to perform its obligations under this Agreement, the Notes or any Loan Document is in good operating condition and repair, ordinary wear and tear alone excepted, and the Borrowers' or Subsidiaries' use thereof conforms, in all material respects, to all Laws applicable thereto. Each Borrower and Subsidiary has full and complete right to use and possession of all properties purported to be leased by it. Each Borrower and Subsidiary is in compliance, in all material respects, with all leases applicable thereto.

                  4.12. Contracts. Except as set forth in Schedule 4.12, as of
                  ---------------
the date hereof neither Borrower nor any Subsidiary is a party to or subject to any agreement or instrument of any kind (including, but not limited to, agreements to repay borrowed money, guarantees, leases of real or personal property as lessor or lessee, contracts for future purchase or delivery of goods or rendering of services, powers of attorney, distribution arrangements, patent license agreements, collective bargaining agreements, employment agreements, bonus, pension or retirement plans, or vacation pay, insurance or welfare agreements) other than purchase and sale agreements entered into by the Borrowers or their Subsidiaries in the ordinary course of business or agreements or instruments which are terminable at will by the Borrowers or their Subsidiaries without penalty or which are not, singly or in the aggregate, material to the business, operations, condition, financial or otherwise, or prospects of the Borrowers or their Subsidiaries or to the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document. The Borrowers and their Subsidiaries are and, to the Borrowers' knowledge after due inquiry, all other parties to all agreements and instruments set forth on Schedule 4.12 are in substantial compliance with the terms thereof. The Borrowers and their Subsidiaries are not and, to the Borrowers' knowledge after due inquiry, no other party to any agreement or instrument set forth on Schedule 4.12 is in default thereunder, and (to the Borrowers' knowledge after due inquiry in the case of any party other than itself) no event has occurred which, but for the giving of notice or the passage of time or both, would constitute such a default, which default, in any case, would reasonably be expected to be material and adverse to the business, operations, condition, financial or otherwise, or prospects of the Borrowers or their Subsidiaries or to the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document.

                  4.13. Taxes. All tax returns required to be filed by the
                  -----------
Borrowers have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon the Borrowers and their Subsidiaries or upon any of their respective properties, incomes, sales or franchises which are due and payable have been paid, except for any nonpayment permitted by Section 6.05. The reserves and provisions for taxes on the books of the Borrowers and their consolidated Subsidiaries are adequate for all open years and for the current fiscal period. The Borrowers know of no proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against). The federal income tax liabilities of the Borrowers and their consolidated Subsidiaries have been finally determined by the Internal Revenue Service, or the time for audit has expired, for all fiscal periods ending on or prior to June 30, 2000 and all such liabilities (including all deficiencies assessed following audit) have been satisfied.

                  4.14. Financial Accounting Practices. Each Borrower and
                  ------------------------------------
Subsidiary (a) makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect its material transactions and the dispositions of its material assets, and (b) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) material transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP and (B) to maintain accountability for material assets, (iii) access to material assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  4.15. Power To Carry On Business. Each Borrower and Subsidiary
                  --------------------------------
has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as presently planned to be conducted.

                  4.16. No Material Adverse Change. Since June 30, 2001, there
                  --------------------------------
has been no material adverse change in the business, operations, condition, financial or otherwise, or prospects of the Borrowers or their Subsidiaries or on the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document.

                  4.17. Regulation U. Neither the Borrowers nor their
                  ------------------
Subsidiaries will make borrowings hereunder or use a Letter of Credit issued hereunder for the purpose of buying or carrying any "margin stock," as such term is used in Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time. Neither the Borrowers nor their Subsidiaries own "margin stock." Neither the Borrowers nor their Subsidiaries are engaged in the business of extending credit to others for such purpose, and no part of the proceeds of any borrowing hereunder or a Letter of Credit will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock".

                  4.18. Compliance with Laws. Except as set forth on Schedule
                  --------------------------
4.18, neither the Borrowers nor any Subsidiary is in violation of or to its knowledge after due inquiry subject to any contingent liability on account of any Law (including but not limited to ERISA, the Code, any applicable occupational and health or safety Law, environmental protection Law, or Hazardous Substances management, handling or disposal Law and including but not limited to (i) any restrictions, specifications or requirements pertaining to products that the Borrower manufactures, processes or sells or pertaining to the services it performs, (ii) the conduct of its businesses and (iii) the use, maintenance or operation of the real and personal properties owned or possessed by it), except for violations which, singly or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, condition, financial or otherwise, or prospects of the Borrowers or their Subsidiaries or on the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document.

                  4.19. Patents, Licenses, Franchises. The Borrowers and their
                  -----------------------------------
Subsidiaries own or possess all the patents, inventions, technology, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to own and operate their respective properties and to carry on their respective businesses as presently conducted and presently planned to be conducted without conflict with the rights of others. Schedule 4.19 sets forth as of the date hereof all patents, patent applications, trademarks, service marks and applications therefor and inventions and copyrights of the Borrowers and their Subsidiaries which are material to their businesses. There are no claims of infringement or misappropriation of proprietary rights of others pending or, to the knowledge of the Borrowers' after due inquiry, threatened by or against the Borrowers or their Subsidiaries, except for any such claims which, if adversely decided, would not reasonably be expected to have a material adverse effect on the business, operations, condition, financial or otherwise, or prospects of the Borrowers or their Subsidiaries or on the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document.

                  4.20. Ownership and Control. Schedule 4.20 states as of the
                  ---------------------------
date hereof the authorized capitalization of the Borrowers and their Subsidiaries, the number of shares of each class of capital stock thereof issued and outstanding and the number and percentage of outstanding shares of each such class of capital stock and the names of the record owners of such shares and, to the Borrower's knowledge after due inquiry, the direct or indirect beneficial owners of such shares (except that, as to C-Cor, only the record and beneficial owners which hold more than five percent (5%) of the issued and outstanding shares as of the Closing Date are listed on Schedule 4.20). The outstanding shares of the Borrowers and their Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. Schedule 4.20 describes as of the date hereof all outstanding options, rights and warrants issued by the Borrowers and their Subsidiaries for the acquisition of shares of the capital stock of the Borrowers or their Subsidiaries, all outstanding securities or obligations convertible into such shares and all agreements by the Borrowers or their Subsidiaries to issue or sell such shares. Schedule 4.20 describes as of the date hereof all options, sale agreements, pledges, proxies, voting trusts, powers of attorney and other agreements or instruments to the Borrowers' knowledge after due inquiry binding upon any of its shareholders with respect to beneficial or record ownership of or voting rights with respect to shares of the capital stock of the Borrowers.

                  4.21. Accurate and Complete Disclosure. No representation or
                  --------------------------------------
warranty made by the Borrowers under or in connection with this Agreement, the Notes or any Loan Document, and no statement made by the Borrowers in any financial statement (furnished pursuant to Section 4.06 or 6.01(a) hereof or otherwise), certificate, report, exhibit or document furnished by or on behalf of the Borrowers and their Subsidiaries to the Bank pursuant to or in connection with this Agreement, the Notes or any Loan Document is false or misleading in any material respect, including by omission of material information necessary to make such representation, warranty or statement, in light of the circumstances under which they were made, not misleading in any material respect. The Borrowers have disclosed to the Bank in writing every fact which materially and adversely affects, or which so far as the Borrowers can now foresee is reasonably possible in the future and would reasonably be expected to materially and adversely affect, the business, operations, condition, financial or otherwise, or prospects of the Borrowers or their Subsidiaries or the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document.

                  4.22. Investment Company. Neither the Borrowers nor any
                  ------------------------
Subsidiary is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

                  4.23. Public Utility Holding Company. Neither the Borrowers
                  ------------------------------------
nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  4.24. Business. Schedule 4.24 correctly describes the business
                  --------------
of the Borrowers and their Subsidiaries as presently conducted and as presently planned to be conducted.

                  4.25. Proceeds. The Borrowers and their Subsidiaries shall use
                  --------------
the proceeds of all Revolving Credit Loans for general corporate purposes. The Borrowers and their Subsidiaries shall use Letters of Credit for standby or trade letters of credit in the ordinary course of business.

                  4.26. Regulation O. No director, executive officer or
                  ------------------
principal shareholder of the Borrowers or their Subsidiaries is a "director," "executive officer" or "principal shareholder" of any Bank, as such terms are used in Regulation O of the Board of Governors of the Federal Reserve System, as amended from time to time.

                  4.27. Burdensome Obligations. As of the date hereof neither
                  ----------------------------
the Borrowers, their Subsidiaries, nor any of their respective properties, is subject to any Law or, to the Borrowers' knowledge after due inquiry, any pending or threatened change of Law, or is subject to any restriction under its respective articles of incorporation or bylaws or under any agreement or instrument to which it is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, which is so unusual and burdensome as to be reasonably likely in the foreseeable future to have a material adverse effect on the business, operations or condition, financial or otherwise, of the Borrowers or their Subsidiaries or on the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document.

                  4.28. Insurance. The Borrower maintains with financially sound
                  ---------------
and reputable insurers insurance with respect to its properties and businesses and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated. Schedule 4.29 to this Agreement sets forth a list of all insurance maintained by the Borrower on the date hereof.

                  4.29. Hazardous Materials. Except as set forth on Schedule
                  -------------------------
4.30, as of the date hereof the Borrowers and their Subsidiaries have substantially complied with, are currently in substantial compliance with, have not been charged with, have not received any notice of, and, to the knowledge of the Borrowers' after due inquiry, are not under investigation for, the failure substantially to comply with any Laws relating to environmental protection matters, and, specifically, relating to Hazardous Substances. None of the Borrowers' or the Subsidiaries' properties is (a) presently listed or proposed for listing on the National Priorities List or (b) presently listed on the CERCLIS list.

                  4.30. Solvency. On the Closing Date, (a) the amount of the
                  --------------
"fair value" (as defined below) of the assets of the Borrowers and their consolidated Subsidiaries will, as of such date, exceed the amount of all liabilities of the Borrowers and their consolidated Subsidiaries, contingent or otherwise, as of such date, (b) the debts of the Borrowers and their consolidated Subsidiaries will not be beyond their ability to pay as such debts mature, and (c) neither Borrower nor any Subsidiary will have, as of such date, an unreasonably small amount of capital with which to conduct business or an unreasonably small amount of assets in relation to their future business. For purposes of this Section 4.31, "fair value" means the amount for which the assets of the Borrowers and their consolidated Subsidiaries might be expected to be sold to a willing buyer by a willing seller, neither being under compulsion, each having reasonable knowledge of all relevant facts, with equity to both, with no definite time period required to consummate the sale, and with buyer and seller contemplating the retention of the facilities at their present location for continuation of current operations; "debt" means "liability on a claim", and "claim" means (i) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, secured or unsecured.


                                    Article V
                                   ----------
                              Conditions Precedent
                              --------------------

                  5.01. Closing Date Conditions. The obligations of the Bank to
                  -----------------------------
make any Loans hereunder and to issue a Letter of Credit are subject to the satisfaction of the following conditions precedent on or before the Closing
Date:

                  (a) Agreement; Notes. The Bank shall have received this
                      ----------------
         Agreement, duly executed by the Borrowers and a Revolving Credit Note duly executed by the Borrowers.

                  (b) Loan Documents. The Bank shall have received all other
                      --------------
         Loan Documents conforming to the requirements of this Agreement and duly executed by the Borrowers, including, without limitation, a Guaranty and Suretyship Agreement (a "Guaranty") in the form attached hereto as Exhibit E, executed by certain Subsidiaries in favor of the Bank.

                  (c) Corporate Proceedings. The Bank shall have received (i), a
                      ---------------------
         true, correct and complete copy of the articles of incorporation and bylaws of the Borrowers and the Guarantors as in effect on the Closing Date and (ii), with a certificate of the Secretary or Assistant Secretary of the Borrowers and the Guarantors, dated the Closing Date, certifying as to true copies of all corporate action taken by the Borrowers and the Guarantors relative to this Agreement, the Notes and the Loan Documents, including but not limited to that authorizing the execution, delivery and performance of this Agreement, the Notes, the Guaranties and the other Loan Documents, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect as of the date thereof.

                  (d) Incumbency Certificates. The Bank shall have received a
                      -----------------------
         certificate of the Secretary or Assistant Secretary of the Borrowers, dated the Closing Date, as to the names, true signatures and incumbency of its officer or officers authorized to execute and executing this Agreement, the Notes, the Guaranties and the other Loan Documents together with evidence satisfactory to the Bank in its reasonable discretion of the incumbency of such Secretary or Assistant Secretary. The Bank may conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been furnished to the Bank.

                   (e) Insurance. The Bank shall have received a certificate
                       ---------
         from a Person satisfactory to the Bank in its reasonable discretion, dated a date satisfactory to the Bank in its reasonable discretion, that the insurance policies required by this Agreement and the Loan Documents have been obtained and are in full force and effect.

                  (f) Environmental Matters. The Bank shall have received such
                      ---------------------
         information with respect to environmental matters relating to any properties owned or operated or previously owner operated by the Borrowers and their Subsidiaries, which the Bank may have requested, and all such materials shall have been found to be satisfactory in form and substance to the Bank.

                  (g) Authorizations and Filings; Litigation. All
                      --------------------------------------
         authorizations, consents, approvals, licenses, exemptions or other actions by, and all registrations, qualifications, designations, declarations or filings with, all Official Bodies necessary or advisable in connection with the execution and delivery of this Agreement, the Notes, the Guaranties or any Loan Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, enforceability and admissibility in evidence hereof or thereof shall have been obtained and shall be in full force and effect. No suit, action, investigation, inquiry or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Official Body shall be pending or threatened, and no preliminary or permanent injunction or order by a state or federal court shall have been entered in connection with the transactions contemplated by this Agreement, the Notes, the Guaranties or any Loan Document or any of the transactions contemplated hereby or thereby which might reasonably be expected to have a material adverse effect on (i) the transactions contemplated by this Agreement, the Notes, the Guaranties or any Loan Document, or (ii) the business, operations, condition (financial or otherwise) or prospects of the Borrowers or the ability of the Borrowers to perform their obligations under this Agreement, the Notes, the Guaranties or any Loan Document. The Bank shall have received a certificate of a duly authorized officer of the Borrowers as to the matters set forth in this Section 5.01(g);

         provided, however, that such officer's certification as to any threatened suit, action, investigation, inquiry or other proceeding may be limited to such officer's knowledge after due inquiry.

                  (h) No Material Adverse Change. No material adverse change
                      --------------------------
         shall have occurred in the business, operations or condition (financial or otherwise) of the Borrowers or their Subsidiaries or in the business, operations, condition (financial or otherwise) or prospects of the Borrowers or their Subsidiaries since June 30, 2001, and the Bank shall have received a certificate of a duly authorized officer of the Borrowers to such effect. For purposes of this Section 5.01(h), no change which shall have occurred in the business, operations or condition (financial or otherwise) of the Borrowers or their Subsidiaries shall be deemed to be "materially adverse", unless such change, singly or in the aggregate, would reasonably be expected to have a material adverse effect on the business, operations or condition (financial or otherwise) or prospects of the Borrowers or their Subsidiaries or on the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document.

                  (i) Legal Opinion of Counsel to the Borrowers. The Bank shall
                      -----------------------------------------
         have received an opinion of McQuaide, Blasko, Schwartz, Fleming & Faulkner, counsel to the Borrowers, dated the Closing Date, substantially in the form attached hereto as Exhibit G.

                  (j) Additional Matters. All corporate and other proceedings,
                      ------------------
         and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the Notes and the Loan Documents shall have been reviewed and found to be satisfactory in form and substance to the Bank in its reasonable discretion, and the Bank shall have received all such other counterpart original or certified or other copies of all such other documents and instruments in connection with such transactions as the Bank reasonably shall have requested.

                  (k) Other Indebtedness. Payment in full by the Borrowers of
                      ------------------
         all other Indebtedness except Permitted Indebtedness and loans owing to the Pennsylvania Industrial Development Authority.

                  (l) Structures. The Bank shall be satisfied with the tax,
                      ----------
         ownership, capital, corporate organizational and legal structures of the Borrowers and the Borrowers' wholly-owned subsidiaries and with the condition (financial, pro-forma financial and others), operations, assets, nature of assets, liabilities and prospects of the Borrowers and their subsidiaries, including the fact that there has been no material adverse change.

                  (m) Pro-Forma Financial Statements. The Bank shall have
                      ------------------------------
         received pro-forma financial statements from the Borrowers and the Borrowers' wholly-owned subsidiaries, in form and substance acceptable to the Bank, setting forth financial information for the period from the Closing Date through the Revolving Credit Termination Date.

                  (n) Dividends. The Bank shall have received evidence, in form
                      ---------
         and substance satisfactory to the Bank, that there are no limitations on the ability of the Borrowers' wholly-owned subsidiaries to pay dividends or otherwise make certain distributions to the Borrowers.

                  (o) Facility Fee; Compensation. The Borrowers shall pay to the
                      --------------------------
         Bank a fee in an amount equal to $10,000.

                  (p) Fees and Costs. Receipt by the Bank of all fees and costs,
                      --------------
         including legal fees and costs, incurred by the Bank through the date hereof in connection with the Existing Loans and the Loans hereunder.

                  5.02. Conditions to Loans and to Letters of Credit. The
                  --------------------------------------------------
obligations of the Bank to make any Loans hereunder (including, without limitation, on the Closing Date) and to issue a Letter of Credit, are subject to the satisfaction of the following further conditions precedent as of the date such Loans are requested to be made or such Letter of Credit is requested to be issued, and as of the date each such Loan is made or such Letter of Credit is issued:

                  (a) Representations and Warranties. Each of the
                      ------------------------------
         representations and warranties by the Borrowers in or pursuant to this Agreement, the Notes or any Loan Document shall have been true and correct in all material respects on and as of the date hereof or thereof or on and as of the date made, as the case may be, and shall be true and correct in all material respects on and as of each such date with the same effect as though made on and as of each such date.

                  (b) Performance of Obligations. The Borrowers shall have
                      --------------------------
         performed all their obligations required to be performed hereunder and under the Notes and the Loan Documents on or before each such date.

                  (c) No Default. No Event of Default or Potential Default shall
                      ----------
         have occurred and be continuing or shall exist on each such date or shall occur or exist after giving effect to the Loans requested to be made or a Letter of Credit requested to be issued on each such date.

                  (d) Limitations on Availability of Commitments. The Borrowers
                      ------------------------------------------
         shall be in compliance with the covenants and conditions set forth in
         Section 2.01 or 3.01, as applicable.

Any request by the Borrowers for any Loan hereunder or for the issuance of a Letter of Credit hereunder shall constitute a representation and warranty by the Borrowers that the conditions precedent described in this Section 5.02 have been satisfied on and as of the date of such request. Failure of the Bank to receive notice from the Borrowers to the contrary before any Loan is made or a Letter of Credit is issued shall constitute a further representation and warranty by the Borrowers that the conditions precedent described in this Section 5.02 have been satisfied on and as of the date of such Loan or the issuance of a Letter of Credit.


                                   Article VI
                                   ----------
                              Affirmative Covenants
                              ---------------------

                  The Borrowers covenant to the Bank as follows:

                  6.01.  Reporting and Information Requirements.
                  ---------------------------------------------

                  (a) Annual Audit Reports. As soon as practicable, and in any
                      --------------------
event within one hundred twenty (120) days after the close of each fiscal year of the Borrowers, commencing with the fiscal year ending June 30, 2002, the Borrowers shall furnish to the Bank, consolidated statements of income, retained earnings and cash flow of the Borrowers and their consolidated Subsidiaries for such fiscal year and a consolidated balance sheet of the Borrowers and their consolidated Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, with such statements and balance sheet to be audited and certified by independent certified public accountants of recognized standing selected by the Borrowers and satisfactory to the Bank in its reasonable discretion. The certificate or report of such accountants shall be free of exceptions or qualifications not acceptable to the Bank in its reasonable discretion, a copy of such certificate or report shall be addressed to the Bank and signed by such independent public accountants, and such certificate or report shall in any event contain a written statement of such accountants substantially to the effect that (i) such accountants examined such statements and balance sheet in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances and (ii) in the opinion of such accountants such statements and balance sheet present fairly the financial position of the Borrowers as of the end of such fiscal year and the results of its operations and its cash flow for such fiscal year, in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year (except for changes in application in which such accountants concur).

                  (b) Quarterly Reports. As soon as practicable, and in any
                      -----------------
event within forty-five (45) days after the close of each fiscal quarter of the Borrowers, commencing with the fiscal quarter ending December 31, 2001, the Borrowers shall furnish to the Bank, unaudited consolidated (and combining) statements of income, retained earnings and cash flow for the Borrowers and their consolidated Subsidiaries for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter, and an unaudited consolidated balance sheet of the Borrowers and their consolidated Subsidiaries as of the close of such fiscal quarter, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the same period or as of the same date during the preceding fiscal year, and certified by the President, Treasurer or Chief Financial Officer of the Borrowers as presenting fairly the financial position of the Borrowers and their consolidated Subsidiaries as of the end of such fiscal quarter and the results of their operations and their cash flow for such fiscal quarter, in conformity with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Bank, subject to year-end audit adjustments.

                  (c) Accountants' Certificate. Each set of statements and
                      ------------------------
balance sheet delivered pursuant to Section 6.01(a) shall be accompanied by a certificate or report, dated the Relevant Date, of the accountants who certified such statements and balance sheet, stating in substance that they have reviewed this Agreement and that in making the examination necessary for their certification of such statements and balance sheet they did not become aware of any Event of Default or Potential Default, or, if they did become so aware, such certificate or report shall state the nature and period of existence thereof.

                  (d) Officer's Compliance Certificates. On or before the
                      ---------------------------------
forty-fifth (45th) day following the last day of each fiscal quarter, the Borrowers shall deliver to the Bank a certificate, in the form attached hereto as Exhibit F, dated as of the Relevant Date, signed on behalf of the Borrowers by their President, Treasurer or Chief Financial Officer, (i) stating that as of the date thereof no Event of Default or Potential Default has occurred and is continuing or exists, or, if an Event of Default or Potential Default has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action with respect thereto taken or contemplated to be taken by the Borrowers and (ii) stating in reasonable detail the information and calculations necessary to establish compliance with the provisions of Section 7.01 and (iii) stating that the signer personally has reviewed this Agreement and that such certificate is based on an examination made by or under the supervision of the signer sufficient to assure that such certificate is accurate (such signer to have no personal liability on account of such certificate in the absence of gross negligence or willful misconduct).

                  (e) Annual Budget. As soon as practicable, and in any event
                      -------------
within ninety (90) days after the start of each fiscal year, the Borrowers shall deliver to the Bank an annual budget for the Borrowers and their consolidated Subsidiaries, which shall include monthly projections of profit and loss statements, balance sheets and cash flow reports (prepared on an annual basis) for the then current fiscal year (including projections as to capital expenditures), together with a statement of the assumptions and estimates upon which such projections are based. The projections shall be accompanied by a cover letter stating that such projections, estimates and assumptions, as of the date of preparation thereof, are reasonable, made in good faith, are consistent with this Agreement and the Loan Documents, and represent the Borrowers' best judgment as to such matters.

                  (f) Other Reports and Information. Promptly upon their
                      -----------------------------
becoming available, the Borrowers shall deliver to the Bank, a copy of (i) all regular or special reports or effective registration statements which the Borrowers shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) all reports, proxy statements, financial statements and other information distributed by the Borrowers to its stockholders, debtholders or the financial community in general, and (iii) any reports (including, without limitation, management letters) submitted to the Borrowers by independent accountants in connection with any annual, interim or special audit of the Borrowers.

                  (g) Further Information. The Borrowers promptly will furnish
                      -------------------
to the Bank such other information and in such form as the Bank reasonably may request.

                  (i) Notice of Event of Default. Promptly upon becoming aware
                      --------------------------
of any Event of Default or Potential Default, the Borrowers shall give the Bank notice thereof, together with a written statement of the President, Treasurer or Chief Financial Officer of the Borrowers setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Borrowers.

                  (j) Notice of Material Adverse Change. Promptly upon becoming
                      ---------------------------------
aware thereof, the Borrowers shall give the Bank notice of any material adverse change in the business, operations, condition, financial or otherwise, or prospects of the Borrowers or their Subsidiaries or in the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document.

                  (k) Notice of Material Proceedings. Promptly upon becoming
                      ------------------------------
aware thereof, the Borrower shall give the Bank notice of the commencement, existence or threat of any proceeding by or before any Official Body against or affecting the Borrower which, if adversely decided, would reasonably be expected to have a material adverse effect on the business, operations, condition, financial or otherwise, or prospects of the Borrower or on the ability of the Borrower to perform its obligations under this Agreement, the Notes or any Loan Document.

                  (l) Notice of Other Material Defaults. Promptly upon becoming
                      ---------------------------------
aware of any material default by any Borrower or any Subsidiary under any agreement or instrument to which any Borrower or any Subsidiary or by which any Borrower, any Subsidiary or any of their properties are or may be bound, the Borrowers shall give the Bank notice thereof, together with a written statement of the President, Treasurer or Chief Financial Officer of the Borrowers setting forth the details thereof, if such agreement or instrument or the consequences of such default would reasonably be expected to be material to the business, operations, condition, financial or otherwise, or prospects of the Borrowers or their Subsidiaries or to the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document.

                  (m) Notice of Pension-Related Events. Promptly after the
                      --------------------------------
Borrowers, any Controlled Group Member or any administrator of a Plan:

                           (i) receives the notification referred to in
                  subsection (i), (iv) or (vii) of Section 8.01(f);

                           (ii) has knowledge of (A) the occurrence of a
                  Reportable Event with respect to a Plan, and within seven (7) days thereafter if the Reportable Event is a failure to meet the minimum funding requirement with respect to a Plan, including failure to pay any contribution when due, and the total unpaid balance of contributions due to such Plan exceeds $1,000,000; (B) any event which has occurred or any action which has been taken to amend or terminate a Plan as referred to in subsections (ii) and (vi) of Section 8.01(f); (C) any event which has occurred or any action which has been taken which could result in complete withdrawal, partial withdrawal or secondary liability for withdrawal liability payments with respect to a Multiemployer Plan as referred to in subsection
                  (vii) of Section 8.01(f); (D) any action which has been taken in furtherance of, any agreement which has been entered into for or any petition which has been filed with a United States district court for, the appointment of a trustee for a Plan as referred to in subsection (iii) of Section 8.01(f); (E) any action to amend a Plan which requires security to be provided to the Plan pursuant to Section 401(a)(29) of the Code or
                  Section 307 of ERISA or (F) any failure to pay the PBGC premium with respect to a Plan when due; or

                           (iii) files (A) any notice or application with a
                  participant in a Plan, the Internal Revenue Service or the PBGC in connection with the termination of a Plan; (B) a request with the Internal Revenue Service pursuant to Section 412(d) or 412(e) of the Code for a variance from the minimum funding standard or an extension of the period for amortizing unfunded liabilities, respectively, for a Plan; or (C) a return with the Internal Revenue Service with respect to the tax imposed under Section 4971(a) of the Code for failure to meet the minimum funding standards established under Section 412 of the Code for a Plan;

the Borrowers will furnish to the Bank (i) a copy of any notice received, request or petition filed and agreement entered into; (ii) the most recent Annual Report (Form 5500 Series) and attachments thereto for the Plan; (iii) the most recent actuarial report for the Plan; (iv) any notice, return or materials required to be filed with the Internal Revenue Service, the PBGC or Plan participants and beneficiaries in connection with the event, action or filing; and (v) a written statement of the President, Treasurer or chief financial officer of the Borrower describing the event or the action taken and the reasons therefor.

                   (n) Visitation. The Borrowers shall permit such Persons as
                       ----------
the Bank may designate to visit and inspect any of the properties of the Borrowers and of any Subsidiary, to examine their books and records and to take copies and extracts therefrom and to discuss their affairs with their officers and employees and independent accountants, engineers, consultants and contractors (each of whom is hereby authorized to discuss with the Bank the affairs of the Borrowers and of any Subsidiary) at such times and as often as the Bank reasonably may request.

                  (o)  Environmental Matters.
                       ---------------------

                           (i) On the date hereof and within ninety (90) days
                  following the close of each year, commencing with the fiscal year ending June 30, 2001, the Borrowers shall deliver to the Bank, a certificate, signed on behalf of the Borrowers by a duly authorized officer, stating that, (A) as of the date thereof, the Borrowers and their Subsidiaries are in compliance with all applicable environmental protection and pollution control Laws and hazardous waste and toxic substances management, handling and disposal Laws, except for violations which, singly or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, condition, financial or otherwise, or prospects of the Borrowers or their Subsidiaries or on the Borrowers' or their Subsidiaries' ability to perform their respective obligations under this Agreement, the Notes or any Loan Document, or, (B) if the Borrowers and their Subsidiaries are not so in compliance, specifying in detail the nature and period of existence of such noncompliance and any action taken or contemplated to be taken by any Borrower or any Subsidiary with respect to such noncompliance.

                           (ii) Promptly upon becoming aware of the occurrence
                  or existence of any material environmental event, circumstance or condition relating to any of the Borrowers' or Subsidiaries' properties, the Borrowers shall give the Bank notice thereof and shall deliver to the Bank a written description of such event, circumstance or condition, specifying in detail the nature and period of existence thereof and any action taken or contemplated to be taken by any Borrower or any Subsidiary with respect thereto.

                           (iii) Without limitation of Section 6.01(o)(i), upon
                  receipt by the Bank of a notice pursuant to Section 6.01(o)(i)(B), or upon the occurrence of an Event of Default, the Bank shall have the right to designate such Persons ("Site Reviewers") as the Bank may elect, to visit and inspect any of the properties of the Borrowers or their Subsidiaries and to perform such reasonable environmental site investigations and assessments ("Site Assessments") on their properties for the purpose of determining whether there exists on their properties any environmental condition which could result in any liability, cost or expense to the owner or occupier thereof relating to Hazardous Substances or any other environmental condition which could materially adversely affect the business, operations, condition, financial or otherwise or prospects of the Borrowers or their Subsidiaries or on the Borrowers' or their Subsidiaries' ability to perform their respective obligations under this Agreement, the Notes or any Loan Document. Such Site Assessments may include both above and below the ground testing for environmental damage or the presence of Hazardous Substances and such other tests as may be necessary to conduct the Site Assessments in the opinion of the Site Reviewers. The Borrowers shall, and shall cause each Subsidiary to, supply to the Site Reviewers such historical and operational information, including the results of all samples sent for analysis, correspondence with Official Bodies and previous environmental audits or environmental reviews regarding its properties as are within its possession, custody or control, or which are reasonably available to it and which reasonably may be requested by the Site Reviewers to facilitate the Site Assessments, and will make available for meetings with the Site Reviewers appropriate Personnel employed by any Borrower or any of its Subsidiaries having knowledge of such matters. The cost of performing all Site Assessments shall be paid by the Borrowers upon demand by the Bank.
                           (iv) At such other times and as often as the Bank
                  reasonably may request, the Borrowers will, and shall cause each Subsidiary to, make available at its offices to the Bank or its designees such historical and operational information including the results of all samples sent for analysis, correspondence with Official Bodies and environmental reviews regarding its properties as are in its possession, custody or control, or which are reasonably available to it and which reasonably may be requested by the Bank or its designees, and will make available for meetings with the Bank or such designees appropriate Personnel employed by any Borrower or any of its Subsidiaries having knowledge of such matters.

                  (p) Information Package. Upon the reasonable request of the
                      -------------------
Bank, the Borrowers shall, and shall cause each Subsidiary to, deliver to the Bank an information package containing relevant information about the Borrowers, and such other information as the Bank reasonably may request, which information package shall be in form and substance satisfactory to the Bank in its reasonable discretion. The Borrowers hereby expressly authorize the Bank to distribute such package (and any and all other information and materials respecting the Borrowers or their Subsidiaries) as from time to time delivered to or in the possession of the Bank to any Participant or prospective Participant; provided, however, that, prior to delivering any such information package or other information or materials, the Bank shall consult with the Borrowers (it being expressly understood that the Bank shall not distribute any information package provided by the Borrowers pursuant to this Section 6.01(p) without the prior written consent of the Borrowers; it being further understood, however, that the Borrowers' consent to delivery of any other information or materials shall not be required), and provided, further, that the Bank first shall cause the Participant or prospective Participant receiving such information package or other information or materials to execute and deliver to the Bank such confidentiality agreement or agreements as the Borrowers may reasonably request (unless such Bank or Participant or prospective Bank or Participant previously has signed such an agreement). The Bank shall not be liable to the Borrowers, any Subsidiary, or to any other Person for any breach of any such confidentiality agreement or agreements by any Participant or any prospective Participant to whom it may have delivered such information package or other information or materials.

                  6.02. Preservation of Existence and Franchises. Each Borrower
                  ----------------------------------------------
shall, and shall cause each of its Subsidiaries to, maintain its corporate existence, rights and franchises in full force and effect in its jurisdiction of incorporation. Each Borrower shall, and shall cause each of its Subsidiaries to, qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to receive or retain such qualification would reasonably be expected to have a material adverse effect on the business, operations, condition, financial or otherwise, or prospects of any Borrower or any Subsidiary or on the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document.

                  6.03. Insurance. Each Borrower shall, and shall cause each of
                  ---------------
its Subsidiaries to, maintain insurance against fire, flood, casualty and such other hazards as may be reasonably acceptable to the Bank in such amounts, with such deductibles and with such insurers as may be reasonably acceptable to the Bank. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days prior written notice to the Bank and shall insure the Bank notwithstanding the act or neglect of the insured. In the event any Borrower or any Subsidiary fails to procure or cause to be procured any such insurance or to timely pay or cause to be paid the premium(s) on any such insurance, the Bank may do so for any Borrower or any Subsidiary but the Borrowers shall continue to be liable for the cost of such insurance. The Borrowers hereby appoint the Bank as their attorney-in-fact, exercisable at the Bank's option, to endorse any check which may be payable to either Borrower or any Subsidiary in order to collect the proceeds of such insurance. Any and all amount or amounts received or collected by the Bank pursuant to the provisions of this paragraph, in excess of $100,000 per year in the aggregate, may be applied by the Bank to any obligations or to repair, reconstruct or replace the loss of or damage to property as the Bank in its sole judgment may from time to time determine. Each Borrower shall, and shall cause each of its Subsidiaries to, furnish to the Bank from time to time upon request the policies under which such insurance is issued, certificates of insurance and such other information relating to such insurance as the Bank may request, and provide such other insurance and endorsements as are required by this Agreement, the Notes and the other Loan Documents.

                  6.04.  Maintenance of Properties.
                  --------------------------------

                  (a) Each Borrower shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear alone excepted, the properties now or hereafter owned, leased or otherwise possessed by it which are material to the business, operations, condition, financial or otherwise, or prospects of any Borrower or any Subsidiary or to the ability of the Borrowers and the Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document, and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto which shall be reasonable, necessary and consistent with sound business judgment so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                  (b) Each Borrower shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained in full force and effect all patents, patent applications, trademarks, service marks and applications therefor, trade names, copyrights and all other intellectual property rights now or hereafter owned, or otherwise possessed by it which are material to the business, operations, condition, financial or otherwise, or prospects of any Borrower or any Subsidiary or to the ability of the Borrowers or their

Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document.

                  6.05. Payment of Taxes and Other Potential Charges and
                  ------------------------------------------------------
Priority Claims; Payment of Other Current Liabilities. Each Borrower shall, and
-----------------------------------------------------
shall cause each of its Subsidiaries to, pay or discharge

                  (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income (including such as may arise under Section 4062, Section 4063 or Section 4064 of ERISA, or any similar provision of law);

                  (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property;

                  (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property (other than Permitted Liens) or which, if unpaid, might give rise to a claim entitled to priority over general creditors of any Borrower or any of its Subsidiaries in a case under Title 11 (Bankruptcy) of the United States Code, as amended, or in any insolvency proceeding or dissolution or winding-up involving any Borrower or any of its Subsidiaries; and

                  (d) all other current liabilities so that none is overdue more than forty-five (45) days;

provided, that, unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, neither the Borrowers nor any Subsidiary need pay or discharge any such tax, assessment, charge, levy, claim or current liability so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, and so long as such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor, and so long as such failure to pay or discharge does not have a material adverse effect on the business, operations, condition, financial or otherwise, or prospects of the Borrowers or any Subsidiary or on the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document.

                  6.06. Financial Accounting Practices. Each Borrower shall, and
                  ------------------------------------
shall cause each of its Subsidiaries to, (a) make and keep books, records an accounts which, in reasonable detail, accurately and fairly reflect its material transactions and dispositions of its material assets and (b) maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(i) material transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP and (B) to maintain accountability for material assets, (c) access to material assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  6.07. Compliance with Laws. Each Borrower shall, and shall
                  --------------------------
cause each of its Subsidiaries to, comply with all applicable Laws (including but not limited to ERISA, the Code and any applicable tax Law, product safety Law, occupational safety or health Law, environmental protection or pollution control Law, Hazardous Substances management, handling or disposal Law) in all respects (including but not limited to compliance in respect of products that it manufactures, processes or sells or services it performs, conduct of its business or use, maintenance or operation of real and personal properties owned or possessed by it), provided that neither the Borrowers nor any Subsidiary shall be deemed to be in violation of this Section 6.07 as a result of any failures to comply which would not result in fines, penalties, injunctive relief or other civil or criminal liabilities which, singly or in the aggregate, would reasonably be expected to materially adversely affect the business, operations, condition, financial or otherwise, or prospects of the Borrowers or their Subsidiaries or the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or the Loan Documents.

                  6.08. Use of Proceeds. Each Borrower shall, and shall cause
                  ---------------------
each of its Subsidiaries to, use the proceeds of all Loans and Letters of Credit hereunder only as set forth in Section 4.25.

                  6.09. Government Authorizations, etc. Each Borrower shall, and
                  ------------------------------------
shall cause each of its Subsidiaries to, obtain and maintain in full force and effect all authorizations, consents, approvals, licenses, exemptions and other actions by, and all registrations, qualifications, designations, declarations and other filings with, any Official Body necessary or advisable in connection with the execution and delivery of this Agreement, the Notes or any Loan Document, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, enforceability and admissibility in evidence hereof or thereof.

                  6.10. Contracts. Each Borrower shall, and shall cause each of
                  ---------------
its Subsidiaries to, comply with all agreements or instruments to which it is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, provided that neither the Borrowers nor any Subsidiary shall be deemed to be in violation of this Section 6.10 as a result of any failure to comply which, singly or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, condition, financial or otherwise, or prospects of the Borrowers or their Subsidiaries or on the ability of the Borrowers or their Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document.

                  6.11.  Environmental Matters.
                  ----------------------------

                  (a) Hazardous Substances. Each Borrower shall, and shall cause
                      --------------------
each of its Subsidiaries to, use its best efforts to prevent the deposit, emission, discharge or release of any Hazardous Substances or residual wastes on the properties owned or operated by it, unless such deposit, emission, discharge or release is authorized by, and in full compliance with applicable Law (including by the giving of all necessary financial assurances). Each Borrower shall, and shall cause each of its Subsidiaries to, use its best efforts to handle, store, transport and dispose of all Hazardous Substances or residual wastes generated on properties owned or operated by it in compliance with all applicable Laws now or hereafter enacted, and shall use its best efforts promptly to clean up any accidental deposit, emission, discharge or release of Hazardous Substances, pollutants or contaminants from or on any of the properties owned or operated by it in accordance with applicable Law. Each Borrower shall, and shall cause each of its Subsidiaries to, pay, collect or remit, as appropriate, in a timely manner, all fees, taxes or other impositions imposed by any Official Body as a result of the handling, storage, collection, treatment or disposal of solid wastes or Hazardous Substances on any of the properties owned or operated by it.

                  (b) Financial Assurances. Each Borrower shall, and shall cause
                      --------------------
each of its Subsidiaries to, at all times maintain and keep in effect appropriate financial assurances, bonds or other financial security or liability insurance required by any Official Body to be kept as conditions of any permits, licenses, authorizations or other approvals necessary: to permit any Borrower or any Subsidiary to operate pollution control equipment; to close facilities which handled, stored, treated or disposed of Hazardous Substances or residual wastes and to provide for post-closure care of the same; to undertake any cleanup or remediation of areas on any of the properties owned or operated by it in or on which Hazardous Substances or residual wastes were or are generated, handled, stored, treated or disposed of; or otherwise required by any Official Body as a condition of any Borrowers' or any Subsidiary's operation of all or any part of the properties owned or operated by it.

                  (c) Indemnification. The Borrowers hereby agree to indemnify
                      ---------------
and hold the Bank harmless from and against any and all liability, loss or damage which the Bank may or might incur under the Loan Documents arising from or relating to the existence of Hazardous Substances or residual wastes on the Borrowers' or any Subsidiaries' properties.

                  6.12 Matters Concerning Acquisitions, Mergers and Investments.
                  -------------------------------------------------------------

                  (a) Consolidation of Financial Information. To the extent that
                      --------------------------------------
a transaction allowed pursuant to Section 7.08 or 7.09 hereof results in the formation and continued existence of a Subsidiary of any Borrower, (a) the consolidated financial statements required by Section 6.01 hereof shall include such Subsidiary, and (b) the financial covenants set forth in Section 7.01 shall be measured on a consolidated basis including such Subsidiary.

                  (b) Delivery of Guaranty. To the extent that a transaction
                      --------------------
allowed pursuant to Section 7.08 or 7.09 hereof results in the formation and continued existence of a Subsidiary of any Borrower, within ten (10) Business Days of the closing of such transaction, such Borrower shall deliver to the Bank a Guaranty fully executed by such newly formed Subsidiary in favor of the Bank.


                                   Article VII
                                   -----------
                               Negative Covenants
                               ------------------

                  The Borrowers covenant to the Bank as follows:

                  7.01.  Financial Covenants.
                  --------------------------

                  (a) Minimum Net Worth. As of the last day of each fiscal
                      -----------------
quarter, commencing with the quarter ending on March 31, 2002, the Net Worth of the Borrowers shall be an amount equal to at least $237,000,000 plus sixty-five percent (65%) of the net income after taxes of the Borrowers for such quarter provided that no deduction for losses will be permitted.

                  (b) Minimum Liquidity. The Borrowers shall at all times
                      -----------------
maintain cash and marketable securities with an aggregate fair market value of at least $10,000,000.

                  7.02. Liens. Each Borrower shall not, and shall not permit any
                  -----------
of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except for the following ("Permitted Liens"):

                  (a) Liens existing on the date hereof and listed in Schedule 7.02;

                  (b) Liens arising from taxes, assessments, charges, levies or claims described in Section 6.05 that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the proviso to such Section 6.05;

                  (c) Deposits or pledges to secure workmen's compensation, unemployment insurance, old age benefits or other social security obligations, or in connection with or to secure the performance of bids, tenders, trade contracts or leases, or to secure statutory obligations, or stay, surety or appeal bonds, or other pledges or deposits of like nature and all in the ordinary course of business;

                  (d) Liens arising from legal proceedings, so long as such proceedings are being contested in good faith by appropriate proceedings diligently conducted and so long as execution is stayed on all judgments resulting from any such proceedings; and

                  (e) Zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not secure the payment of money or the performance of an obligation and that do not, singly or in the aggregate, materially detract from the value of a property or asset to, or materially impair its use in the business of, the Borrowers or their Subsidiaries.

                  (f) Liens (whether or not assumed) existing on property at the time of purchase thereof by any Borrower or any of its Subsidiaries or to secure payment of the purchase price thereof, provided, that:

                           (i) such Lien is created before or substantially
                  simultaneously with the purchase of such property in the ordinary course of business by any Borrower or any of its Subsidiaries;

                           (ii) such Lien is confined solely to the property so
                  purchased, improvements thereto and proceeds thereof;

                           (iii) the aggregate amount secured by all such Liens
                  on any particular property at the time purchased by any Borrower or any of its Subsidiaries, as the case may be, shall not exceed the lesser of the purchase price of such property or the fair market value of such property at the time of purchase thereof ("purchase price" for this purpose including the amount secured by each such Lien thereon whether or not assumed);

                           (iv) the obligation secured by such Lien is
                  Indebtedness permitted under Section 7.03(d); and

                           (v) the total Indebtedness secured by such Liens
                  shall not exceed $2,500,000 in the aggregate on a per annum basis.

                  7.03. Indebtedness. Each Borrower shall not, and shall not
                  ------------------
permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except for the following ("Permitted Indebtedness"):

                  (a) Indebtedness under this Agreement, the Notes or any Loan Document;

                  (b) Indebtedness appearing on the Borrowers' financial statements dated as June 30, 2001 (excluding the debts to be satisfied or refinanced under this Agreement) and listed in Schedule 7.03;

                  (c) Current accounts payable now existing or hereafter arising out of transactions (other than borrowings) in the ordinary course of business of the Borrowers and their Subsidiaries; and

                  (d) Purchase money indebtedness and Capitalized Lease Obligations of the Borrowers and their Subsidiaries in an amount not to exceed $2,500,000 in the aggregate on a per annum basis.

                  7.04. Guarantees and Similar Liabilities. Each Borrower shall
                  ----------------------------------------
not, and shall not permit any of its Subsidiaries to, at any time directly or indirectly assume, guarantee, become surety for, endorse or otherwise agree, become or remain liable upon or with respect to any Indirect Guarantee, except:

                  (a) Obligations under or in respect of this Agreement, the Notes and the Loan Documents;

                  (b) Guarantees and contingent liabilities existing on the date hereof and listed in Schedule 7.04;

                  (d) Obligations to pay the purchase price of goods or services on usual and customary terms in the ordinary course of business;

                  (e) Contingent liabilities arising from the endorsement of negotiable or other instruments for deposit or collection or similar transactions in the ordinary course of business; and

                  (f) Indemnities of the liabilities of directors or officers pursuant to provisions contained in its articles of incorporation or by-laws or as otherwise permitted by applicable law.

                  7.05. Loans and Investments. Each Borrower shall not, and
                  ---------------------------
shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

                  (a) Loans and investments existing on the date hereof and listed in Schedule 7.05;

                  (b) Trade credit extended, and loans and advances extended to subcontractors or suppliers, under usual and customary terms in the ordinary course of business;

                  (c) Advances to employees of any Borrower or any of its Subsidiaries to allow such employees to meet expenses incurred by such employees in the ordinary course of business or advances to employees or prospective employees of any Borrower or any of its Subsidiaries for the purpose of attracting or recruiting such employees or prospective employees, provided that the aggregate amount of all advances pursuant to this Section 7.05(c) shall not exceed $200,000 at any time outstanding;

                  (d) Demand deposits, time deposits or certificates of deposit in United States commercial banks having shareholders' equity of at least $100,000,000 and maturing not in excess of one year from the date of acquisition;

                  (e) Obligations backed by the full faith and credit of the United States of America maturing not in excess of one year from the date of acquisition;

                  (f) Institutional money market funds with a rating of AAA and minimum of $1 billion in total fund assets;

                  (g) Repurchase agreements issued by domestic banks and bank holding companies having a Bank Watch rating of B/C or better and that are at least 102% collateralized;

                  (h) Up to twenty percent (20%) of cash and marketable securities in municipal notes and bonds, tax free and tax advantaged auction rate securities of any single issuer with minimum credit ratings of Aa2/AA;

                  (i) Up to twenty percent (20%) of cash and marketable securities in commercial paper or loan participations of any single issuer maturing not in excess of one year from the date of acquisition and rated at least P-2 by Moody's Investors Service, Inc. or A-2 by Standard & Poor's Corporation on the date of acquisition;

                  (j) Notes or securities received in good faith settlement of loans or investments described in this Section 7.05, if such loan or investment was not made in the expectation of such settlement; and

                  (k)  Investments allowed under Section 7.08 hereof.

                  7.06. Distributions to Shareholders. Except with the prior
                  -----------------------------------
written approval of the Bank, each Borrower shall not, and shall not permit any of its Subsidiaries to, declare, make, pay or set apart assets for a fund to pay, or agree, become or remain liable to make or pay, or set apart assets for a fund to pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of, or in respect of, any shares of the capital stock of the Borrowers or their Subsidiaries or for or on account of the purchase, redemption, defeasance, retirement or acquisition of any shares of any class of the capital stock (or warrants, options or rights therefor) of the Borrowers or their Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrowers or their Subsidiaries, or permit any Affiliate to make any payment on account of, or purchase or otherwise acquire, any equity interest in the Borrowers or their Subsidiaries from any Person; provided, however, that
                              --------

                  (a) the Borrowers and their Subsidiaries may declare, make and pay dividends or distributions on account of their capital stock or on account of the purchase, redemption, retirement or acquisition of such capital stock if such dividend or distribution is payable solely in shares of capital stock (or warrants, options or rights therefor) of the Borrowers or their Subsidiaries, so long as no Event of Default or Potential Default exists;

                  (b) any Subsidiary of the Borrowers may declare, make and pay dividends or distributions on account of its capital stock to a Borrower so long as such payments do not exceed the Net Income of such Subsidiary and no Event of Default or Potential Default exists; and

                  (c) C-Cor may purchase its own capital stock, so long as such purchases do not exceed $5,000,000 in the aggregate during any fiscal year and so long as no Event of Default or Potential Default exists; except however that during the time period from May 17, 2001 through December 31, 2002 and provided no Event of Default or Potential Default exists, C-Cor may acquire up to an aggregate of two million shares of its own capital stock for an aggregate amount not to exceed $12,000,000.

                  7.07. Sale-Leasebacks. Each Borrower shall not, and shall not
                  ---------------------
permit any of its Subsidiaries to, at any time enter into or suffer to remain in effect any transaction involving the sale, transfer or other disposition by any Borrower or any of their Subsidiaries of any property, real or personal, now owned or hereafter acquired, with a view directly or indirectly to the leasing back of any part of the same property or any other property used for the same or a similar purpose or purposes.; provided, that the Borrowers may enter into sale-leaseback transactions with equipment so long as (a) the cash received in such transaction is greater than or equal to the fair market value of the equipment subject to the sale-leaseback, (b) no Event of Default or Potential Default exists, and (c) such sale-leaseback transactions do not exceed $3,000,000 in the aggregate at all times.

                  7.08. Acquisitions; Mergers, Etc.. Each Borrower shall not,
                  ---------------------------------
and shall not permit any of its Subsidiaries to, enter into any transaction of acquisition or merger or consolidation or amalgamation or division, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except that the Borrowers may merge with, consolidate with or acquire all or substantially all of the operating assets of a Person, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to, any other Person, so long as:

                  (a) The sole legal consideration is the Stock of a Borrower or cash of a Borrower (excluding borrowings under the Revolving Credit);

                  (b) The Person must be engaged in a business substantially the same as, or complimentary to, the business conducted and operated by the Borrowers ("substantially" and "complimentary" to be determined by the Bank in its sole discretion);

                  (c) Each Borrower, after giving effect to the acquisition, consolidation or merger, is in compliance with the financial covenants set forth in Section 7.01 hereof, on an historical and pro forma basis;

                  (d)  No Event of Default or Potential Default exists; and

                  (e) C-Cor is the surviving legal entity (except for transactions which are Minority Investments).

                  7.09. Dispositions of Assets. Each Borrower shall not, and
                  ----------------------------
shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section 7.09 as a "transaction" and any series of related transactions constituting but a single transaction), a substantial part ("substantial" to be determined by the Bank, in its sole discretion) of its properties or assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper or general intangibles with or without recourse), except in transactions in the ordinary course of business.

                  7.10. Transactions with Affiliates. Each Borrower shall not,
                  ----------------------------------
and shall not permit any of its Subsidiaries to, enter into or carry out any transaction with (including, without limitation, purchasing property or services from or selling property or services to) any Affiliate except:

                  (a) Directors, officers and employees of the Borrowers may render services to the Borrowers for compensation at the same rates generally paid by corporations engaged in the same or similar businesses for the same or similar services;

                  (b) The Borrowers may enter into and carry out other transactions with its Affiliates if in the ordinary course of business, pursuant to the reasonable requirements of the Borrowers' business, and upon terms which are fair and reasonable and no less favorable to the Borrowers than would obtain in a comparable arm's-length transaction; and

                  (c) This provision shall not apply to transactions between a Borrower, on the one hand, and one or more of its wholly-owned Subsidiaries, on the other hand.

                  7.11. Continuation of or Change in Business. Each Borrower
                  -------------------------------------------
shall, and shall cause each of its Subsidiaries to, continue to engage in the business substantially as conducted and operated by the Borrowers and their Subsidiaries during the present and preceding fiscal years of such Persons, and each Borrower will not, and will not permit any of its Subsidiaries to, engage in any other business.

                  7.12. Regulation U. Each Borrower shall not, and shall not
                  ------------------
permit any of its Subsidiaries to, use the proceeds of any Loans hereunder or use a Letter of Credit directly or indirectly to purchase or carry any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying, directly or indirectly, any such margin stock.

                  7.13. State of Organization. No Borrower or wholly-owned
                  ----------------------------
subsidiary of a Borrower shall change the state or jurisdiction of their incorporation or organization.


                                  Article VIII
                                  ------------
                                    Defaults
                                    --------

                  8.01. Events of Default. An Event of Default shall mean the
                  -----------------------
occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of Law):

                  (a) The Borrowers shall fail to pay when due the principal of or interest on any Note or Letter of Credit Reimbursement Obligation, any fee or any other amount due hereunder or under any Note; or

                  (b) Any representation or warranty made by the Borrowers under this Agreement or under any of the Loan Documents or any statement made by the Borrowers in any financial statement, certificate, report, exhibit or document furnished by the Borrowers to the Bank pursuant to this Agreement or any Loan Document shall prove to have been false or misleading in any material respect as of the time when made (including by omission of material information necessary to make such representation, warranty or statement in light of the circumstances under which it was made, not misleading); or

                  (c) The Borrowers shall default in the performance or observance of any covenant contained in Article VI or Article VII hereof or under any Note or Loan Document; or

                  (d) (i) Any Guarantor shall default in the performance or observance of any covenant under its respective Guaranty or shall fail to pay when due any amount due under the Guaranty or any other Loan Document; (ii) any representation or warranty made by any Guarantor under its Guaranty shall prove to have been false or misleading in any material respect as of the time when made (including by omission of material information necessary to make such representation, warranty or statement in light of the circumstances under which it was made, not misleading); or

                  (e) Any Borrower or any of its Subsidiaries (i) shall default (as principal or as guarantor or other surety) in any payment of any obligation (or set of related obligations) in respect of Indebtedness owing to the Bank or any other Indebtedness in excess of $100,000 in aggregate amount beyond any period of grace with respect thereto or, if such obligation or obligations is or are payable or repayable on demand, shall fail to pay or repay such obligation or obligations when demanded or (ii) shall default in the observance of any covenant, term or condition contained in any agreement or instrument by which such obligation or obligations is or are created, secured or evidenced if the effect of such default is to cause, or to permit the holder or holders of such obligation or obligations (or a trustee or agent on behalf of such holder or holders) to cause, all or part of such obligation or obligations to become due before its or their otherwise stated maturity; provided that if an event or condition described in subsection (i) or (ii) of this Section 8.01(e) would have occurred or existed but for the grant of a waiver or similar indulgence to any Borrower or any of its Subsidiaries, no such waiver or indulgence shall be deemed to exist if any Borrower or any of its Subsidiaries pays or agrees to pay any consideration for such waiver or indulgence (including but not limited to a reduction in maturity, an increase in rates or the granting of collateral); or

                  (f) If the Bank shall make a determination that the potential liabilities associated with the events set forth in subsections (i) through (ix) below, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, operations, condition, financial or otherwise, or prospects of any Borrower or any of its Subsidiaries or on the ability of any Borrower or any of its Subsidiaries to perform their respective obligations under this Agreement, the Notes or any Loan Document:

                           (i) The PBGC notifies a Plan pursuant to Section 4042
                   of ERISA by service of a complaint, threat of filing a law suit or otherwise of its determination that an event described in Section 4042(a) of ERISA has occurred, a Plan should be terminated, or a trustee should be appointed for a Plan; or

                           (ii) Any action is taken to terminate a Plan pursuant
                  to its provisions or the plan administrator files with the PBGC any notice in connection with the termination of a Plan in accordance with Section 4041 of ERISA; or

                           (iii) Any action is taken by a plan administrator to
                  have a trustee appointed for a Plan pursuant to Section 4042 of ERISA; or

                           (iv) A return is filed with the Internal Revenue
                  Service, or a Plan is notified by the Secretary of the Treasury that a notice of deficiency under Section 6212 of the Code has been mailed, with respect to the tax imposed under
                  Section 4971(a) of the Code for failure to meet the minimum funding standards established under Section 412 of the Code; or

                           (v) A Reportable Event occurs with respect to a Plan
                  other than a Reportable Event described in 29 C.F.R. Part 2615.13 or 2615.19 that occurs solely as a result of an amendment to or merger of a Plan made solely for the purpose of complying with the Tax Reform Act of 1986, as amended, provided that the representations in Section 4.10 continue to be true immediately after such amendment or merger becomes effective; or

                           (vi) Any action is taken to amend a Plan to become an
                  employee benefit plan described in Section 4021(b)(1) of ERISA, causing a Plan termination under Section 4041(e) of ERISA; or

                           (vii) Any Borrower or any Controlled Group Member
                  receives a notice of liability or demand for payment on account of complete withdrawal under Section 4203 of ERISA, partial withdrawal under Section 4205 of ERISA or on account of becoming secondarily liable for withdrawal liability payments under Section 4204 of ERISA (sale of assets); or

                           (viii) The assets of any Borrower or any Controlled
                  Group Member are encumbered as a result of security provided to a Plan pursuant to Section 412 of the Code or Section 306 of ERISA in connection with a request for a minimum funding waiver or extension of the amortization period, or pursuant to
                  Section 401(a)(29) of the Code or Section 307 of ERISA as a result of a Plan amendment; or

                           (ix) Any Borrower or a Controlled Group Member fails
                  to pay the PBGC premium with respect to a Plan when due and it remains unpaid for more than thirty (30) days thereafter; or

                  (g) One or more judgments for the payment of money shall have been entered against a Borrower or any of its Subsidiaries, which judgment or judgments exceed $100,000 in the aggregate, and such judgment or judgments shall have become final and nonappealable or shall have remained undischarged and unstayed for a period of sixty consecutive days; or

                  (h) A writ or warrant of attachment, garnishment, execution, distraint or similar process shall have been issued against a Borrower or any of its properties which shall have remained undischarged and unstayed for a period of thirty consecutive days; or

                  (i) Any authorization, consent, approval, license, exemption, registration, qualification, designation, declaration, filing or other action or undertaking now or hereafter made by or with any Official Body in connection with this Agreement, the Notes or any Loan Document or any such action or undertaking now or hereafter necessary or advisable to make this Agreement, the Notes or any Loan Document legal, valid, enforceable and admissible in evidence is not obtained or shall have ceased to be in full force and effect or shall have been modified or amended or shall have been held to be illegal or invalid, and the Bank shall have determined in good faith (which determination shall be conclusive) that such event or occurrence would reasonably be expected to have a material adverse effect on the Bank's rights under this Agreement, any Note or any Loan Document; or

                  (j) If the Bank shall have determined in good faith that a material adverse change has occurred in the business, operations, condition, financial or otherwise, or prospects of any Borrower or any of its Subsidiaries or that the prospect of payment or of performance of any material covenant, agreement or duty under this Agreement, the Notes or any Loan Document is impaired in any material respect and, in the judgment of the Bank, is not reasonably capable of being cured within a reasonable period of time; or

                  (k) A proceeding shall have been instituted in respect of any Borrower or any Subsidiary:

                           (i) seeking to have an order for relief entered in
                  respect of such Person or seeking a declaration or entailing a finding that such Person is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Person, its assets or its debts under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar law now or hereafter in effect, or

                           (ii) seeking appointment of a receiver, trustee,
                  custodian, liquidator, assignee, sequestrator or other similar official for such Person or for all or any substantial part of its property,

         and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of thirty consecutive days; or

                  (l) Any Borrower or any of its Subsidiaries shall become insolvent, shall become generally unable to pay its debts as they become due, shall voluntarily suspend transaction of its business, shall make a general assignment for the benefit of creditors, shall institute a proceeding described in Section 8.01(k)(i) or shall consent to any such order for relief, declaration, finding or relief described therein, shall institute a proceeding described in Section 8.01(k)(ii) or shall consent to any such appointment or to the taking of possession by any such official of all or any substantial part of its property whether or not any such proceeding is instituted, shall dissolve, wind up or liquidate itself or any substantial part of its property, or shall take any action in furtherance of any of the foregoing; or

                  (m)  The occurrence of a Change of Control.

                  8.02.  Consequences of an Event of Default.
                  ------------------------------------------

                  (a) If an Event of Default specified in subsections (a) through (j) or (m) of Section 8.01 shall occur and be continuing or shall exist the Bank shall be under no further obligation to make Loans or to issue Letters of Credit hereunder, the Bank may terminate the Commitments, and the Bank may declare the unpaid principal amount of the Notes, all Letter of Credit Reimbursement Obligations, interest accrued thereon and all other amounts owing by the Borrowers hereunder or under the Notes to be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue.

                  (b) If an Event of Default specified in subsection (k) or (l) of Section 8.01 hereof shall occur or exist, the Bank shall be under no further obligation to make Loans or to issue Letters of Credit hereunder, the Commitments automatically shall be terminated, and the unpaid principal amount of the Notes, all Letter of Credit Reimbursement Obligations, interest accrued thereon and all other amounts owing by the Borrowers hereunder or under the Notes shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue.

                  8.03. Set-Off. If the unpaid principal amount of any Note or
                  -------------
Letter of Credit Reimbursement Obligation, interest accrued thereon or other amount owing by the Borrowers hereunder or under any Note shall have become due and payable (by acceleration or otherwise), the Bank and any branch, subsidiary or affiliate of the Bank anywhere in the world each shall have the right, in addition to all other rights and remedies available to it, without notice to the Borrowers, to set-off against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of, the Borrowers by the Bank or by such branch, subsidiary or affiliate, including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrowers with the Bank or such branch, subsidiary or affiliate. Such right shall exist whether or not the Bank shall have given notice or made any demand hereunder or under any Note, whether or not such debt owing to or funds held for the account of the Borrowers is or are matured or unmatured and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Bank. Such right shall exist regardless of the currency in which is expressed such debt owing to or such funds held for the account of the Borrowers, and if such a debt is or such funds are expressed in a currency (the "Set-off Currency") other than the currency payable hereunder (the "Contractual Currency"), for purposes of effecting set-off the rate of exchange used shall be that at which in accordance with normal banking procedures the Bank or such branch, subsidiary or affiliate could purchase the Contractual Currency with the Set-off Currency on the Business Day following such set-off. The Borrowers hereby consent to and confirm the foregoing arrangements and confirm the Bank's rights and each such branch's, subsidiary's and affiliate's rights of banker's lien and set-off. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on the Bank's rights or any such branch's, subsidiary's or affiliate's rights of banker's lien or set-off.


                                   Article IX
                                   ----------
                                  Miscellaneous
                                  -------------

                  9.01. Holidays. Except as otherwise provided herein, whenever
                  --------------
any payment or action to be made or taken hereunder or under the Notes or any Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

                  9.02. Records. The unpaid principal amount of the Notes and
                  -------------
Letter of Credit Reimbursement Obligations, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amounts, the duration of such applicability, the Bank's Commitment and accrued and unpaid fees shall at all times be ascertained from the records of the Bank, which shall be conclusive absent manifest error.

                  9.03. Amendments or Waivers. The Borrowers and the Bank may
                  ---------------------------
from time to time enter into agreements amending, modifying or supplementing this Agreement, the Notes or any Loan Document or changing the rights or obligations of the Borrowers or the Bank hereunder or thereunder. Any such agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. In the case of any waiver or consent relating to any Event of Default or Potential Default hereunder, such Event of Default or Potential Default so waived or consented to shall be deemed to be cured and not continuing, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

                  9.04. No Implied Waiver; Cumulative Remedies. No course of
                  --------------------------------------------
dealing and no delay or failure of the Bank in exercising any right, power or privilege under this Agreement, the Notes or any Loan Document shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Bank under this Agreement, the Notes and the Loan Documents are cumulative and not exclusive of any rights or remedies which the Bank otherwise would have.

                  9.05. Notices. All notices under Sections 2.01, 2.02, 2.03, or
                  -------------
2.04 shall be sent to the Bank by telex (which shall be effective when received) or by telephone confirmed by telex or first-class mail (which shall be effective when telephoned), in all cases with charges prepaid. All notices under Sections 2.02(a) and (f), and 2.07 shall be sent to the Borrowers by telex (which shall be effective when received), by telephone confirmed by telex or first-class mail (which shall be effective when telephoned) or by first-class or first-class express mail (which shall be effective when received), in all cases with charges prepaid. All other notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Agreement, the Notes or any Loan Document shall be in writing (including telexed communication) unless otherwise expressly provided hereunder or thereunder and shall be sent by first-class or first-class express mail, or by telex with confirmation in writing mailed first-class, in all cases with charges prepaid, and any such properly given notice shall be effective when received. All notices shall be sent to the applicable party at the address stated on the signature page hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto.

                  9.06.  Expenses; Taxes; Attorneys' Fees.
                  ---------------------------------------

                  (a) The Borrowers agree to pay or cause to be paid and to save the Bank harmless against liability for the payment of all reasonable out-of-pocket expenses, including but not limited to fees and expenses of counsel for the Bank, incurred by the Bank from time to time and (a) arising in connection with the preparation, execution, delivery and performance of this Agreement, the Notes, a Letter of Credit and the Loan Documents, (b) relating to any requested amendments, waivers or consents to this Agreement, the Notes, a Letter of Credit or any Loan Document, (c) arising in connection with the Bank's enforcement or preservation of rights under this Agreement, the Notes, a Letter of Credit or any Loan Document, including but not limited to such expenses as may be incurred by the Bank in the collection of the outstanding Notes and any litigation, proceeding, dispute or so-called "workout" in any way related to the Loans, a Letter of Credit or a Letter of Credit Reimbursement Obligations. The Borrowers hereby agree to indemnify the Bank from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation, litigation or other proceeding related to any use or proposed use of the proceeds of any Loans or a Letter of Credit or the Borrowers' entry into and performance of this Agreement, the Notes or any Loan Document (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                  (b) The Borrowers further agree to and hereby do indemnify and hold harmless the Bank, the Participants and each affiliate and each director, officer, employee and agent of each thereof and the other banks and financial institutions which may be offered to participate in the transactions contemplated by this Agreement, the Notes and the Loan Documents and each affiliate and each director, officer, employee and agent thereof (the "Indemnified Parties") from and against any and all losses, claims, damages, expenses or liabilities to which any thereof may become subject, insofar as such losses, claims, damages, expenses or liabilities (or actions, suits or proceedings, including any inquiry or investigation or claims in respect thereof) arise out of, in any way relate to, or result from a claim made by any third party in respect of the transactions described herein or the financing contemplated hereby (whether or not any Indemnified Party is a party to any action or proceeding out of which any such losses, claims, damages, expenses or liabilities arise), and agrees to reimburse the Indemnified Parties for any reasonable legal or other expenses incurred by any thereof in or in connection with investigating, preparing to defend, defending or otherwise participating in any such claim, action or proceeding related to any such loss, claim, damage or liability, except that the Borrowers shall not be obligated to indemnify, hold harmless or reimburse an Indemnified Party for any such losses, claims, damages, expenses or liabilities to the extent that the same are determined in a final judgment by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of the Indemnified Party seeking such indemnity. The Bank hereby agrees to give the Borrowers prompt written notice of the incurrence of any loss, claim, damage, expense or liability (or the institution of any action, suit or proceeding, including any inquiry or investigation, or claim in respect thereof) which may give rise to an obligation by the Borrowers to indemnify an Indemnified Party pursuant to this paragraph promptly upon becoming aware thereof. The Borrowers hereby agree that the Bank's failure to give any such notice shall not excuse their performance of their obligations pursuant to this paragraph except to the extent that any such failure shall be determined in a final judgment by a court of competent jurisdiction to have resulted in material prejudice to the Borrowers.

                  (c) The Borrowers agree to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Bank to be payable in connection with this Agreement, the Notes, a Letter of Credit or any Loan Document, and the Borrowers agree to save the Bank harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

                  (d) In the event of termination adversely to a Borrower of any action at law or suit in equity in relation to this Agreement, the Notes, a Letter of Credit or any Loan Document, the Borrowers will pay, in addition to all other sums which the Borrowers may be required to pay, a reasonable sum for attorneys' fees incurred by the Bank in connection with such action or suit.

                  9.07. Severability. The provisions of this Agreement are
                  ------------------
intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                  9.08. Governing Law. This Agreement, the Notes and the Loan
                  -------------------
Documents shall be deemed to be contracts under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the laws of said Commonwealth.

                  9.09. Prior Understandings. This Agreement supersedes all
                  --------------------------
prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein.

                  9.10. Duration; Survival. All representations and warranties
                  ------------------------
of the Borrowers contained herein or made in connection herewith shall survive the making of and shall not be waived by the execution and delivery of this Agreement, the Notes, a Letter of Credit or any Loan Document, any investigation by the Bank or the making of any Loan or the issuance of a Letter of Credit hereunder. All covenants and agreements of the Borrowers contained herein shall continue in full force and effect from and after the date hereof so long as the Borrowers may borrow hereunder, request the issuance of a Letter of Credit hereunder or so long as any Letter of Credit shall be outstanding, and until payment in full of the Notes, all Letter of Credit Reimbursement Obligations, interest thereon, fees and all other obligations of the Borrowers under this Agreement, the Notes and the Loan Documents. Without limitation, it is understood that all obligations of the Borrowers to make payments to or indemnify the Bank (including, without limitation, obligations arising under Sections 2.07, 3.03 and 10.06 hereof) shall survive the payment in full of the Notes and Letter of Credit Reimbursement Obligations and of all other obligations of the Borrowers hereunder and thereunder.

                  9.11. Counterparts. This Agreement may be executed in any
                  ------------------
number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  9.12. Successors and Assigns; Participations; Assignments.
                  ---------------------------------------------------------

                  (a) Successors and Assigns. This Agreement shall be binding
                      ----------------------
upon and inure to the benefit of the Borrowers, the Bank and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights hereunder without the prior written consent of the Bank.

                   (b) Participations. The Bank may, in the ordinary course of
                       --------------
its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan or Letter of Credit Reimbursement Obligation owing to the Bank, any Note held by the Bank, any Commitment of the Bank or any other interest of the Bank hereunder. The Borrowers hereby consent to and confirm the Bank's right without notice to or consent of the Borrowers to create or dispose of participations as contemplated by this Section 10.12(b) and agrees that each Participant shall be entitled to the benefits of Sections 2.06, 2.07, 3.03(c) and 8.03 with respect to its participation in the Commitments or a Letter of Credit and the Loans, a Letter of Credit and a Letter of Credit Reimbursement Obligations outstanding from time to time.

                  9.13. Personal Liability of Officers. Notwithstanding anything
                  ------------------------------------
to the contrary set forth herein, no officer of any Borrower delivering any certification under or pursuant to this Agreement, the Notes or any Loan Document shall have any personal liability to the Bank, based thereon in the absence of gross negligence or willful misconduct of such Person in connection with the preparation, execution and delivery thereof.

                  9.14. Confession of Judgment. THE BORROWERS HEREBY AUTHORIZE
                  ----------------------------
AND EMPOWER THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR THE BORROWERS AND TO CONFESS JUDGMENT AS OFTEN AS NECESSARY AGAINST THE BORROWERS IN FAVOR OF THE BANK, AS OF ANY TERM OR TIME, FOR ALL SUMS DUE HEREUNDER PLUS INTEREST DUE, TOGETHER WITH COSTS AND OTHER EXPENSES OF LEGAL PROCEEDINGS AND AN ATTORNEY'S COMMISSION EQUAL TO FIVE PERCENT OF THE AGGREGATE AMOUNT OF THE FOREGOING SUMS, BUT IN NO EVENT LESS THAN $500.00 WITH RELEASE OF

ALL ERRORS. THE BORROWERS WAIVE ALL LAWS EXEMPTING REAL OR PERSONAL PROPERTY FROM EXECUTION.

                  THE BORROWERS ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY COUNSEL IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THAT THEY KNOWINGLY WAIVE THEIR RIGHT TO BE HEARD PRIOR TO THE ENTRY OF SUCH JUDGMENT AND UNDERSTAND THAT, UPON SUCH ENTRY, SUCH JUDGMENT SHALL BECOME A LIEN ON ALL REAL PROPERTY OF ANY BORROWER IN THE COUNTY WHERE SUCH JUDGMENT IS ENTERED. NOTWITHSTANDING THE ATTORNEYS' COMMISSION PROVIDED FOR IN THE PRECEDING PARAGRAPH (WHICH IS INCLUDED IN THE WARRANT FOR PURPOSES OF ESTABLISHING A SUM CERTAIN), THE AMOUNT OF ATTORNEYS' FEES THAT THE BANK MAY RECEIVE FROM THE BORROWERS SHALL NOT EXCEED THE ACTUAL ATTORNEYS' FEES INCURRED BY THE BANK.

                  9.15.  Additional Legal Matters.
                  -------------------------------

                  (a) Submission to Jurisdiction and Venue; Consent to Service of Process; Waiver Of Jury Trial; Etc. THE BORROWERS HEREBY IRREVOCABLY AND
UNCONDITIONALLY:

                  (i) AGREE THAT ANY ACTION, SUIT OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION OR EVENT IN CONNECTION WITH ANY OF THE FOREGOING (COLLECTIVELY, "RELATED LITIGATION") MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN PHILADELPHIA COUNTY, PENNSYLVANIA, SUBMIT TO THE JURISDICTION OF SUCH COURTS, AND AGREE NOT TO BRING ANY RELATED LITIGATION IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE BANK TO BRING ANY RELATED LITIGATION IN ANY OTHER FORUM);

                  (ii) ACKNOWLEDGE THAT SUCH COURTS WILL BE THE MOST CONVENIENT FORUM FOR ANY RELATED LITIGATION, WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, WAIVE ANY CLAIM THAT ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND WAIVE ANY RIGHT TO OBJECT, WITH RESPECT TO ANY RELATED LITIGATION, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER IT;

                  (iii) CONSENT AND AGREE TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THEM AT THE ADDRESS FOR NOTICES DESCRIBED IN THIS AGREEMENT, AND CONSENT AND AGREE THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW); AND

                  (iv) WAIVE THE RIGHT TO TRIAL BY JURY IN ANY RELATED
         LITIGATION.

                  (b) Limitation of Liability. NO CLAIM MAY BE MADE BY THE BORROWERS AGAINST THE BANK OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, ATTORNEY OR AGENT OF THE BANK FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION OR EVENT IN CONNECTION WITH ANY OF THE FOREGOING (WHETHER BASED ON BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY); AND THE BORROWERS HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST.

                  (c) Waiver of Jury Trial. THE BORROWERS WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT, THE NOTES AND THE LOAN DOCUMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWERS OR BANK WITH RESPECT TO ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE BORROWERS AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THE CREDIT AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE BORROWERS TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. THE BORROWERS ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS PARAGRAPH, THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS PARAGRAPH.

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

ATTEST:                                    C-COR.NET CORP.
/s/ Joseph E. Zavacky                      By /s/ W.T. Hannely
--------------------------                    ----------------------------
By: Joseph E.Zavacky                           Name: W T Hannely
Title: Controller & Asst. Secretary            Title: Chief Financial Officer
[CORPORATE SEAL]
                                           Address for notices:

                                           60 Decibel Road
                                           State College, PA  16801
                                           Attn:  William T. Hanelly



ATTEST:                                    BROADBAND CAPITAL CORPORATION
/s/ Joseph E. Zavacky                      By /s/ George M. Savereno
--------------------------                    ----------------------------
By: Joseph E. Zavacky                          Name: George M. Savereno
Title: Controller & Asst Secretary             Title: President
[CORPORATE SEAL]
                                           Address for notices:

                                                Suite 1300
                                                1105 North Market Street
                                                Wilmington, DE  19899
                                                Attn:  Thomas Strauss


                                           CITIZENS BANK OF PENNSYLVANIA
                                           By /s/ Joseph N. Butto
                                               Name:  Joseph N. Butto
                                               Title:   Vice President

                                           Address for notices:

                                               P.O. Box 1010
                                               10 South Market Square, 4th Floor
                                               Harrisburg, PA 17101
                                               Attention:  Joseph N. Butto

                                    EXHIBIT A
                                    ---------


                              REVOLVING CREDIT NOTE
                              ---------------------


$                                                     Philadelphia, Pennsylvania
 --------------------------
                                                               February 26, 2002



                  FOR VALUE RECEIVED, the undersigned C-COR.NET CORP, a
                  ------------------                  --------------
Pennsylvania corporation, and BROADBAND CAPITAL CORPORATION, a Delaware
                              -----------------------------
corporation (together, the "Borrowers"), promise to pay to the order of CITIZENS
                                                                        --------
BANK OF PENNSYLVANIA (the "Bank") on or before the Revolving Credit Expiration
--------------------
Date, and at such earlier dates as may be required by the Credit Agreement (as defined below), the lesser of (i) the principal sum of _____________________________________________ Dollars ($______________) or (ii)
the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Borrowers from time to time pursuant to the Credit Agreement. The Borrowers further promise to pay to the order of the Bank interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to the Credit Agreement, payable on the dates set forth in the Credit Agreement.

                  This Note is one of the "Revolving Credit Notes" as referred to in, and entitled to the benefits of, the Credit Agreement, dated as of February 26, 2002, by and among the Borrowers and the Bank (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"), which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions. Terms defined in the Credit Agreement and not otherwise defined in this Note have the same meanings herein as specified in the Credit Agreement.

                  The Borrowers hereby expressly waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.

                  This Note shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of choice of law.

                  THE BORROWERS HEREBY AUTHORIZE AND EMPOWER THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR THE BORROWERS AND TO CONFESS JUDGMENT AS OFTEN AS NECESSARY AGAINST THE BORROWERS IN FAVOR OF THE HOLDER HEREOF, AS OF ANY TERM OR TIME, FOR THE ABOVE SUM PLUS INTEREST DUE UNDER THE TERMS HEREOF, TOGETHER WITH COSTS AND OTHER EXPENSES OF LEGAL PROCEEDINGS AND AN ATTORNEY'S COMMISSION EQUAL TO FIFTEEN PERCENT OF THE AGGREGATE AMOUNT OF THE FOREGOING SUMS, BUT IN NO EVENT LESS THAN $500.00 WITH RELEASE OF ALL ERRORS. THE BORROWERS WAIVE ALL LAWS EXEMPTING REAL OR PERSONAL PROPERTY FROM EXECUTION.

                  THE BORROWERS ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY COUNSEL IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS NOTE AND THAT THEY KNOWINGLY WAIVE THEIR RIGHT TO BE HEARD PRIOR TO THE ENTRY OF SUCH JUDGMENT AND UNDERSTAND THAT, UPON SUCH ENTRY, SUCH JUDGMENT SHALL BECOME A LIEN ON ALL REAL PROPERTY OF BORROWERS IN THE COUNTY WHERE SUCH JUDGMENT IS ENTERED. NOTWITHSTANDING THE ATTORNEYS' COMMISSION PROVIDED FOR IN THE PRECEDING PARAGRAPH (WHICH IS INCLUDED IN THE WARRANT FOR PURPOSES OF ESTABLISHING A SUM CERTAIN), THE AMOUNT OF ATTORNEYS' FEES THAT THE BANK MAY RECEIVE FROM THE BORROWERS SHALL NOT EXCEED THE ACTUAL ATTORNEYS' FEES INCURRED BY THE BANK.

                  IN WITNESS WHEREOF, the Borrowers, intending to be legally bound hereby, have caused this Note to be duly executed the day and year first above written.



                                     C-COR.NET CORP.






                                         -----------------------------------
                                     By:

                                     Title:



                                     BROADBAND CAPITAL CORPORATION






                                         -----------------------------------
                                     By:

                                     Title:

                                    EXHIBIT B
                                    ---------

                          STANDARD NOTICE OF BORROWING
                          ----------------------------

                                  Dated as of:
                                              ------------------------

Citizens Bank of Pennsylvania
Attn:  Joseph N. Butto
10 South Market Square
4th Floor
Harrisburg, PA  17101

Ladies and Gentlemen:


                  This irrevocable Notice of Borrowing is delivered to you under
Section 2.01(d) of the Credit Agreement dated as of February 26, 2002 (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"), by and among C-COR.net Corp. ("C-Cor"), Broadband Capital Corporation ("Broadband" and together with C-Cor, the "Borrowers") and Citizens Bank of Pennsylvania, ("Bank").

                  1. The Borrowers hereby request a Revolving Credit Loan in the aggregate principal amount of $ ________.1 ----------------------

                  2. The Borrowers hereby request that such Loan be made on the following Business Day: .2 -------------------

                  3. The Borrowers hereby request that the Revolving Credit Loan bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

                                                             Interest Period
Subset                                                       (LIBOR
of Loans                        Interest Rate                Rate only)
--------                        -------------                ----------
                                [Base Rate (Prime or Fed
                                Funds) or LIBOR Lending
                                Rate]


                  4. The principal amount of all Loans and Letter of Credit Reimbursement Obligations outstanding as of the date hereof (including the requested Loan) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.



---------------------

(1) Requests for any Loan accruing interest at the LIBOR Rate shall be in amounts equal to $1,000,000 or $500,000 increments in excess thereof.

(2) Requests for Revolving Credit Loans accruing interest at the Prime Rate, may be made on the same Business Day. Requests for Revolving Credit Loans accruing interest at the LIBOR Rate must be made three
          (3) Business Days in advance.

                  5. All of the conditions applicable to the Loan(s) requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

                  6. The representations and warranties contained in Article IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof, with the same effect as if made on such date, except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

                  7. No Potential Default or Event of Default has occurred or is continuing under the Credit Agreement, either on the date hereof or after giving effect to the Loan(s) requested hereunder.

                  8. The Bank has received the most recent Officer's Compliance Certificate required to be delivered under the Credit Agreement and each additional document, instrument, legal opinion or other item of information reasonably requested by it.

                  9. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

                  IN WITNESS WHEREOF, the undersigned has executed this Notice
of Borrowing on behalf of the Borrowers this    day of              ,     .
                                             ---       ------------  -----

                    C-COR.NET CORP., for itself and on behalf of the Borrowers



                    By:
                        --------------------------------------------------------
                          Name:
                          Title: [Responsible Officer]

                                    EXHIBIT C
                                    ---------

                          STANDARD NOTICE OF PREPAYMENT
                          -----------------------------

                                  Dated as of:
                                              ----------------------------

Citizens Bank of Pennsylvania
Attn:  Joseph N. Butto
10 South Market Square
4th Floor
Harrisburg, PA  17101

Ladies and Gentlemen:


                  This irrevocable Notice of Prepayment is delivered to you under Section 2.03 of the Credit Agreement dated as of February 26, 2002 (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"), by and among C-COR.net Corp. ("C-Cor"), Broadband Capital Corporation ("Broadband" and together with C-Cor, the "Borrowers") and Citizens Bank of Pennsylvania ("Bank").

                  1. The Borrowers hereby provide notice to the Bank that they shall repay the [Base Rate Portion] and/or [LIBOR Rate Portion] of the following Loan.(1): $______________________.

                  2. The Borrowers shall repay the above-referenced Loan on the following Business Day:____________________________. (Complete with a Business Day no later than the same Business Day with respect to the Base Rate Portion of any Loan and three (3) Business Days subsequent to the date of this Notice of Prepayment with respect to the LIBOR Rate Loan Portion of any Loan.)

                  3. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.






---------------------

(1) Repayment of the LIBOR Rate Portion of any Loan shall be equal to $500,000 or $1,000,000 or $500,000 increments in excess thereof.

                  IN WITNESS WHEREOF, the undersigned has executed this Notice
of Prepayment this               day of                   ,      .
                  --------------        -----------------   ----


                  C-COR.NET CORP., for itself and on behalf of the Borrowers



                  By:
                        --------------------------------------------------------
                        Name:
                        Title: [Responsible Officer]

                                    EXHIBIT D
                                    ---------

                      STANDARD NOTICE OF CONVERSION/RENEWAL
                      -------------------------------------

                                  Dated as of:
                                              ----------------------------

Citizens Bank of Pennsylvania
Attn:  Joseph N. Butto
10 South Market Square
4th Floor
Harrisburg, PA  17101

Ladies and Gentlemen:


         This irrevocable Notice of Conversion/Renewal (the "Notice") is delivered to you under Section 2.04 of the Credit Agreement dated as of February 26, 2002 (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"), by and among C-COR.net Corp. ("C-Cor"), Broadband Capital Corporation ("Broadband" and together with C-Cor, the "Borrowers") and Citizens Bank of Pennsylvania ("Bank").

               1. This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)

                 Converting all or a portion of a Loan from the Base Rate to the
                 ---------------------------------------------------------------
LIBOR Lending Rate.(1)
------------------

                  (a) The aggregate outstanding principal balance of such
Revolving Credit Loan is $               .
                          ---------------
                  (b) The principal amount of such Loan to be converted is [circle one] $500,000 or $1,000,000

                  (c) The requested effective date of the conversion of such
Loan is                .
        ---------------
                  (d) The requested Interest Period applicable to the converted
Loan is                  .
        -----------------




----------------------------------

(1) The maximum number of Funding Segments of the LIBOR Rate Portion of Revolving Credit Loans shall be six (6) at $1,000,000 or $500,000 increments in excess thereof.

               Converting all or a portion of a Loan from the LIBOR Lending Rate
               -----------------------------------------------------------------
to the Base Rate.
----------------

                  (a) The aggregate outstanding principal balance of such
Revolving Credit Loan is $            .
                          ------------

                  (b) The last day of the current Interest Period for such Loan
is              .
   -------------
                  (c) The principal amount of such Loan to be converted is
$               .
 ---------------

                  (d) The requested effective date of the conversion of such
Loan is            .
        -----------

               Renewing all or a portion of a Loan with the LIBOR Lending
               ----------------------------------------------------------
Rate.
----

                  (a) The aggregate outstanding principal balance of such
Revolving Credit Loan is $              .
                          --------------

                  (b) The last day of the current Interest Period for such Loan
is              .
   -------------

                  (c) The principal amount of such Loan to be renewed is [circle one] $500,000 or $1,000,000.

                  (d) The requested effective date of the renewal of such Loan
is               .
  ---------------

                  (e) The requested Funding Period applicable to the renewed
Loan is              .
        -------------

               2. The principal amount of all Loans and Letter of Credit Reimbursement Obligations outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

               3. All of the conditions applicable to the conversion or renewal of the Set of Loans requested herein as set forth in the Credit Agreement have been satisfied or waived as of the date hereof and will remain satisfied or waived to the date of such Set of Loans.

               4. No Potential Default or Event of Default has occurred or is continuing under the Credit Agreement.

               5. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

               IN WITNESS WHEREOF, the undersigned has executed this Notice of
Conversion/Renewal this       day of            ,     .
                        -----        ----------- ----

                C-COR.NET CORP., for itself and on behalf of the Borrowers



                By:
                      --------------------------------------------------------
                      Name:
                      Title: [Responsible Officer]

                                    EXHIBIT E
                                    ---------

                        GUARANTY AND SURETYSHIP AGREEMENT
                        ---------------------------------


            THIS GUARANTY AND SURETYSHIP AGREEMENT (this "Agreement"), dated as of _____________, 2001, made by ___________________, a ___________ corporation
(the "Guarantor"), in favor of Citizens Bank of Pennsylvania, a Pennsylvania state chartered bank, or its successors (the "Bank") under the terms of the Credit Agreement, as hereinafter defined.

                                    Recitals:
                                    ---------

            A. C-COR.net Corp., a Pennsylvania corporation ("C-Cor"), and Broadband Capital Corporation, a Delaware corporation ("Broadband" and together with C-Cor, the "Borrowers") have entered into a Credit Agreement dated as of February 26, 2002 (as amended from time to time, the "Credit Agreement") with the Bank. The Guarantor, a wholly-owned subsidiary of C-Cor, will derive substantial direct and indirect benefit from the transactions set forth in the Credit Agreement, and the Guarantor may receive a portion of the proceeds of extensions of credit under the Credit Agreement from time to time.

            B. Pursuant to Sections 5.01(b) and 6.12(c) of the Credit Agreement, all wholly-owned subsidiaries of the Borrowers, whether in existence at the time of Closing or formed thereafter, must execute and deliver a Guaranty in form and substance satisfactory to the Bank.

            C. The Guarantor acknowledges that the Bank has relied and will rely on this Agreement in entering into the Loan Documents and extending credit under the Credit Agreement. The Guarantor further acknowledges that it has, independently and without reliance upon the Bank or any representation by or other information from the Bank, made its own credit analysis and decision to enter into this Agreement.

            NOW, THEREFORE, in consideration of the premises, and intending to be legally bound, the Guarantor hereby agrees as follows:

                                    Article I
                                    ---------
                                   Definitions
                                   -----------

            1.1. Definitions.
            ----------------

            (a) Certain Definitions. Capitalized terms not otherwise defined
                -------------------
herein shall have the meanings given in the Credit Agreement. In addition to the other terms defined elsewhere in this Agreement, as used herein the following terms shall have the following meanings:

            "Guaranteed Obligations" shall mean all obligations from time to time of the Borrowers to the Bank under or in connection with any Loan Document, including all obligations to pay principal, interest, fees, indemnities or other amounts, in each case whether such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (including interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, dissolution or similar proceeding with respect to the

      Borrowers or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding).

            "Loan Documents" shall mean the Credit Agreement, this Agreement, and all agreements and instruments from time to time delivered under or in connection with any of the foregoing, in each case as the same may be amended from time to time.

            (b) Certain Cross-References. The following terms are defined in this Agreement in the Section or other place indicated:

            "Bank"                                                 Preamble
            "Borrowers"                                            Recitals
            "Credit Agreement"                                     Recitals
            "direct or indirect security"                          2.2(d)
            "Guarantor"                                            Preamble
            "notices"                                              5.3
            "Related Litigation"                                   5.11(b)

                                   Article II
                                   ----------
                             Guaranty and Suretyship
                             -----------------------

            2.1. Guaranty and Suretyship. The Guarantor hereby absolutely,
            ----------------------------
unconditionally and irrevocably guarantees and becomes surety for the full and punctual payment and performance of the Guaranteed Obligations as and when such payment or performance shall become due (at scheduled maturity, by acceleration or otherwise) in accordance with the terms of the Loan Documents. This Agreement is an agreement of suretyship as well as of guaranty, is a guarantee of payment and performance and not merely of collectibility, and is in no way conditioned upon any attempt to collect from or proceed against the Borrowers or any other Person or any other event or circumstance. The obligations of the Guarantor under this Agreement are direct and primary obligations of the Guarantor and are independent of the Guaranteed Obligations, and a separate action or actions may be brought against the Guarantor regardless of whether action is brought against the Borrowers or any other Person or whether the Borrowers or any other Person is joined in any such action or actions.

            2.2. Obligations Absolute. The Guarantor agrees that the Guaranteed
            -------------------------
Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting the Guaranteed Obligations, any of the terms of the Loan Documents or the rights of the Bank or any other Person with respect thereto. The obligations of the Guarantor under this Agreement shall be absolute, unconditional and irrevocable, irrespective of any of the following:

            (a) any lack of legality, validity, enforceability, allowability (in a bankruptcy, insolvency, reorganization, dissolution or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Guaranteed Obligations;

            (b) any change in the amount, nature, time, place or manner of payment or performance of, or in any other term of, any of the Guaranteed Obligations (whether or not such change is contemplated by the Loan Documents as presently constituted, and specifically including any increase in the Guaranteed Obligations, whether resulting from the extension of additional credit to the Borrowers or otherwise), any execution of any additional Loan Documents, or any amendment or waiver of or any consent to departure from any Loan Document;

            (c) any taking, exchange, release, impairment or nonperfection of any collateral, or any taking, release, impairment or amendment or waiver of or consent to departure from any other guaranty or other direct or indirect security for any of the Guaranteed Obligations;

            (d) any manner of application of collateral or other direct or indirect security for any of the Guaranteed Obligations, or proceeds thereof, to any of the Guaranteed Obligations or to other obligations secured thereby, or any manner of sale or other disposition of any collateral for any of the Guaranteed Obligations or any other assets of the Borrowers;

            (e) any impairment by the Bank or any other Person of any recourse of the Guarantor against the Borrowers or any other Person, or any other impairment by the Bank or any other Person of the suretyship status of the Guarantor;

            (f) any bankruptcy, insolvency, reorganization, dissolution or similar proceedings with respect to, or any change, restructuring or termination of the corporate structure or existence of, the Borrowers, the Guarantor or any other Person;

            (g) any failure of the Bank or any other Person to disclose to the Guarantor any information pertaining to the business, operations, condition (financial or other) or prospects of the Borrowers or any other Person, or to give any other notice, disclosure or demand; or

            (h) any other event or circumstance (including any defense of failure of consideration, breach of representation or warranty, statute of frauds, bankruptcy, lack of capacity, statute of limitations, release, accord and satisfaction or usury, and excluding only the defense of full, strict and indefeasible payment and performance) that might otherwise constitute a defense available to, a discharge of, or a limitation on the obligations of, the Borrowers, the Guarantor or a guarantor or surety.

            2.3. Waivers, etc. The Guarantor hereby irrevocably waives any
            -----------------
defense to or limitation on its obligations under this Agreement arising out of or based upon any matter referred to in Section 2.2 and, without limiting the generality of the foregoing, any requirement of promptness, diligence or notice of acceptance, any other notice, disclosure or demand with respect to any of the Guaranteed Obligations and this Agreement, any requirement of acceptance hereof, reliance hereon or knowledge hereof by the Bank, and any requirement that the Bank protects, secures, perfects or insures any lien or any property subject thereto or exhausts any right or takes any action against the Borrowers or any other Person or any collateral or other direct or indirect security for any of the Guaranteed Obligations.

            2.4. Reinstatement. This Agreement shall continue to be effective,
            ------------------
or be automatically reinstated, as the case may be, if at any time payment of any of the Guaranteed Obligations is avoided, rescinded or must otherwise be returned by the Bank for any reason, all as though such payment had not been made.

            2.5. No Stay. Without limiting the generality of any other provision
            ------------
of this Agreement, if any acceleration of the time for payment or performance of any Guaranteed Obligation, or any condition to any such acceleration, shall at any time be stayed, enjoined or prevented for any reason (including stay or injunction resulting from the pendency against the Borrowers or any other Person of a bankruptcy, insolvency, reorganization, dissolution or similar proceeding), the Guarantor agrees that, for purposes of this Agreement and its obligations hereunder, at the option of the Bank such Guaranteed Obligation shall be deemed to have been accelerated and such condition to acceleration shall be deemed to have been met.

            2.6. Payments. All payments made by the Guarantor pursuant to this
            -------------
Agreement may in the discretion of the Bank be held by the Bank as collateral for Guaranteed Obligations, or then or at any time thereafter applied in whole or part by the Bank to the Guaranteed Obligations and all other amounts payable under this Agreement in such order as the Bank may elect.

            2.7. Subrogation, etc. The Guarantor hereby irrevocably waives and
            ---------------------
releases any and all rights it now has or hereafter may have (known and unknown, whether arising by operation of law, by agreement or otherwise) against the Borrowers or any other Person arising from the existence, payment, performance or enforcement of any of the obligations of the Guarantor under or in connection with this Agreement or any other Loan Document, including any and all rights of subrogation, reimbursement, restitution, exoneration, contribution or indemnity, and any and all other rights that would result in the Guarantor being deemed a "creditor" under the United States Bankruptcy Code of the Borrowers or any other Person.

            2.8. Continuing Agreement. This Agreement is a continuing guaranty
            -------------------------
and shall continue in full force and effect until all Guaranteed Obligations and all other amounts payable under this Agreement have been paid in cash and performed in full, and all commitments to extend credit under, and all Letters of Credit issued under, the Loan Documents have terminated, subject in any event to reinstatement in accordance with Section 2.4. Without limiting the generality of the foregoing, the Guarantor hereby irrevocably waives any right to terminate or revoke this Agreement.

            2.9. Limitation on Obligations. Notwithstanding any other provision
            ------------------------------
hereof, to the extent that mandatory and nonwaivable provisions of applicable law pertaining to fraudulent transfer or fraudulent conveyance otherwise would render the full amount of the obligations of the Guarantor under this Agreement avoidable, invalid or unenforceable, the obligations of the Guarantor under this Agreement shall be limited to the maximum amount which does not result in such avoidability, invalidity or unenforceability. In any action, suit or proceeding pertaining to this Agreement, the burden of proof, by clear and convincing evidence, shall be on the Person claiming that this Section 2.9 applies to limit any obligation of the Guarantor under this Agreement, or claiming that any obligation of the Guarantor under this Agreement is avoidable, invalid or unenforceable, as to each element of such claim.

                                   Article III
                                   -----------
                         Representations and Warranties
                         ------------------------------

            The Guarantor hereby represents and warrants to the Bank as follows:

            3.1. Corporate Status. The Guarantor is a corporation duly
            ---------------------
organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Guarantor has the power to own its property and to transact the business[es] in which it is engaged or proposes to engage. The Guarantor is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary or advisable.

            3.2. Power and Authorization. The Guarantor has the power to
            ----------------------------
execute, deliver and perform its obligations under this Agreement and each other Loan Document to which it is a party, and the Guarantor has taken all necessary corporate action to authorize such execution, delivery and performance.

            3.3. Execution and Binding Effect. This Agreement and each other
            ---------------------------------
Loan Document to which the Guarantor is a party has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

            3.4. Governmental Approvals and Filings. No authorization, approval
            ---------------------------------------
or other action by, and no notice to or filing with, any governmental authority or regulatory body is or will be necessary or advisable in connection with execution, delivery or performance of this Agreement or any other Loan Document to which it is a party, or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence thereof.

            3.5. Absence of Conflicts. The execution, delivery and performance
            -------------------------
of this Agreement and the other Loan Documents does not and will not

            (a) violate or conflict with any law, regulation or ordinance or any order of any court or other governmental authority or regulatory body, or

            (b) violate, conflict with or constitute a default under, or result in (or give rise to any right of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation to create or impose) any lien, security interest, option or other charge or encumbrance upon any of the property of the Guarantor pursuant to, or otherwise result in (or give rise to any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of the Guarantor under or in connection with,

                  (i) the articles of incorporation or by-laws (or other
            constituent documents) of the Guarantor, or

                  (ii) any agreement or instrument binding on or affecting the
            Guarantor or any of its properties (now owned or hereafter acquired).



                                   Article IV
                                   ----------
                                    Covenants
                                    ---------

            4.1. Covenants Generally. Reference is hereby made to the provisions of Articles VI and VII of the Credit Agreement (together with all related definitions and cross-references). To the extent such provisions impose upon the Borrowers a duty to cause the Guarantor to do or refrain from doing certain acts or things or to meet or refrain from meeting certain conditions, the Guarantor shall do or refrain from doing such acts or things, or meet or refrain from meeting such conditions, as the case may be.

                                    Article V
                                    ---------
                                  Miscellaneous
                                  -------------

            5.1. Amendments, etc. No amendment to or waiver of any provision of
            --------------------
this Agreement, and no consent to any departure by the Guarantor herefrom, shall in any event be effective unless in a writing manually signed by or on behalf of the Bank. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            5.2. No Implied Waiver; Remedies Cumulative. No delay or failure of
            -------------------------------------------
the Bank in exercising any right or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Bank under this Agreement are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement, at law, or otherwise.

            5.3. Notices. Except to the extent, if any, otherwise expressly
            ------------
provided herein, all notices and other communications (collectively, "notices") under this Agreement shall be in writing (including facsimile transmission) and shall be sent by first-class mail, by nationally-recognized overnight courier, by personal delivery, or by facsimile transmission, in all cases with charges prepaid. All notices shall be sent, if to the Guarantor, to its address specified on the signature page hereof, or if to the Bank, to the address specified in the Credit Agreement, or, in any case, to such other address as shall have been designated by the applicable party by notice to the other party hereto. Any properly given notice shall be effective when received, except that properly given notices to the Guarantor shall be effective at the following time, if earlier: if given by telephone, when telephoned; if by first-class mail, three Business Days after deposit in the mail; if by overnight courier, one Business Day after pickup by such courier; and if by facsimile transmission, upon transmission. The Bank may rely on any notice (whether or not made in a manner contemplated by this Agreement) purportedly made by or on behalf of the Guarantor, and the Bank shall have no duty to verify the identity or authority of the Person giving such notice.

            5.4. Expenses. The Guarantor agrees to pay upon demand all
            -------------
reasonable expenses (including reasonable fees and expenses of counsel) which the Bank may incur from time to time arising from or relating to the administration of, or exercise, enforcement or preservation of rights or remedies under, this Agreement.

            5.5. Entire Agreement. This Agreement constitutes the entire
            ---------------------
agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements.

            5.6. Survival. All representations and warranties of the Guarantor
            -------------
contained in or made in connection with this Agreement shall survive, and shall not be waived by, the execution and delivery of this Agreement, any investigation by or knowledge of the Bank, any extension of credit, or any other event or circumstance whatever.

            5.7. Counterparts. This Agreement may be executed in any number of
            -----------------
counterparts, each of which shall be deemed an original, and all such counterparts shall constitute but one and the same agreement.

            5.8. Setoff. In the event that any obligation of the Guarantor now
            -----------
or hereafter existing under this Agreement or any other Loan Document shall have become due and payable, the Bank shall have the right from time to time, without notice to the Guarantor, to set off against and apply to such due and payable amount any obligation of any nature of the Bank to the Guarantor, including all deposits (whether time or demand, general or special, provisionally or finally credited, however evidenced) now or hereafter maintained by the Guarantor with the Bank. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether such obligation to the Guarantor is absolute or contingent, matured or unmatured (it being agreed that the Bank may deem such obligation to be then due and payable at the time of such setoff), regardless of the offices or branches through which the parties are acting with respect to the offset obligations, regardless of whether the offset obligations are denominated in the same or different currencies, and regardless of the existence or adequacy of any other direct or indirect security or any other right or remedy available to the Bank. Nothing in this Agreement or any other Loan Document shall be deemed a waiver of or restriction on any right of setoff or banker's lien available to the Bank under this Section 5.8, at law or otherwise. The Guarantor hereby agrees that any affiliate of the Bank, and any holder of a participation in any obligation of the Guarantor under this Agreement, shall have the same rights of setoff as the Bank as provided in this
Section 5.8 (regardless of whether such affiliate or participant otherwise would be deemed a creditor of the Guarantor).

            5.9. Construction. In this Agreement, unless the context otherwise
            -----------------
clearly requires, references to the plural include the singular, the singular the plural, and the part the whole; the neuter case includes the masculine and feminine cases; and "or" is not exclusive. In this Agreement, any references to property (or similar terms) include any interest in such property (or other item referred to); "include," "includes," "including" and similar terms are not limiting; and "hereof," "herein," "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision. Section and other headings in this Agreement, and any table of contents herein, are for reference purposes only and shall not affect the interpretation of this Agreement in any respect. Section and other references in this Agreement are to this Agreement unless otherwise specified. This Agreement has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of guaranties or suretyships in favor of the guarantor or surety, nor any doctrine of construction of ambiguities against the party controlling the drafting, shall apply to this Agreement.

            5.10. Successors and Assigns. This Agreement shall be binding upon
            ----------------------------
the Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Bank and its successors and assigns. Without limitation of the foregoing, the Bank (and any successive assignee or transferee) from time to time may assign or otherwise transfer all or any portion of its rights or obligations under the Loan Documents (including all or any portion of any commitment to extend credit), or any Guaranteed Obligations, to any other Person, and such Guaranteed Obligations (including any Guaranteed Obligations resulting from extension of credit by such other Person under or in connection with the Loan Documents) shall be and remain Guaranteed Obligations entitled to the benefit of this Agreement, and to the extent of its interest in such Guaranteed Obligations such other Person shall be vested with all the benefits in respect thereof granted to the Bank in this Agreement or otherwise.

            5.11. Certain Legal Matters.
            ---------------------------

            (a) Governing Law. This Agreement shall be governed by and construed
                -------------
in accordance with the laws of the Commonwealth of Pennsylvania, exclusive of choice of law principles.

            (b) Submission to Jurisdiction and Venue; Consent to Service of
                -----------------------------------------------------------
Process; Waiver of Jury Trial; Etc. The Guarantor hereby irrevocably and
----------------------------------
unconditionally:

            (i) agrees that any action, suit or proceeding by any Person arising from or relating to this Agreement or any other Loan Document or any statement, course of conduct, act, omission or event in connection with any of the foregoing (collectively, "Related Litigation") may be brought in any state or federal court of competent jurisdiction sitting in Philadelphia County, Pennsylvania, submits to the jurisdiction of such courts, and agrees not to bring any Related Litigation in any other forum (but nothing herein shall affect the right of the Bank to bring any Related Litigation in any other forum);

            (ii) acknowledges that such courts will be the most convenient forum for any Related Litigation, waives any objection to the laying of venue of any Related Litigation brought in any such court, waives any claim that any Related Litigation brought in any such court has been brought in an inconvenient forum, and waives any right to object, with respect to any Related Litigation, that such court does not have jurisdiction over it;

            (iii) consents and agrees to service of any summons, complaint or other legal process in any Related Litigation by registered or certified U.S. mail, postage prepaid, to it at the address for notices described in this Agreement, and consents and agrees that such service shall constitute in every respect valid and effective service (but nothing herein shall affect the validity or effectiveness of process served in any other manner permitted by law); and

            (iv) waives the right to trial by jury in any Related Litigation.

            (c) Limitation of Liability. No claim may be made by the Guarantor
                -----------------------
against the Bank or any affiliate, director, officer, employee, attorney or agent of the Bank for any special, indirect, consequential or punitive damages in respect of any claim arising from or relating to this Agreement or any other Loan Document or any statement, course of conduct, act, omission or event in connection with any of the foregoing (whether based on breach of contract, tort or any other theory of liability); and the Guarantor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist.

            (d) Confession of Judgment. THE GUARANTOR HEREBY AUTHORIZES AND
                ----------------------
EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR THE GUARANTOR AND TO CONFESS JUDGMENT AS OFTEN AS NECESSARY AGAINST THE GUARANTOR IN FAVOR OF THE BANK, AS OF ANY TERM OR TIME, FOR ALL SUMS DUE HEREUNDER PLUS INTEREST DUE, TOGETHER WITH COSTS AND OTHER EXPENSES OF LEGAL PROCEEDINGS AND AN ATTORNEY'S COMMISSION EQUAL TO FIVE PERCENT OF THE AGGREGATE AMOUNT OF THE FOREGOING SUMS, BUT IN NO EVENT LESS THAN $500.00 WITH RELEASE OF ALL ERRORS. THE GUARANTOR WAIVES ALL LAWS EXEMPTING REAL OR PERSONAL PROPERTY FROM EXECUTION.

            THE GUARANTOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THAT IT KNOWINGLY WAIVES ITS RIGHT TO BE HEARD PRIOR TO THE ENTRY OF SUCH JUDGMENT AND UNDERSTANDS THAT, UPON SUCH ENTRY, SUCH JUDGMENT SHALL BECOME A LIEN ON ALL REAL PROPERTY OF GUARANTOR IN THE COUNTY WHERE SUCH JUDGMENT IS ENTERED. NOTWITHSTANDING THE ATTORNEYS' COMMISSION PROVIDED FOR IN THE PRECEDING PARAGRAPH (WHICH IS INCLUDED IN THE WARRANT FOR PURPOSES OF ESTABLISHING A SUM CERTAIN), THE AMOUNT OF ATTORNEYS' FEES THAT THE BANK MAY RECEIVE FROM THE GUARANTOR SHALL NOT EXCEED THE ACTUAL ATTORNEYS' FEES INCURRED BY THE BANK.

            IN WITNESS WHEREOF, the Guarantor has executed and delivered this Agreement as of the date first above written.

                     [GUARANTOR]

                     By
                       -------------------------------------------------------
                     Name:
                          ----------------------------------------------------
                     Title:
                           ---------------------------------------------------

                     Address for Notices:



                     Attn:
                     Telephone:
                     Fax:

                                    EXHIBIT F
                                    ---------
                        OFFICER'S COMPLIANCE CERTIFICATE
                        --------------------------------

            The undersigned, on behalf of C-COR.net Corp. and Broadband Capital Corporation (the "Borrowers") and their consolidated Subsidiaries, hereby certify to the Bank, as defined in the Credit Agreement referred to below, as follows:

            1. This Certificate is delivered to you pursuant to Section 6.01(d) of the Credit Agreement dated as of February 26, 2002 (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"), by and among the Borrowers and Citizens Bank of Pennsylvania ("Bank"). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

            2. I have reviewed the financial statements of the Borrowers and their Subsidiaries dated as of _________________ and for the _______________ period[s] then ended and such statements fairly present in all material respects the financial condition of the Borrowers and their Subsidiaries on a consolidated basis as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.

            3. I have reviewed the terms of the Credit Agreement and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrowers and their Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Potential Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrowers have taken, are taking and propose to take with respect thereto].

            4. The Borrowers are in compliance with the financial covenants contained in Section 7.01 of the Credit Agreement as shown on such Schedule 1,
                                                                   ----------
and the Borrowers and their Subsidiaries are in compliance with the other covenants and restrictions contained in the Credit Agreement.

WITNESS the following signature as of the       day of              ,          .
                                          -----        -------------  ---------



              C-COR.NET CORP., for itself and on behalf of the Borrowers



              By:
                    --------------------------------------------------------
                    Name:
                    Title:  Chief Financial Officer

                                    EXHIBIT G


                             FORM OF OPINION LETTER

                 Schedule 4.01 - Organization and Qualification

Borrowers
C-COR.net Corp. is a Pennsylvania corporation and is qualified to do business in the following additional states:

California
Colorado
Texas
Virginia
Utah
North Carolina
Illinois
Washington

Broadband Capital Corporation is a Delaware corporation and is qualified to do business in the following additional states:

None

Guarantors
Broadband Royalty Corporation is a Delaware corporation and is qualified to do business in the following additional states:

None

Broadband Network Services, Inc. is a Delaware corporation and is qualified to do business in the following additional states:
California
Colorado
Florida, Georgia
Idaho, Massachusetts
New York
Louisiana
Tennessee
Virginia
Washington

Broadband Management Solutions, LLC is a Delaware limited liability company and is qualified to do business in the following additional states and provinces:
California
Colorado
Pennsylvania
Ontario
Quebec

Subsidiaries

C-COR Electronics Canada, Inc. - incorporated in Ontario, Canada

C-COR Electronics Foreign Sales Corporation - incorporated in the Virgin Islands

C-COR Europe, BV - registered in Almere, The Netherlands

C-COR Europe Holding, BV - registered in Almere, The Netherlands

C-COR de Mexico, S.A. de CV - incorporated in Tijuana, Baja California, Mexico

C-COR Comulux, Inc. - incorporated in Pennsylvania

Broadband Sales Company, LLC - established in Delaware

C-COR Broadband Communications, GmbH - registered in Klagenfurt, Austria

C-COR Argentina, SRL - registered in Buenos Aires, Argentina

                    Schedule 4.04 - Authorization and Filings

                                      None

                      Schedule 4.05 - Absence of Conflicts

                                      None

                      Schedule 4.06 - Financial Statements

                           Schedule 4.08 - Litigation

1. Certain former security holders and employees of a company we acquired filed claims against us in March 2001 alleging violations of state securities laws and certain other state law claims under a stock option plan. The complaint alleges that the damages suffered by the individuals are equal to approximately $2,130,000, which is based on the amount of the stock options multiplied by the highest price of our common stock since the merger, and does not take into account the amount of the exercise price which the plaintiffs would have had to pay if the options had been exercised. The plaintiffs also petitioned for treble damages, an undetermined amount of punitive damages and reimbursement of attorneys' fees. We believe that we have defenses to these claims and are contesting them vigorously; however, we cannot be sure that we will be successful in defending these claims.

2. C-COR.net filed claims in October 2001 against a former customer, Gemini Networks alleging breach of contract and other causes of action and seeking monetary damages. The case is in the early stages of discovery.

3. A complaint was filed in the Circuit Court for Knox County, Tennessee on October 15, 2001, against Michael Shearer and Worldbridge Broadband Services, Inc. (Worldbridge). The plaintiff alleges Mr. Shearer, in his capacity as an employee or agent of Worldbridge, while installing cable television equipment at the plaintiffs residence did negligently cause his (the defendant's) vehicle to move forward down the plaintiffs driveway, striking the plaintiff and causing physical injury requiring medical treatment. Attorney for C-COR.net's auto insurance carrier is responding to the complaint.

4. A complaint was filed in the 41st District Court of Kentucky on February 4,2002, against Clyde Eric Roaden and Mike Cardascio and Worldbridge Broadband Services, Inc. (Worldbridge). The plaintiffs allege that Mr. Roaden and Mr. Cardascio, in their capacity as an employees or agents of Worldbridge, while operating a vehicle did negligently cause a collision between the plaintiffs' vehicle and the defendant's vehicle resulting in the destruction of the plaintiffs' vehicle. Attorney for C-COR.net' s auto insurance carrier is responding to the complaint.

5. A compliant was filed in the Circuit Court of the 20th Judicial Circuit in and for Lee County, Florida against James L. Smallen and Worldbridge Broadband Services, Inc. (Worldbridge). The complaint allegs that the he was injured in an October 27, 2000, motor vehicle accident caused by Mr. Smallen's negligent operation of a Worldbridge vehicle. Attorney for C-COR.net's auto insurance carrier is responding to the complaint.

6.   Other outstanding actions include:

          2/2/98 - PJIRCJEEOC Claim 2-2-98. Claimant alleges she was discriminated against due to disability. Status: open.

          5/10/01 - Demand for Relief - Claimant alleges he was discriminated against in reduction in force due to national origin. Status: No further action on this demand letter since 5/01.

          9/4/01 - Demand for Relief - Claimant alleges she was discriminated against due to disability, gender and age. She also alleges retaliation, breach of covenant of good faith and fair dealing, and infliction of emotional stress. Status: open.

          2/8/02 - EEOC Claim. Claimant alleges he was discriminated against in a reduction in force due to being a disabled veteran.

                          Schedule 4.09 - Subsidiaries

1. C-COR Electronics Canada Inc. - a wholly-owned subsidiary of C-COR.net Corp. 377 MacKenzie Avenue, Unit 5
   Ajax, Ontario L1S 2G2
   CANADA

 a.  Authorized capitalization - 1
 b.  Shares issued and outstanding - 1
 c.  Shares owned by C-COR.net Corp. - 1
 d.  Shares owned by Subsidiary - 0


2. Broadband Royalty Corporation - a wholly-owned subsidiary of Broadband Capital Corporation
   Suite 1300
   1105 North Market Street
   Wilmington, DE 19899

Federal ID No. 51-0312863

 a.  Authorized capitalization -100
 b.  Shares issued and outstanding -100
 c.  Shares owned by C-COR.net Corp. - 0
 d.  Shares owned by Subsidiary (Broadband Capital Corporation) -100

3. Broadband Capital Corporation - a wholly-owned subsidiary of C-COR.net Corp. Suite 1300
   1105 North Market Street
   Wilmington, DE 19899

Federal ID No. 51-0267815

 a.  Authorized capitalization -100
 b.  Shares issued and outstanding -100
 c.  Shares owned by C-COR.net Corp. -100
 d.  Shares owned by Subsidiary - 0

4. C-COR Electronics Foreign Sales Corporation - a wholly-owned subsidiary of CCOR.net Corp.
   Mailing Address:
   P.O. Box 12150
   St. Thomas, VI 00801

Physical Address:
Guardian Building
Havensight, 2nd Floor
St. Thomas, VI 00801

Federal ID No. 66-0468271

 a.  Authorized capitalization - 1,000
 b.  Shares issued and outstanding - 100
 c.  Shares owned by C-COR.net Corp. - 100
 d.  Shares owned by Subsidiary - 0

5. C-COR Europe B.V. - a wholly-owned subsidiary of C-COR Europe Holding, B.V. Mailing Address:
   P.O. Box 10.265
   1301 AC Almere
   THE NETHERLANDS

   Physical Address:
   Televisieweg 15
   1322 AC Almere
   THE NETHERLANDS

 a.  Authorized capitalization - 41
 b.  Shares issued and outstanding - 41
 c.  Shares owned by C-COR.net Corp. - 0
 d.  Shares owned by Subsidiary (C-COR Europe Holding, B.V.) - 41

6. C-COR Europe Holding, B.V.
   Mailing Address:
   P.O. Box 10.265
   1301 AC Almere
   THE NETHERLANDS

   Physical Address:
   Televisieweg 15
   1322 AC Almere
   THE NETHERLANDS

 a.  Authorized capitalization - 50
 b.  Shares issued and outstanding - 50
 c.  Shares owned by C-COR.net Corp. - 50
 d.  Shares owned by Subsidiary - 0

7. C-COR de Mexico, S.A. de C.V. - a subsidiary of C-COR.net Corp. Blvd. Pacifico No. 14532-b
   Parque Industrial Pacifico
   Tijuana, B.C., MEXICO

 a.  Authorized capitalization -  100
 b.  Shares issued and outstanding -  100
 c.  Shares owned by C-COR.net Corp. - 99
 d.  Shares owned by Subsidiary (Broadband Capital Corporation) -  1

8. C-COR/Comlux, Inc. - a wholly-owned subsidiary of C-COR.net Corp.

 a.  Authorized capitalization -  10,000
 b.  Shares issued and outstanding -  10,000
 c.  Shares owned by C-COR.net Corp. -  10,000
 d.  Shares owned by Subsidiary - 0

9. Broadband Network Services, Inc. - a wholly owned subsidiary of C-COR.net
   Corp.
   141 Union Blvd.
   Suite 475
   Lakewood, CO 80228

 a.  Authorized capitalization -  100
 b.  Shares issued and outstanding -  100
 c.  Shares owned by C-COR.net Corp. -  100
 d.  Shares owned by Subsidiary - 0

10. Broadband Management Services, LLC - a sole member limited liability company. The sole member is Broadband Network Services, Inc.
    5673 Gibraltar Drive
    Suite 100
    Pleasanton, CA 94588

11. Broadband Sales Company, LLC - sole member limited liability company. The sole member is C-COR.net Corp.

12. C-COR Broadband Communications Europe, GmbH - a subsidiary of C-COR Europe Holding B.V.
 a.  Authorized shares -  N/A
 b.  Shares issued and outstanding -  1
 c.  Shares owned by C-COR.net Corp. - 0
 d.  Shares accrued by Subsidiary (C-COR Europe Holding, BV) -  1

13. C-COR Argentina, SRL - a subsidiary of Broadband Capital Corporation

 a.  Authorized quotes - 100
 b.  Quotas issued and outstanding - 100
 c.  Quotas owned by C-COR.net Corp. - 1
 d.  Quotas owned by Subsidiary (Broadband Capital Corporation) - 99

                     Schedule 4.10 - Pension Related Matters


C-COR.net Corp. 401(k) Plan

C-COR.net Corp. Supplemental Executive Retirement Plan

Broadband Network Services Inc. 401(k)

                        Schedule 4.11 - Title to Property

                                                                           Approximate Square  Owned or
        Location                                Principal Use                   Footage         Leased
        --------                                -------------                   -------         ------
60 Decibel Road                         Administrative Offices and              133,000         Owned
State College, PA 16801                 Engineering

7 Park Avenue                           Idle - under contract to be sold        45,000          Owned
Ardie J. Dillen Industrial Park
Tipton, PA 16684

999 Research Parkway                    Administrative Offices and              33,600          Leased
Meriden, CT 06450                       Engineering


875 Research Parkway                    Development Engineering and             50,000          Leased
Meriden, CT 06450                       Assembly

3585 Monroe St., Santa                  Idle - facility closed                  24,500          Leased
Clara, CA 95054

3950 Johns Creek Court                  Development Engineering                 13,650          Leased
Suwanee, GA 30024

5673 Gibraltar Drive                    Administrative Offices and              18,729          Leased
Suite 100                               Development Engineering
Pleasanton, CA 94588

141 Union Blvd.                         Adminstrative Offices                   4,510           Leased
Suite 475
Lakewood, CO 80228

Blvd. Pacifico No. 14532-b              Manufacturing                           89,400          Leased
Parque Industrial Pacifico
Tijuana, B.C., Mexico

Televisieweg 15                         Adminstrative Offices                   5,100           Leased
1322 AC
Almere, The Netherlands

1974 Otiz Street, Burzaco,              Adminstrative Offices and                               Leased
Buenos Aires, Argentina                 Manufacturing

Gutensteiner Str. 15                    Adminstrative Offices and                               Leased
A-9020                                  Manufacturing
Klagenfurt, Austria

                            Schedule 4.12 - Contracts

Agreement and Plan of Merger dated as of March 29, 2001, between the C-COR.net Corp., Broadband Management Solutions, LLC and MobileForce Technologies, Inc.

Agreement and Plan of Merger as of July 2, 2001, between Aerotech
Communications, Inc. and Worldbridge Broadband Services, Inc.

Rights Agreement, dated as of August 17, 1999, between C-COR.net Corp. and American Stock Transfer and Trust Co., as Rights Agent, including the Form of Statement with Respect to Shares as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights as Exhibit C

1988 Stock Option Plan

1989 Non-Employee Directors' Non-Qualified Stock Option Plan

C-COR.net Corporation Incentive Plan

Stock Option Plan (Silicon Valley Communications Employees Only)

Stock Option Plan (Worldbridge Broadband Employees Only)

Stock Option Plan (Former MobileForce, Tech 1997 Stock Plan)

C-COR.net Corp Retirement Savings and Profit Sharing Plan

C-COR.net Supplemental Executive Retirement Plan

Worldbridge Broadband Services 401(K) Plan

C-COR Electronics Inc. 1992 Stock Purchase Plan

Amendment to Employment Agreement dated January 18, 2000, between C-COR.net Corp. and Gerhard B. Nederlof

Amendment to Employment Agreement dated January 18, 2000, between C-COR.net Corp. and David A. Woodle

Employment Agreement dated February 18, 2000, between Worldbridge Broadband Services, Inc. and Paul Janson.

Indemnification Agreements with certain Executive Officers

Supplemental Retirement Plan Participation Agreements with certain Executive Officers

Change of Control Agreements with certain Executive Officers

Fiscal year 2001/2002 Incentive and Retention Plan (IRP).

Credit Agreement dated August 9, 1999, between C-COR.net Corp. and Broadband Capital Corporation as borrowers, and The Banks Parties Hereto From Time to Time and Mellon Bank, N.A. as Agent.

First Amendment to Credit Agreement dated August 9, 1999, between C-COR.net Corp. and Broadband Capital Corporation as borrowers, and The Banks Parties Hereto From Time to Time and Mellon Bank, N.A. as Agent, dated December 29, 1999.

Second Amendment to Credit Agreement dated August 9, 1999, between C-COR.net Corp. and Broadband Capital Corporation as borrowers, and The Banks Parties Hereto From Time to Time and Mellon Bank, N.A. as Agent, dated May 4,2000

Third Amendment to Credit Agreement dated August 9, 1999, between C-COR.net Corp. and Broadband Capital Corporation as borrowers, and The Banks Parties Hereto From Time to Time and Mellon Bank, N.A. as Agent, dated November 24, 2000

Fourth Amendment to Credit Agreement dated August 9, 1999, between C-COR.net Corp. and Broadband Capital Corporation as borrowers, and The Banks Parties Hereto From Time to Time and Mellon Bank, N.A. as Agent, dated June 24, 2001.

Fifth Amendment to Credit Agreement dated August 9, 1999, between C-COR.net Corp. and Broadband Capital Corporation as borrowers, and The Banks Parties Hereto From Time to Time and Mellon Bank, N.A. as Agent, dated November 29, 2001.

Sixth Amendment to Credit Agreement dated August 9, 1999, between C-COR.net Corp. and Broadband Capital Corporation as borrowers, and The Banks Parties Hereto From Time to Time and Mellon Bank, N.A. as Agent.

Master Lease Agreement dated as of April 28, 1999 between C-COR.net Corp and Bankers Direct Leasing, a division of EAB Leasing Corp.

Insurance Contracts as outlined in Schedule 4.29

                      Schedule 4.18 - Compliance With Laws

                                      None

                  Schedule 4.19 - Patents, Licenses, Franchises

                Patent or Patent
                  Application
                    Number                       Title                                                    Date
                ----------------                 -----                                                    ----
    Patents
                   4,394,631    Radio Frequency Choke and Method of Use                                  7/19/83
                                Feed Forward Circuit And A Method For Aligning And Balancing
                   4,517,521    The Same                                                                 5/14/85
                                Method For Attaching A Printed Circuit Board To A Connector For
                   4,698,906    Testing Purposes                                                        10/13/97
                   4,737,111    RF Connector For Use In Testing A Printed Circuit Board                  4/12/88
                   5,130,664    One GHZ CATV Repeater Station                                            7/14/92

                   5,459,607    Synchronous Optical Digital Transmission System and Method              10/17/95
                   5,641,953    Safety Interlock System for Telecommunication Amplifiers                 1/24/97
                   5,734,762    Optical Isolator System and Method                                       3/31/98
                   5,745,276    Universal Optical Signal Receiver                                        4/28/98
                                System and Method For Routing Data Messages Through A Cable
                   5,841,468    Transmission System                                                     11/24/98
                   5,907,422    Universal Optical Signal Receiver                                        5/25/99
                   6,055,278    Linearization Circuits and Methods                                       4/25/00

      Patent
    Applications
                  09/471,431    Return Path Architectures For CATV Networks                             12/23/99
                  09/590,933    Adaptive Filter For Reducing Ingress Noise In CATV Return Signals         6/8/00
                                Ampliltude and Phase Transfer Linearization Method and Apparatu          4/19/01
                                Lossy Linearizers for Analog Optical Transmitters                       11/22/00
                  09/517,039    Intermediate Frequency Video Decoder                                      3/2/00


                      Schedule 4.20 - Ownership and Control

C-COR.net Corp.'s authorized capital stock of consists of (i) 100,000,000 shares of Common Stock, of which 35,920,069 shares were outstanding as of February 19, 2002 and (ii) 2,000,000 shares of preferred stock, no par value, none of which is outstanding. As of February 19, 2002, there were options to acquire 6,354,912 shares of Common Stock issued and outstanding and there were warrants to acquire 300,149 shares of Common Stock issued and outstanding. All of the issued and outstanding shares of Parent Common Stock are validly issued and are fully paid, nonassessable and free of preemptive rights.


C-COR.net Corp. also has a stock option program for employees and directors (the Stock Option Plan of 1998) that provides for issuance of options at the time of hire and on an annual basis thereafter.

To the Company's knowledge the following parties own in excess of 5% of C-COR common stock as of February 25,2002.

Citigroup Inc. - 4,942,422

Berger, LLC - 3,000,000

See Schedule 4.09 for authorized capitalization of Broadband Capital Corporation and Subsidiaries.

                            Schedule 4.24 - Business

                                 ABOUT C-COR.net
                                 ---------------

We provide technology and services to the global market for the full network life cycle of two-way hybrid fiber coaxial cable broadband networks. Our principal customers are the largest cable operators in the United States as well as many smaller domestic cable operators and several international cable operators. Our core strategy is to leverage our 48-year reputation for quality and service, our strong customer relationships and our extensive installed base of transmission equipment to provide a broad line of flexible, reliable and cost-effective network products and service solutions. We offer a comprehensive range of products, including digital video transport equipment, optical transmitters and receivers, optical nodes, and optical and radio frequency amplifiers. Our services focus on enabling reliable, high-speed, broadband communications over hybrid fiber coaxial cable networks, and include network engineering, design, construction, activation, optimization, certification, maintenance and operations. Our products and services enable cable network operators to offer applications such as digital television, Internet, telephony and video-on-demand.

In August 2001, we realigned our business into three divisions to position ourselves better in the market to deliver a broad complement of advanced network products and services to the broadband market. Each of these divisions focuses on a market segment that is key to network integrity:

The Broadband Communications Products Division, headquartered in Meriden, Connecticut, with supporting facilities in the United States, Mexico, Austria and Argentina, is responsible for development, management, production, support and sale of our advanced digital video transport, optical and radio frequency equipment.

The Broadband Management Solutions Division, headquartered in Pleasanton, California, with an engineering facility in State College, Pennsylvania, is responsible for development, integration, management, implementation, support and sale of our solutions to operate and manage reliable, high-quality multi-service networks. The division's flagship products include COR-Convergence, an integrated service management platform that takes the best in standards-based network management technology and integrates it with customer care and billing data sources to provide a real-time view of network, customer and service status, and a suite of field service management tools that combines browser-based business applications with real-time connectivity to the mobile workforce through wireless data connections and mobile computing devices.

The Broadband Network Services Division, headquartered in Lakewood, Colorado, with satellite offices in the northeast, midwest, southeast and western regions of the United States, provides outsourced technical field services, including broadband network engineering and design, construction, activation, optimization, certification, maintenance and operations.

           Schedule 4.26 - Partnerships and Other Affiliated Entities

                            Schedule 4.29 - Insurance

Coverage             Term            Policy Number      Company
--------------------------------------------------------------------------------
Property & Boiler    7/1/2001-02     31-3-67743         Industrial Risk Insurers

$127,306,000 Policy Amount at Inception


Special Form          Subject to Policy Exclusions and Limitations - Per
                        Schedule of Values on File
     Included         Agreed Amount-Replacement Cost
     Included         Real & Personal Property
     Included         Business Interruption
     Included         Boiler & Machinery
$    1,000,000        Extra Expense
$    250,000          Expediting Expenses
$    250,000          Contingent BJ/EE
$    50,000,000       Earthquake - Annual Aggregate, except
$    1,000,000        Earthquake - Annual Aggregate, Santa Clara, CA Facility
$    50,000,000       Flood - Annual Aggregate, except:
$    2,500,000        Flood - Annual Aggregate, Santa Clara, CA Facility
$    5,000,000        Accounts Receivable
$    1,000,000        Valuable Papers
$    250,000          Valuable Papers in Transit and Off Premises
$    500,000          In Transit (U.S., Canada, P.R., Virginia Islands)
$    500,000          Miscellaneous Unnamed Locations
$    350,000          Exhibition
$    100,000          Excess Hazardous Material Clean Up of Land & Water
$    500,000          Off-Premises Power PD/BI Combined
$    5,000,000        Debris Removal (or 25% of Loss, whichever is greater)
$    1,000,000        Communicable Disease - Annual Aggregate
$    Included         Contingent Liability/Building Laws DICC

Coverage             Term            Policy Number      Company
--------------------------------------------------------------------------------
Property & Boiler (Continued)

  Deductible Amounts:
  $ 100,000 All Other
  $ 100,000 Boiler & Machinery & 1XADV Time Element
  $ 100,000 Earthquake
  $ 100,000 Flood - except: $75,000 - Santa Clara, CA Facility excess of NFIP coverage
  $ 5,000   Transit, Accounts Receivables, Valuable Papers
    24 HourWaiting Period Loss of Utilities (Off Premises Power)
    24 HourWaiting Period Business Interruption from Electric Arcing, Mechanical
        Breakdown or Steam Boiler

Special Provisions:
Idle, Vacant or Unoccupied Property Endorsement (applies to Reedsville & Tipton) Errors & Omissions Clause
Extended Period of lndemnity-90 Days
Notice of Occurrence
$1,000,000 Newly Acquired Property and BI (180 Days to Report)

National Flood       3/18/2001-02    99013679152001     The Hartford
 Insurance Program
  Santa Clara, CA Facility
  Primary Flood Insurance
  $ 170,500  Building (I&B)
  $ 500,000  Contents
  $ 500     Deductible

Coverage             Term            Policy Number      Company
--------------------------------------------------------------------------------
Excess Flood         2/15/2001-02    AEF00266           Underwriters at Lloyds
 Insurance
  Santa Clara, CA Facility
  $ 7,855,000 Blanket Building, Contents & Business Interruption
  Excess of $75,000 IRI Deductible and $500,000 NEIP Coverage

Earthquake DIC       7/1/2001-02     D1C11508           Westport Insurance
 Insurance                                              Company
  Santa Clara, CA Facility
  $ 9,855,000 Excess of $1,000,000 Primary

Commercial Package   9/15/2001-02    TE064 1399         St. Paul Fire & Marine
 (Property, Inland Marine, GL, Auto, E&O, Umbrella)      Insurance Co.

  Property/Inland Marine
  $ 232,500   Blanket Building & BPP (Riverside, CA; Goodlettsville, TN;
                Lakewood, CO; San Diego, CA and Simi Valley, CA)
  $ 400,000   Blanket Third Party Inventory
  $ 125,000   Building - Simi Valley, CA
  $ 1,000     Deductible, per event
  $ 2,471,000 Scheduled Contractors Equipment
  $ 200,000   Unscheduled Contractors Equipment, maximum of $10,000 per item
               (Auditable)
  $1,000      Deductible

Coverage             Term            Policy Number      Company
--------------------------------------------------------------------------------

Commercial Package (Continued)

  Commercial General Liability
  $ 2,000,000 General Total Limit (Per Project, Per Location)
  $ 1,000,000 Products and Completed Work Total Limit
  $ 1,000,000 Personal Injury
  $ 1,000,000 Advertising Injury
  $ 1,000,000 Each Event
  $ 500,000   Premises Damage Limit
  $ 10,000    Medical Expenses Limit

Employee Benefits Liability
  $ 1,000,000 Each Wrongful Act
  $ 3,000,000 Total Limit
  $ 1,000     Deductible

Automobile Liability
  $ 1,000,000 Liability per Accident
Hired Auto Physical Damage Coverage
Actual Cash Value up to $80,000 on Trucks
Actual Cash Value up to $30,000 on Private Passengers (PPTs)
$100/250 Deductibles on Comp & Collision on PPTs
$500/1,000 Deductibles on Trucks
No Physical Damage Coverage on Owned Automobiles

Coverage             Term            Policy Number      Company
--------------------------------------------------------------------------------

Commercial Package (Continued)

  Errors & Omissions Liability
  $ 3,000,000 Each Wrongful Act
  $ 3,000,000 Total Limit
  $ 50,000    Deductible, Each Wrongful Act
  Exclusion for Broadband Management Solutions (insured separately)


  Commercial Umbrella
  $ 30,000,000 General Total Limit (Per Project, Per Location)
  $ 30,000,000 Products and Completed Work Total Limit
  $ 30,000,000 Personal Injury
  $ 30,000,000 Advertising Injury
  $ 30,000,000 Each Event
  $ 10,000     Deductible applicable to events not covered by underlying
                insurance


Errors and Omissions 10/5/2001-02    GU6617377          Gulf Underwriters
 Liability                                              Insurance Co.
(Broadband Management Solutions)
  $ 3,000,000 Each Wrongful Act
  $ 3,000,000 Total Limit
  $ 50,000    Deductible, Each Wrongful Act

Coverage             Term            Policy Number      Company
--------------------------------------------------------------------------------

Marine Open Cargo    7/1/2001-02     390JM2420          St. Paul Fire & Marine
                                                        Insurance Co.

  $ 50,000 Steamer
  $ 50,000 Air
  $ 50,000 On Deck
  $ 10,000 Mail/Parcel Post
  $ 10,000 Registered Mail
  $ 0      Barge or Tow
  $ 0      Deductible


Workers' Compensation 9/15/2001-02   RH00464506/        Royal Indemnity Company
& Employer's Liability               R2TC464508

  Workers' Compensation Benefits - Statutory
  Employer's Liability:
  $ 1,000,000 Bodily Injury each Accident, Each Accident
  $ 1,000,000 Bodily Injury by Disease, Policy Limit
  $ 1,000,000 Bodily Injury by Disease, Each Employee


Excess Workers'      7/1/2001-02     H35-3701693        Republic Western
Compensation & Employer's Liability (Pennsylvania)      Specialty Underwriters,
                                                        Inc.

  Workers' Compensation Benefits - Statutory
  Employer's Liability:
  $ 300,000   Insured Retention for each Accident/Disease
    None      Aggregate Retention
  $ 1,000,000 Aggregate Limit of Indemnity

Coverage             Term            Policy Number      Company
--------------------------------------------------------------------------------

Contractor's         12/19/2001-02   GPO 1958237        American International
Pollution Liability                                     Specialty Lines
(Worldbridge Broadband Services, Inc.)                  Insurance Co. (AIG)

  $ 1,000,000 Each Loss
  $ 2,000,000 Aggregate
  $ 5,000     Deductible, each loss


Racing Owner's       8/2/2001-02     KSPOOO3 803776201  TIG Insurance Company
General Liability & Participants Legal Liability
(Mini Grand Prix Event)

   $ 1,000,000 General Liability, each occurrence
   $ 1,000,000 Participants Legal Liability, each occurrence
   $ 1,000,000 Personal & Advertising Injury, aggregate
   $ 300,000   Fire Legal Liability
   $ 5,000     Medical Payments

Coverage             Term            Policy Number      Company
--------------------------------------------------------------------------------

Directors & Officers 4/30/2001-02    873-09-90          National Union Fire
 Liability                                              Insurance Company (AIG)
     $ 10,000 000 Policy Aggregate
     $ 500,000 Retention

Directors & Officers 4/30/2001-02    CKX0005064         North American Specialty
 Liability                                              Insurance Co.
1 st Layer Excess
     $ 5,000,000 Each Loss
     $ 5,000,000 Combined Aggregate

Directors & Officers 4/30/2001-02    PSF003090          Royal Insurance Company
 Liability
2nd Layer Excess
     $5,000,000 Each Limit Period

Directors & Officers 4/30/2001-02    538CM0203          St. Paul Mercury
 Liability                                              Insurance Company
3rd Layer Excess
     $ 5,000,000 Limit of Liability

Directors & Officers 4/30/2001-02    3DY-01-6094-00     Lumbermens Mutual
 Liability                           Company (Kemper)   Casualty
4th Layer Excess
     $ 5,000,000 Each Loss
     $ 5,000,000 Maximum Aggregate

Coverage             Term            Policy Number      Company
--------------------------------------------------------------------------------

Directors & Officers, 2/21/2000-03   8127-90-45-A       Federal Insurance
Employment Practices, Fiduciary and Outside             Company (Chubb Group)
Directorship Liability Runoff
(Worldbridge Broadband Services)

  Coverage for Wrongful Acts occurring prior to 2/21/2000, but which have not yet been discovered
  $ 5,000,000 Each Loss
  $ 5,000,000 Each Policy period
  $ 200,000   Deductible applies to EPL and D&O losses

Fiduciary Liability  4/30/2001-02    873-13-30          National Union Fire
(AIG)                                                    Insurance Co.
  $ 3,000,000 Limit of Liability
  $ 10,000    Retention, Indemnifiable Loss
    None      Retention, Non-Indemnifiable Loss


Employment Practices 9/15/2001-02    8168-8728          Federal Insurance
Liability                                               Company (Chubb Group)

  $ 3,000,000 Each Claim
  $ 3,000,000 Aggregate
  $ 100,000   Deductible, each claim

Coverage             Term            Policy Number      Company
--------------------------------------------------------------------------------

Commercial Crime     9/15/2001-02    3F 967 307-01      Lumbermens Mutual
                                                        Casualty Company(Kemper)
  $ 500,000 Employee Dishonesty
  $ 500,000 Employee Dishonesty - Third Party Coverage for Property of Clients
            or Customers
  $ 500,000 Forgery or Alteration
  $ 500,000 Theft, Disappearance & Destruction (Inside/Outside)
  $ 500,000 Computer Fraud
  $ 1,000   Deductible


Kidnap & Ransom      4/30/01-04      646-6988           National Union Fire
(AIG)                                                   Insurance Co.
  $ 2,000,000 Ransom Monies, each loss
  $ 2,000,000 In Transit/Delivery, each loss
  $ 2,000,000 Expenses, each loss
    Unlimited Consultants
  $ 2,000,000 Judgements, Settlements and Defense Costs, each loss
  $ 250,000   Death or Dismemberment, each person
  $ 1,000,000 Death or Dismemberment, each incident
    None      Deductible

  Note: No coverage applies while in Colombia.

Travel/Accident      4/1/2001-02     SR 83085962        Continental Casualty
(CNA)                                                   Company
  $ 250,000   Class I - Executive Officers
  $ 100,000   Class II - All other Employees
  $ 1,500,000 Aggregate Limit, per accident
    None      Deductible

Coverage             Term            Policy Number      Company
--------------------------------------------------------------------------------

Mexican Local        7/1/2001-02     QE108263           Seguros Comercial
Admitted                                                America

  Property
  $ 1,000,000  Building
  $ 28,140,000 Business Contents, including Inventory
  $ 175,000    Electronic Equipment
  $ 4,700,000  Machinery Breakdown
  $ 35,000     Cash and/or Securities (Inside or Outside)
  $ 13,000,000 Business Interruption - Fixed Expenses and Salaries for 12 months

  Deductibles
  $ 10,000     All Risk Property Damage, except
        1% of Sum Insured for Hurricane, Hail, Windstorm or Flood ($10,000 minimum)
        2%     of Sum Insured for Earthquake
        1%     of Electronic Equipment Damage value ($350 minimum)
        2%     of Machinery Damage value ($10,000 minimum)
        1%     of Sum Insured for Cash and/or Securities
    3 Days     Business Interruption (except 7 Days for Earthquake)

  General Liability
  $ 1,000,000  Limit of Liability
  $ 500,000    Tenant's Fire Legal Liability
  $ 100,000    Excess Auto Liability
  10%          of the loss ($1,000 minimum) - Deductible

Coverage             Term            Policy Number      Company
--------------------------------------------------------------------------------

Argentina Local Admitted

General Liability    8/1/2001-02     103.56             AIG Argentina
  $ 1,000,000 Per Occurrence
  $ 1,000,000 Annual Aggregate

Property             8/1/2001-02     127699             St. Paul Argentina
Coverage Includes : Fire, Hurricane, Cyclone, Tornado, Hail
  $ 1,200,000 Building
  $ 1,210,000 General Contents
  $ 2,100,000 Raw Materials and Finished Goods (Fire Only)

Marine               8/1/2001-02     261.857            St. Paul Argentina
Coverage Includes Imports & Exports
  $ 1,000,000 Limit
  $ 25,000    Deductible

Electronic Data      8/1/2001-3/3/02 Unknown            St. Paul Argentina
Equipment
  $ 663,074    All Risk EDP
Deductibles:
  $ 200        Up to sum insured of $5,000
  10%          Over sum insured of $5,000 ($300 minimum)

Automobile           8/1/2001-02     4178512            St. Paul Argentina
  $ 30,000     Limit

Workers' Compensation 6/30/1997-02   156744             La Caja Cia de Seguros
Statutory As Per Law 24557

Coverage             Term            Policy Number      Company
--------------------------------------------------------------------------------

Austria Local Admitted - All limits shown in Austrian Schilling (ATS)

Property             1/1/1999-11/1/09 91-F500.631-1     Wiener Staedtische
  88,018,000 Equipment
  20,000,000 Stock
  20,000     Cash and Securities under Simple Lock
  100,000    Reproduction costs for files and data
  9,732,000  Debris Removal
  1,843,000  Extra Costs for Contaminated Soil
  25%        Deductible for each and every Contaminated Soil loss

Burglary, Water      9/1/1998-11/1/09 K1-G637.906.J     Wiener Staedtische
Damage and Cash Courier
  91,018,000 Equipment and Stock
  3,239,892  Burglary - reduced coinsurance
  3,239,892  Water Damage - reduced coinsurance
  20,000     Cash Courier

Business Interruption 9/1/1998-11/1/09  92-F500.632-2   Wiener Staedtishce
  100,000,000 Gross Profit
  20,000,000  20% Leeway
  12 Months   Indemnity Period

Coverage             Term            Policy Number      Company
--------------------------------------------------------------------------------
Austria Local Admitted (Continued) - All limits and premiums shown in Austrian Schilling (ATS)

  Inland Marine      8/21/1998-11/1/09  15-C524.080-8   Wiener Staedtische

     Coverage:Transports of electronic component parts inside of Austria
        5,000,000 Per Means of Transportation

  Inland Marine      8/21/1998-11/1/09  15-CS 24.081-9  Wiener Staedtische

     Coverage:Transports of electronic component parts outside of Austria
        5,000,000 Per Means of Transportation

  General Liability  11/1/1999-09    08-D600033/J       Wiener Staedtische

     Coverage:Production and distribution of electronic component parts
        100,000   Limit of Liability

Deductibles:
   10%            Environmental and Tenants Liability, each and every loss
                    (minimum 10,000)
   50,000         USA/Canada, each and every loss

Coverage             Term            Policy Number      Company
--------------------------------------------------------------------------------

International Package 7/1/2001-02    TE06401 186        St. Paul Fire & Marine
 DIC                                                    Insurance Co.

  Property
  Locations Insured:
    2713-B Parque Industrial Pacifico
    22670 Tijuana, Baja California, Mexico
    A-9020 Klagenfurt, Gutensteinstrasse 15 and Ebentalerstrasse 139
    Ortiz 1974 Esq. Buenos Aires, Burzaco Prov. De Buenos Aires, Argentina

  Limits:
  $ 41,505,699 Blanket Building and Contents (Including Computers) $ 24,874,532 Blanket Earnings and Expense
  $ 500,000    Devaluation of Currency
  $ 250,000    Newly Acquired Real Property
  $ 100,000    Newly Acquired Business Personal Property
  $ 500,000    Property in Transit
  $ 500,000    Tenants', Neighbors' and Landlords' Liability
  $ 300,000    Unscheduled Locations

Deductibles:
  $ 10,000     All coverages per event, except
  $ 5,000      Portable Computers


General Liability
  $ 1,000,000  General Total Limit
  $ 1,000,000  Products/Completed Work Total Limit
  $ 1,000,000  Personal Injury
  $ 1,000,000  Advertising Injury
  $ 1,000,000  Each Event
  $ 500,000    Premises Damage
  $ 10,000     Medical Expenses

Coverage             Term            Policy Number      Company
--------------------------------------------------------------------------------

International Package DIC (Continued)

  Employee Benefits Liability
  $ 1,000,000     Each Wrongful Act
  $ 3,000,000     Total Limit
  $ 1,000         Deductible, each wrongful act


  Auto DIC/Excess Coverage - Hired and Non-Owned Autos
  $ 1,000,000     Limit of Liability, each accident
  $ 10,000        Medical Expense, each person
  $ 50,000        Medical Expense, each accident
  $ 1,000         Physical Damage (Borrowed Autos only)
  $ 250           Physical Damage Deductible (Borrowed Autos Only)


  Foreign Voluntary Compensation & Employer's Liability - U.S. and Canadian Employees of Insured

  Workers' Compensation Benefits - State of Hire
  Employer's Liability:

  $ 1,000,000     Bodily Injury each Accident, Each Accident
  $ 1,000,000     Bodily Injury by Disease, Policy Limit
  $ 1,000,000     Bodily Injury by Disease, Each Employee
  $ 250,000       Transportation Expense (Repatriation), any one employee
  $ 1,000,000     Transportation Expense (Repatriation), policy limit

                       Schedule 4.30 - Hazardous Materials

                                      None

                              Schedule 7.02 - Liens

Date Filed     Secured Party           UCC No.           Description
----------     -------------           -------           -----------
5/19/00        Bankers/ Softech/       31641288          Computer equipment
               Midstates
7/7/00         Bankers/ Softech/       31821145          All property subject
               Midstates                                 of leasing agreement
8/29/01        Agilent Financial       34280524          Communication
               Services                                  equipment
11/26/01       Bankers/ Softech/ EAB   34620099          Blanket lien language

Broadband Network Services (d/b/a Worldbridge Broadband Services, Inc.)

Date Filed     Secured Party           UCC No.           Description
----------     -------------           -------           -----------
9/17/01        GELCO                   20011124915       2 Chevrolet trucks
1/10/02        John Deere Credit       20022007461       2 Ingersoll
                                                         compressors
12/17/97       Bankvest Capital        199772115687      Telecommunications
                                                         equipment
5/21/98        Bankvest Capital        19982033379       Corporate hardware

Broadband Management Solutions, LLC (including former MobileForce Technologies,
 Inc.)

Date Filed     Secured Party           UCC No.           Description
----------     -------------           -------           -----------
2/5/98         Colonial Pacific        9804260733        Telecommunications
               Leasing                                   equipment
7/20/00        NEC America Inc.        20760650          NEC Computer
                                                         system
11/6/00        Comdisco, Inc.          31460529          Equipment pursuant
                                                         to lease
3/23/01        GE Capital/ Colonial    108760734         Computer equipment
               Pacific
3/23/01        GE Capital/ Colonial    108760737         Computer equipment
               Pacific
3/26/01        Fidelity Leasing        108860889         Computer equipment
3/26/01        Fidelity Leasing        108960501         Equipment pursuant
                                                         to lease
6/14/01        IBM Credit Corp         117260581         Equipment pursuant
                                                         to lease
6/23/00        Loukianoff vs.          C-828069          General civil
               MobileForce
               Technologies

                          Schedule 7.03 - Indebtedness

Loan with Altoona-Blair County Development Corporation - Pennsylvania Industrial Development Authority No. 6894 - approximately $162,000 balance remaining with monthly payments through January, 2006.

Loan with Centre County Industrial Development Corporation - Pennsylvania Industrial Development Authority No. 7622 - approximately $1,198,630 balance remaining with monthly payments through December, 2010.

Intercompany Credit Agreement between C-COR.net Corp., Broadband Capital Corporation, and the other subsidiaries of C-COR.net Corp.

Funding agreement with Austrian R&D funding institution (Forschungsfonds fuer die Geweffliche Wirtschaft) - approximately 4.7 million ATS $300,000 USD with expected payoff date of March 2003.

              Schedule 7.04 - Guarantees and Contingent Liabilities

Under the terms of its acquisition agreements with Aerotec Communications, Inc. and MobileForce Technologies, Inc., respectively, C-COR.net is liable for the following contingent payment if certain performance targets are achieved:

Aerotec - up to $3.75 million if targets are achieved through June 30, 2003. MobileForce - up to $13.5 million if targets are achieved through April 30, 2002.

                      Schedule 7.05 - Loans and Investments

Investment accounts with the following institutions:

         CIBC Worldmarkets/CIBC Oppenheimer
         First Union National Bank
         Mellon Bank
         M&T Bank
         Mellon Private Asset Management

Convertible Secured Loan to Fortress Technologies, Inc. - $1.4 million